Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-176914

The information in this preliminary  prospectus supplement  is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these motes in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated May 30, 2012.

Prospectus Supplement to the Prospectus dated September 19, 2011 and the
Prospectus Supplement dated September 19, 2011 — No.

The Goldman Sachs Group, Inc.

Medium-Term Notes, Series D

$

Basket-Linked Notes due

(Linked to the Best Performing of Three Baskets, Each Reflecting Differently Weighted Currency, Commodity, Equity and Treasury Bond Exposures)

Your notes will not pay interest. The amount that you will be paid on your notes on the stated maturity date (set on the trade date, expected to be the third scheduled business day after the determination date, subject to adjustment) is based on the return of the best performing of the three baskets described below as measured from the trade date to and including the determination date (set on the trade date, expected to be approximately five years after the trade date, subject to adjustment). If the return on the best performing basket is zero or negative you will receive the face amount of your notes.

To determine your payment at maturity, we will first calculate the return for each basket, which will equal the sum of the weighted returns of the components in such basket (determined on the determination date relative to the trade date). We refer to the greatest return of the three baskets as the best performing basket return. The best performing basket return may reflect a positive return (based on any increase in the level of the best performing basket over the life of the notes) or a negative return (based on any decrease in the level of the best performing basket over the life of the notes).  On the stated maturity date, for each $1,000 face amount of your notes:

•                   if the best performing basket return is positive, you will receive an amount in cash equal to the sum of (i) $1,000 plus (ii) the product of $1,000 times the best performing basket return; or

•                   if the best performing basket return is zero or negative, you will receive an amount in cash equal to $1,000.

The amount that you will be paid on your notes will not be affected by any return for any basket other than the return on the best performing basket on the determination date.  In addition, the notes do not pay interest, and no other payments on your notes will be made prior to the stated maturity date.

Each basket will be comprised of the same four components but the weights of the components in each basket will vary, in each case as set forth in the table below.  The return of each basket will equal the sum of the weighted returns of the components in such basket.  For each component, the weighted return is the return for such component times the applicable weight indicated in the table below.

Components		Basket
	Basket A	Basket B	Basket C
Currency Component	15%	10%	5%
Commodity Component	5%	10%	15%
Equity Component	25%	40%	55%
Treasury Bond Component	55%	40%	25%

The return of each component will be measured by the percentage increase or decrease in the level of such component from the trade date to and including the determination date.  The Currency Component is an equally weighted basket comprised of the Brazilian real/U.S. dollar, British pound/U.S. dollar, European Union euro/U.S. dollar and Japanese yen/U.S. dollar exchange rates.  The Commodity Component is the S&P GSCI® Excess Return Index.  The Equity Component is an equally weighted basket comprised of the S&P 500® Index, EURO STOXX 50® Index, TOPIX and iShares® MSCI Emerging Markets Index Fund.  The Treasury Bond Component is the iShares® Barclays 7-10 Year Treasury Bond Fund.  In each case, the initial level for a component or the basket underliers that make up such component will be the closing level on the trade date or, in the case of the currency component, the exchange rate at specified times on the trade date.

Because we have provided only a brief summary of the terms of your notes above, you should read the detailed description of the terms of the notes found in “Summary Information” on page S-1 and “Specific Terms of Your Notes” on page S-30.

The estimated value of your notes on the trade date at the time the terms of your notes are set (as determined by reference to pricing models used by Goldman, Sachs & Co. and taking into account our credit spreads) is equal to approximately $     (to be determined on the trade date) per $1,000 face amount of your notes, which is less than the original issue price.  The value of your notes at any time will reflect many factors and cannot be predicted; however, the price at which Goldman, Sachs & Co. would initially buy or sell notes (if Goldman, Sachs & Co. makes a market, which it is not obligated to do) and the value that Goldman, Sachs & Co. will initially use for account statements and otherwise will exceed the estimated value of your notes as determined by reference to these models.  The amount of the excess will initially equal $      per $1,000 face amount, which will decline on a straight line basis over the period from the date hereof through November   , 2012.  Your investment in the notes involves certain risks, including, among other things, our credit risk.  We encourage you to read “Additional Risk Factors Specific to Your Notes” on page S-10 of this prospectus supplement so that you may better understand the risks of your investment.

Original issue date (settlement date):		Original issue price:	% of the face amount
Underwriting discount:	% of the face amount	Net proceeds to the issuer:	% of the face amount

The issue price, underwriting discount and net proceeds listed above relate to the notes we sell initially.  We may decide to sell additional notes after the date of this prospectus supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in notes will depend in part on the issue price you pay for such notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement, the accompanying prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs may use this prospectus supplement in the initial sale of the notes. In addition, Goldman, Sachs & Co. or any other affiliate of Goldman Sachs may use this prospectus supplement in a market-making transaction in a note after its initial sale.  Unless Goldman Sachs or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

Goldman, Sachs & Co.

Prospectus Supplement dated            , 2012.

SUMMARY INFORMATION

We refer to the notes we are offering by this prospectus supplement as the “offered notes” or the “notes”.  Each of the offered notes, including your notes, has the terms described below and under “Specific Terms of Your Notes” on page S-30.  Please note that in this prospectus supplement, references to “The Goldman Sachs Group, Inc.”, “we”, “our” and “us” mean only The Goldman Sachs Group, Inc. and do not include any of its consolidated subsidiaries.  Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated September 19, 2011, as supplemented by the accompanying prospectus supplement, dated September 19, 2011, in each case relating to the Medium-Term Notes, Series D of The Goldman Sachs Group, Inc.  References to the “indenture” in this prospectus supplement mean the senior debt indenture, dated July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.

Key Terms

Issuer:  The Goldman Sachs Group, Inc.

Baskets:  each of the three baskets will be comprised of the same four components:  a currency component, a commodity component, an equity component and a treasury bond component.  Each of the currency component, commodity component, equity component and treasury bond component will be comprised of one or more underliers and each component will be weighted differently within each basket according to the applicable weighting percentage set forth below.  For information on the baskets and components see “The Baskets” on page S-44.  For information on the underliers comprising each component see “The Underliers” on page S-46.

Currency Component:  an equally weighted basket comprised of the Brazilian real/U.S. dollar exchange rate (BRL/USD), the British pound/U.S. dollar exchange rate (GBP/USD), the European Union euro/U.S. dollar exchange rate (EUR/USD) and the Japanese yen/U.S. dollar exchange rate (JPY/USD) (together, the “currency underliers”).  The exchange rate for each currency underlier will be expressed as such currency underlier value of one U.S. dollar.

Commodity Component:  the S&P GSCI® Excess Return Index, as maintained by Standard & Poor’s Financial Services LLC (“Standard & Poor’s”) (Bloomberg: “SPGSCIP <Index>”) (the “commodity underlier”)

Equity Component:  an equally weighted basket comprised of:  the S&P 500® Index (Bloomberg ticker “SPX”), as published by Standard & Poor’s; the EURO STOXX 50® Index (Bloomberg ticker “SX5E”), as published by STOXX Limited; the TOPIX (Bloomberg ticker “TPX”), published by the Tokyo Stock Exchange, Inc.; and the iShares® MSCI Emerging Markets Index Fund (Bloomberg ticker “EEM UP”) (together, the “equity underliers”)

Treasury Bond Component:  the iShares® Barclays 7-10 Year Treasury Bond Fund (Bloomberg ticker “IEF UP”) (the “treasury bond underlier”)

Specified currency:  U.S. dollars (“$”)

Face amount: each note will have a face amount of $1,000 or integral multiples of $1,000 in excess thereof; $               in the aggregate for all the offered notes; the aggregate face amount of the offered notes may be increased if the issuer, at its sole option, decides to sell an additional amount of the offered notes on a date subsequent to the date of this prospectus supplement

Cash settlement amount (on the stated maturity date):  for each $1,000 face amount of your notes, we will pay you on the stated maturity date an amount in cash equal to:

•                  if the best performing basket return is positive, you will receive an amount in cash equal to the sum of (i) $1,000 plus (ii) the product of $1,000 times the best performing basket return; or

•     if the best performing basket return is zero or negative, you will receive an amount in cash equal to $1,000

Purchase at amount other than face amount: the amount we will pay you at the stated maturity date for your notes will not be adjusted based on the issue price you pay for your notes, so if you acquire notes at a premium (or discount) to face amount and hold them to the stated maturity date, it could affect your investment in a number of ways. The return on your investment in such notes will be lower (or higher) than it would have been had you purchased the notes at face amount.  See “Additional Risk Factors Specific to Your Notes — If You Purchase Your Notes at a Premium to Face Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at Face Amount and the Impact of Certain Key Terms of the Notes Will be Negatively Affected”

Basket return:  the sum of the component weighted returns in such basket

Best performing basket return:  the greatest of the three basket returns

Component weighted return:  for each component, the currency component return, the commodity component return, the equity component return or the treasury bond component return, as applicable, multiplied by the applicable weight indicated in the table below:

	Basket
Component	Basket A	Basket B	Basket C
Currency Component	15%	10%	5%
Commodity Component	5%	10%	15%
Equity Component	25%	40%	55%
Treasury Bond Component	55%	40%	25%

Currency component return:  the currency component return will equal the sum of the results of, for each currency underlier, 1/4 multiplied by the quotient of (i) the initial underlier level minus the final underlier level divided by (ii) the final underlier level, expressed as a positive or negative percentage, as determined by the calculation agent on the determination date

Commodity component return:  the commodity component return will equal the quotient of (i) the final commodity underlier level minus the initial commodity underlier level divided by (ii) the initial commodity underlier level, expressed as a positive or negative percentage, as determined by the calculation agent on the determination date

Equity component return:  the equity component return will equal the sum of the results of, for each equity underlier, 1/4 multiplied by the quotient of (i) the final underlier level minus the initial underlier level divided by (ii) the initial underlier level, expressed as a positive or negative percentage, as determined by the calculation agent on the determination date

Treasury bond component return:  the treasury bond component return will equal the quotient of (i) the final treasury bond underlier level minus the initial treasury bond underlier level divided by (ii) the initial treasury bond underlier level, expressed as a positive or negative percentage, as determined by the calculation agent on the determination date

Initial underlier levels (to be set on the trade date):

Currency underliers:	Initial underlier levels:
BRL/USD
EUR/USD
GBP/USD
JPY/USD

Commodity underlier:	Initial underlier level:
S&P GSCI® Excess Return Index (GSCI)

Equity underliers:	Initial underlier levels:
S&P 500® Index (SPX)
EURO STOXX 50® Index (SX5E)
TOPIX (TPX)
iShares® MSCI Emerging Markets Index Fund (EEM)

Treasury bond underlier:	Initial underlier level:
iShares® Barclays 7-10 Year Treasury Bond Fund (IEF)

Final underlier level:

•                  with respect to the GSCI, the SPX, the SX5E and the TPX, the closing level of such index on the determination date, except in the limited circumstances described under “Specific Terms of the

Notes —Consequences of a Market Disruption Event, a Non-Trading Day or a Non-Fixing Day” on page S-35 and subject to adjustment as provided under “Specific Terms of the Notes — Discontinuance or Modification of an Underlier” on page S-36;

•                  with respect to the EEM and the IEF, the closing price of such fund on the determination date, subject to anti-dilution adjustments as described under “Specific Terms of the Notes — Anti-dilution Adjustments” below, except in the limited circumstances described under “Specific Terms of Your Notes —Consequences of a Market Disruption Event, a Non-Trading Day or a Non-Fixing Day” on page S-35 and subject to adjustment as provided under “Specific Terms of Your Notes — Discontinuance or Modification of an Underlier” on page S-36; and

•                  with respect to the currency underliers, the final exchange rate of such currency underlier on the determination date

Final exchange rate:  the final exchange rate is equal to

•                  with respect to the BRL/USD, the BRL/USD exchange rate (expressed as the BRL value of one U.S. dollar) determined by reference to the Brazilian real/U.S. dollar offered rate for U.S. dollars on the determination date for settlement in two business days reported by the Banco Central do Brasil on SISBACEN Data System under transaction code PTAX-800 (“Consulta de Cambio” or Exchange Rate Inquiry), Option 5 (“Cotacões para Contabilidade” or “Rates for Accounting Purposes”) (the “PTAX BRL Rate”) by approximately 1:15 p.m., São Paulo time (or any successor or replacement service or page);

However, if the calculation agent determines in its sole discretion that the PTAX BRL Rate differs from the BRL12 (as defined below) or, if the BRL12 rate is unavailable, differs from the BRL13 (as defined below) by more than 3%, such date will be deemed a non-fixing day.  If the PTAX BRL Rate is available on such date but both BRL12 and BRL13 are unavailable, then such date will be deemed a non-fixing day;

If the PTAX BRL Rate is unavailable, the calculation agent will determine the BRL/USD exchange rate by reference to BRL12.  If both the PTAX BRL Rate and BRL12 are unavailable, the calculation agent will determine the BRL/USD exchange rate by reference to BRL13.  If the PTAX BRL Rate, BRL12 and BRL13 are all unavailable, such date will be deemed a non-fixing day;

“BRL12” means, the spot rate for the Brazilian real/U.S. dollar specified rate for U.S. dollars, expressed as the amount of Brazilian reals per one U.S. dollar, for settlement in two business days, as published on EMTA’s web site (www.emta.org) at approximately 3:45 p.m. (São Paulo time), or as soon thereafter as practicable on such date. The spot rate shall be calculated by EMTA (or a service provider EMTA may select in its sole discretion) pursuant to the EMTA BRL Industry Survey Methodology (which means a methodology, dated as of March 1, 2004, as amended from time to time, for a centralized industry-wide survey of financial institutions in Brazil that are active participants in the Brazilian real/U.S. dollar spot markets for the purpose of determining the EMTA BRL Industry Survey Rate).

“BRL13” means, the spot rate for the Brazilian real/U.S. dollar specified rate for U.S. dollars, expressed as the amount of Brazilian reals per one U.S. dollar, for settlement in two business days, as published on EMTA’s web site (www.emta.org) at approximately 12:00 p.m. (São Paulo time), or as soon thereafter as practicable, on such date. The spot rate shall be calculated by EMTA (or a service provider EMTA may select in its sole discretion) pursuant to the EMTA BRL Indicative Survey Methodology (which means a methodology, dated as of March 1, 2004, as amended from time to time, for a centralized industry-wide survey of financial institutions that are active participants in the Brazilian real/U.S. dollar markets for the purpose of determining the EMTA BRL Indicative Survey Rate).

•                  with respect to the EUR/USD, the EUR/USD exchange rate (expressed as the EUR value of one U.S. dollar) determined by reference to the rate on the determination date for settlement in two business days published by WM Company which appears on the Reuters Page “WMRSPOT05” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page);

•                  with respect to the GBP/USD, the GBP/USD exchange rate (expressed as the GBP value of one U.S. dollar) determined by reference to the rate on the determination date for settlement in two business days published by WM Company which appears on the Reuters Page “WMRSPOT07” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page); and

•                  with respect to the JPY/USD, the JPY/USD exchange rate (expressed as the JPY value of one U.S. dollar) determined by reference to the rate on  the determination date for settlement in two business days published by WM Company which appears on the Reuters Page “WMRSPOT12” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page)

each as determined by the calculation agent, subject to the events described under “Specific Terms of Your Notes – Consequences of a Market Disruption Event, a Non-Trading Day or a Non-Fixing Day” on page S-35 and “Special Calculation Provisions — Fixing Day” on page S-39

Trade date:

Original issue date (settlement date)(to be set on the trade date): expected to be the third scheduled business day following the trade date

Stated maturity date (to be set on the trade date): expected to be the third scheduled business day after the determination date, subject to adjustment as described under “Specific Terms of Your Notes — Cash Settlement Amount on Stated Maturity Date — Stated Maturity Date” on page S-34

Determination date (to be set on the trade date): expected to be approximately five years after the trade date, subject to adjustment as described under “Specific Terms of Your Notes — Cash Settlement Amount on Stated Maturity Date — Determination Date” on page S-34

No interest:  the notes will not bear interest

No listing:  the notes will not be listed on any securities exchange or interdealer market quotation system

No redemption:  the notes will not be subject to redemption right or price dependent redemption right

Calculation agent:  Goldman, Sachs & Co.

Business day:  as described on page S-39

Trading day:  as described on page S-39

Fixing day:  as described on page S-39

Closing level: as described on page S-39

Closing price:  as described on page S-39

FDIC:  the notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank

CUSIP no.: 38143UX22

ISIN no.: US38143UX228

S-5 TRANSACTION SUMMARY Basket-Linked Notes due (Linked to the Best Performing of Three Baskets, Each Reflecting Differently Weighted Currency, Commodity, Equity and Treasury Bond Exposures) The below is a brief summary of the terms of your notes. Please read the terms below with the remainder of this prospectus supplement, the accompanying prospectus supplement, dated September 19, 2011, and the accompanying prospectus, dated September 19, 2011. INVESTMENT THESIS For investors who: • Are willing to forgo receiving interest on the notes for the opportunity to achieve a return linked to the best performing of three baskets, each reflecting differently weighted currency, commodity, equity and treasury bond exposures (subject to the credit risk of the issuer). • Have a positive outlook with respect to all four asset classes but are uncertain as to which will have the greatest return, and therefore would like exposure to the best performing of three baskets each reflecting different exposures to each asset class. • Are willing to receive only their principal back at maturity, subject to the credit risk of the issuer, if the best performing basket return is zero or negative. PAYOUT DESCRIPTION To determine your payment at maturity, we will first calculate the return for each basket, the greatest of which we refer to as the best performing basket return. On the stated maturity date, for each $1,000 face amount of your notes: • if the best performing basket return is positive, you will receive an amount in cash equal to the sum of (i) $1,000 plus (ii) the product of $1,000 times the best performing basket return; or • if the best performing basket return is zero or negative, you will receive an amount in cash equal to $1,000. The return of each basket will equal the sum of the weighted returns of each component in the basket. For each component, the weighted return is the return for such component times the applicable weight indicated in the pie charts on the next page. The return for a component is based on the return(s) on the underlier(s) in such component. The underliers in each component are specified below. The return of each underlying component will be measured by the percentage increase or decrease in the level of such underlying component from the trade date to and including the determination date. INDICATIVE TERMS Issuer The Goldman Sachs Group, Inc. Baskets Three baskets with differently weighted exposures to four components (currency, commodity, equity and treasury bonds) Basket Return The sum of the underlying component weighted returns in such basket Best Performing Basket Return The greatest of the three basket returns Initial Underlier Level With respect to each underlier, the closing level of such underlier on the trade date or, in the case of the underliers in the currency component, the exchange rate at specified times on the trade date Final Underlier Level With respect to each underlier, the closing level of such underlier on the determination date or, in the case of the underliers in the currency component, the exchange rate at specified times on the determination date Settlement Date 3 business days after the trade date (to be set on the trade date) Stated Maturity Date 3 business days after determination date (to be set on the trade date) Determination Date approximately 5 years after trade date (to be set on trade date) CUSIP: 38143UX22

COMPONENT UNDERLIERS

BASKETS

Basket A
Equity, 25%
FX, 15%
Commod, 5%
Treasury Bond, 55%
Basket B
Treasury Bond, 40%
Equity, 40%
Commod, 10%
FX, 10%
Basket C
Treasury Bond, 25%
Equity, 55%
Commod, 15%
FX, 5%

DETERMINING PAYMENT AT MATURITY

HYPOTHETICAL PAYMENT AT MATURITY

Hypothetical Cash Settlement Amount as % of Face Amount
200.00%
150.00%
100.00%
50.00%
0.00%
Note Performance
Best Performing Basket Return
-100.00%
-50.00%
0.00%
50.00%
100.00%
Hypothetical Best Performing Basket Return

KEY RISK FACTORS

S-6

S-6 COMPONENT UNDERLIERS Currency Component Equity Component BRL/USD exchange rate S&P 500® Index (SPX) GBP/USD exc ange rate EURO STOXX 50® Index (SX5E) EUR/USD exchange rate TOPIX (TPX) JPY/USD exchange rate iShares® MSCI Emerging Markets Index Fund (EEM) Commodity Component Treasury Bond Component S&P GSCI® Excess Return Index (GSCI) iShares® Trust – iShares Barclays 7-10 Year Treasury Bond Fund (IEF) BASKETS DETERMINING PAYMENT AT MATURITY Hypothetical Best Performing Basket Return Payment Amount (as % of Face Amount) 100.00% 200.00% 75.00% 175.00% 50.00% 150.00% 25.00% 125.00% 15.00% 115.00% 10.00% 110.00% 0.00% 100.00% -10.00% 100.00% -30.00% 100.00% -50.00% 100.00% -80.00% 100.00% -100.00% 100.00% KEY RISK FACTORS Please read the section entitled “Additional Risk Factors Specific to Your Notes” of this prospectus supplement as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus dated September 19, 2011. HYPOTHETICAL PAYMENT AT MATURITY 0.00% 50.00% 100.00% 150.00% 200.00% 0.00% 50.00% 100.00% 150.00% 200.00% Hypothetical Cash Settlement Amount as % of Face Amount Hypothetical Best Performing Basket Return Note Performance Best Performing Basket Return -100.00% -50.00% 0.00% 50.00% 100.00%

HYPOTHETICAL EXAMPLES

The following table and chart are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that the various hypothetical best performing basket returns on the determination date could have on the payment amount at maturity assuming all other variables remain constant.

The information in the following examples reflects hypothetical rates of return on the offered notes assuming that they are purchased on the original issue date at the face amount and held to the stated maturity date.  If you sell your notes in a secondary market prior to the stated maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below such as interest rates, the volatility of the underliers and our creditworthiness.  In addition, the estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by Goldman, Sachs & Co.) will be  less than the original issue price of your notes.  For more information on the estimated value of your notes, see “Additional Risk Factors Specific to Your Notes — The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By Goldman, Sachs & Co.) Will Be  Less Than the Original Issue Price Of Your Notes” on page S-10 of this prospectus supplement.  The information in the table also reflects the key terms and assumptions in the box below.

The examples below are based on a range of best performing basket returns that are entirely hypothetical; no one can predict what the levels of the underliers will be on any day throughout the life of your notes, and no one can predict what the best performing basket return will be on the determination date.  The underliers have been highly volatile in the past — meaning that the levels of the underliers have changed considerably in relatively short periods — and their performances cannot be predicted for any future period.

Key Terms and Assumptions

Face amount	$1,000

A market disruption event, non-trading, non-fixing day or unscheduled or scheduled holiday is not occurring or continuing on the originally scheduled determination date

No change in or affecting any of the underliers or the method by which the underlier sponsors calculate the underliers

Notes purchased on original issue date and held to the stated maturity date

Moreover, we have not yet set the initial level for any underlier that will serve as the baseline for determining the component return for each component of the baskets and the amount we will pay on your notes at maturity. We will not do so until the trade date. As a result, the initial underlier levels may differ substantially from the underlier levels prior to the trade date.

The examples below are based on a range of best performing basket return levels that are entirely hypothetical; no one can predict what the best performing basket return will be on the determination date.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the commodity contracts, stocks, bonds and currencies that comprise the underliers.  For these reasons, the actual performance of the underliers over the life of the offered notes, as well as the payment amount at maturity, may bear little or no relation to the hypothetical examples shown below or to the historical closing levels, or exchange rates, as applicable, of the underliers shown elsewhere in this prospectus supplement.  For information about the closing levels, or exchange rates, as applicable, of the underliers during recent periods, see “The Underliers” beginning on page S-46. Any rate of return you may earn on an investment in the notes may be lower than that which you could earn on a comparable investment in the commodity contracts, stocks, bonds and currencies that comprise the underliers. Among other things, the return on the notes will not reflect any dividends that may be paid on any stocks that comprise the equity underliers.

The table below shows the hypothetical payment amounts that we would deliver on the stated maturity date in exchange for each $1,000 face amount of the notes if the best performing basket return were any of the hypothetical levels shown in the left column.  The amounts in the right column represent the hypothetical cash settlement amounts, based on the corresponding hypothetical best performing basket returns, and are expressed as percentages of the face amount of a note (rounded to the nearest one-hundredth of a percent). Thus, a hypothetical cash settlement amount of 100.00% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding face amount of the offered notes on the stated maturity date would equal 100.00% of the face amount of a note, based on the corresponding hypothetical best performing basket return and the assumptions noted above.

Hypothetical Best Performing Basket Return	Cash Settlement Amount (as % of Face Amount)
100.00%	200.00%
75.00%	175.00%
50.00%	150.00%
25.00%	125.00%
15.00%	115.00%
10.00%	110.00%
0.00%	100.00%
-10.00%	100.00%
-30.00%	100.00%
-50.00%	100.00%
-80.00%	100.00%
-100.00%	100.00%

If, for example, the best performing basket return were determined to be -30.00%, the cash settlement amount that we would deliver on your notes at maturity would be 100.00% of the face amount of your notes, as shown in the table above. As a result, if you purchased your notes on the original issue date and held them to the stated maturity date, you would receive no return on your investment. In addition, if the best performing basket return were determined to be 25.00%, the cash settlement amount that we would deliver on your notes at maturity would be 125.00% of the face amount of your notes, as shown in the table above. As a result, if you purchased your notes on the original issue date and held them to the stated maturity date, you would benefit from any positive best performing basket return.

The following chart also shows a graphical illustration of the hypothetical cash settlement amounts (expressed as a percentage of the face amount of your notes) that we would pay on your notes on the stated maturity date, if the best performing basket returns were any of the hypothetical levels shown on the horizontal axis. The chart shows that any hypothetical best performing basket return of less than 0.00% (the section left of the 0.00% marker on the horizontal axis) would result in a hypothetical payment amount of 100.00% of the face amount of your notes.

The payment amounts shown above are entirely hypothetical; they are based on levels of the underliers that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your notes on the stated maturity date or at any other time, including any time you may wish to sell your notes, may bear little relation to the hypothetical payment amounts shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered notes. Please read “Additional Risk Factors Specific to Your Notes — The Market Value of Your Notes May Be Influenced by Many Factors That Are Unpredictable and Interrelate in Complex Ways” on page S-12.

Payments on the notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the notes are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the notes or the U.S. federal income tax treatment of the notes, as described elsewhere in this prospectus supplement and the accompanying prospectus.

We cannot predict the actual best performing basket return or what the market value of your notes will be on any particular trading day, nor can we predict the relationship between the underlier levels and the market value of your notes at any time prior to the stated maturity date. The actual amount that you will receive at maturity and the rate of return on the offered notes will depend on the actual initial underlier levels we will set on the trade date and the actual final underlier levels and final exchange rates determined by the calculation agent as described herein. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your notes on the stated maturity date may be very different from the information reflected in the table and chart above.

ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

An investment in your notes is subject to the risks described below, as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus dated September 19, 2011. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the basket stocks, i.e., the stocks comprising the basket to which your notes are linked. You should carefully consider whether the notes are suited to your particular circumstances.

General

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By Goldman, Sachs & Co.) Will Be  Less Than the Original Issue Price Of Your Notes

The original issue price for your notes will exceed the estimated value of your notes as of the time the terms of your notes are set on the trade date, as determined by reference to Goldman, Sachs & Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date is set forth on the cover of this prospectus supplement; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, our creditworthiness and other relevant factors.  The price at which Goldman, Sachs & Co. would initially buy or sell your notes (if Goldman, Sachs & Co. makes a market, which it is not obligated to do), and the value that Goldman, Sachs & Co. will initially use for account statements and otherwise, will also exceed the estimated value of your notes as determined by reference to these models.  The amount of the excess will initially equal the amount on the cover of this prospectus supplement, which will decline on a straight line basis over the period from the date hereof through November   , 2012.    Thereafter, if Goldman, Sachs & Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time, plus or minus its customary bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the trade date, as disclosed on the front cover of this prospectus supplement, Goldman, Sachs & Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to Goldman, Sachs & Co. and the amounts Goldman, Sachs & Co. pays to us in connection with your notes. We pay to Goldman, Sachs & Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity.  In return for such payment, Goldman, Sachs & Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted.  If Goldman, Sachs & Co. makes a market in the notes, the price quoted by Goldman, Sachs & Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that Goldman, Sachs & Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to Goldman, Sachs & Co.’s pricing models at that time, plus or minus its customary bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.  This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that Goldman, Sachs & Co. or any other party will be willing to purchase your notes at any price and, in this regard, Goldman, Sachs & Co. is not obligated to make a market in the notes. See “— Your Notes May Not Have an Active Trading Market” below.

Your Notes Do Not Bear Interest

You will not receive any interest payments on your notes. As a result, even if the amount payable for each of your notes on the stated maturity date exceeds the face amount of your notes, the overall return you earn on your notes may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The Notes Are Subject to the Credit Risk of Goldman Sachs

Although the return on the notes will be based on the performance of the baskets, the payment of any amount due on the notes is subject to our credit risk. The notes are our unsecured obligations.  Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness.  See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series D Program — How the Notes Rank Against Other Debt” on page S-4 of the accompanying prospectus supplement.

Past Performance of an Underlier is No Guide to Future Performance

The actual performance of an underlier over the life of the notes, as well as the amount payable at maturity, may bear little relation to the historical levels of such underlier or to the hypothetical return examples set forth elsewhere in this prospectus supplement. We cannot predict the future performance of an underlier.

The Amount Payable on Your Notes Is Not Linked to the Level of the Baskets at Any Time Other than the Determination Date

The best performing basket return will be based on the levels of the underliers on the determination date (subject to adjustment as described elsewhere in this prospectus supplement). Therefore, if the level of any underlier dropped precipitously on the determination date, the cash settlement amount for your notes may be significantly less than it would have been had the cash settlement amount been linked to the level of the such underlier prior to such drop in the level of the underlier. Although the actual level of an underlier on the stated maturity date or at other times during the life of your notes may be higher than on the determination date, you will not benefit from the level of any underlier at any time other than on the determination date.

We May Sell an Additional Aggregate Face Amount of the Notes at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate face amount of the notes subsequent to the date of this prospectus supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the issue price set on the trade date.

If You Purchase Your Notes at a Premium to Face Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at Face Amount and the Impact of Certain Key Terms of the Notes Will Be Negatively Affected

The cash settlement amount you will be paid for your notes on the stated maturity date will not be adjusted based on the price you pay for the notes.  If you purchase notes at a price that differs from the face amount of the notes, then the return on your investment in such notes held to the stated maturity date will differ from, and may be substantially less than, the return on notes purchased at face amount. If you purchase your notes at a premium to face amount and hold them to the stated maturity date the return on your investment in the notes will be lower than it would have been had you purchased the notes at face amount or a discount to face amount.

The Market Value of Your Notes May Be Influenced by Many Factors That Are Unpredictable and Interrelate in Complex Ways

When we refer to the market value of your notes, we mean the value that you could receive for your notes if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your notes, including:

•                              the levels of the underliers;

•                              the volatility (i.e., the frequency and magnitude of changes) in the levels of the underliers and the stocks, securities, indices and contracts, as applicable, that comprise the underliers;

•                              economic, financial, legislative, regulatory and political, military or other events that affect currency, commodity, equity and bond markets generally, the currency underliers, the stocks included in any equity underlier and the market segments of which the index commodities are a part, each of which may affect the level of the underliers (for a more detailed description of this factor with respect to the currency underliers, see “—The Return on Your Notes Will Depend on Changes in the Currency Underliers and Is Subject to Foreign Currency Exchange Risk”);

•                              the dividend rates of any stocks that comprise an underlier that is an equity index;

•                              interest rate and yield rates in the market, in particular with respect to the markets relating to the currency underliers;

•                              the time remaining until your notes mature; and

•                              our creditworthiness, whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or changes in other credit measures.

These factors will influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the face amount of your notes.

You cannot predict the future performance of any underlier based on its historical performance. The actual performance of any underlier over the life of the notes, as well as the amount payable on the stated maturity date, may bear little or no relation to the historical levels of such underlier or to the hypothetical return examples shown elsewhere in this prospectus supplement.

If the Level of an Underlier Changes, the Market Value of Your Notes May Not Change in the Same Manner

Your notes may trade quite differently from the performance of any underlier.  Changes in the level of one or more underliers may not result in a comparable change in the market value of your notes.  Even if the level of one or more underliers increases above the initial underlier level during the life of the notes, the market value of your notes may not increase by the same amount. We discuss some of the reasons for this disparity under “—The Market Value of Your Notes May Be Influenced by Many Factors That Are Unpredictable and Interrelate in Complex Ways” above.

Other Investors in the Notes May Not Have the Same Interests as You

Other investors in the notes are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as holders of the notes or in making recommendations to Goldman Sachs as to the establishment of other transaction terms. The interests of other investors may, in some circumstances, be adverse to your interests. For example, certain investors may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your notes, any underlier, stocks, commodity contracts, bonds, securities, currencies or indices that comprise any underlier or other similar assets, which may adversely impact the market for or value of your notes.

Goldman Sachs’ Anticipated Hedging Activity May Negatively Impact Investors in the Notes and Cause our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes

As we describe under “Use of Proceeds and Hedging” below, we, through Goldman, Sachs & Co. or one or more of our other affiliates, have hedged or expect to hedge our obligations under the notes by trading derivative instruments linked to the underliers or a commodity contract, stock, bond, currency or any other security that may comprise an underlier. We also expect to adjust the hedge by, among other things, purchasing or selling any of the foregoing and perhaps other instruments linked to the commodity contracts, bonds, stocks, currencies or any other securities that may comprise an underlier, at any time and from time to time, and to unwind the hedge by selling any of the foregoing, on or before the determination date for your notes. We may also enter into, adjust and unwind hedging transactions relating to other underlier-linked notes whose returns are linked to changes in the level of one or more of the underliers or one or more of the contracts, stocks, currencies or any other securities that may comprise an underlier, or other financial instruments.

In addition to entering into such transactions itself, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the notes or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the notes; hedging the exposure of Goldman Sachs to the notes, including any interest in the notes that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the notes.

Any of these hedging or other activities may adversely affect an underlier, and therefore an underlier level — directly or indirectly by affecting the level or price of commodity contracts, bonds, stocks, currencies or any other securities that may comprise an underlier — and therefore the market value of your notes and the amount we will pay on your notes on the stated maturity date. In addition, you should expect that these transactions will cause Goldman Sachs, its clients or counterparties to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the notes. It is possible that we, through our affiliates, could receive substantial returns with respect to our hedging activities while the value of your notes may decline. Goldman Sachs will have no obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the notes. See “Use of Proceeds and Hedging” below for a further discussion of transactions in which we or one or more of our affiliates may engage.

Trading and Investment Activities by Goldman Sachs for its Own Account or for its Clients May Negatively Impact Investors in the Notes

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your notes, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the notes.

Goldman Sachs & Co. and its affiliates actively trade a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your notes, or similar or linked to an underlier, or an option on an underlier or contract or stock comprising an underlier.  Investors in the notes should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the notes for liquidity, research coverage or otherwise.

Our Market-Making Activities Could Negatively Impact Investors in the Notes

Goldman Sachs actively makes markets in and trades financial instruments for our own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. Goldman Sachs’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which Goldman Sachs takes positions, or expects to take positions, include securities and instruments linked to the performance of the index. Market making is an activity where Goldman Sachs buys and sells on behalf of customers, or for its own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that we and our affiliates will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the notes.

You Should Expect That Our Personnel Will Take Research Positions, or Otherwise Make Recommendations, Provide Investment Advice or Market Color or Encourage Trading Strategies That Might Negatively Impact Investors in the Notes

Goldman Sachs and its personnel, including its sales and trading, investment research and investment management personnel, regularly make investment recommendations, provide market color or trading ideas, or publish or express independent views in respect of a wide range of markets, issuers, securities and instruments. They regularly implement, or recommend to clients that they implement, various investment strategies relating to these markets, issuers, securities and instruments. These strategies include, for example, buying or selling credit protection against a default or other event involving financial instruments. Any of these recommendations and views may be negative with respect to an underlier or other securities or instruments similar to or linked to an underlier or result in trading strategies that have a negative impact on the market for any such securities or instruments, particularly in illiquid markets, and therefore may affect the market value of your notes or the cash settlement amount on your notes at maturity. In addition, you should expect that personnel in the trading and investing businesses of Goldman Sachs will have or develop independent views of the underliers or other market trends, which may not be aligned with the views and objectives of investors in the notes.

Goldman Sachs Regularly Provides Services to, or Otherwise Has Business Relationships with,  Broad Client Base, Which May Include the Sponsor of an Underlier or Other Entities That Are Involved in the Transaction

Goldman Sachs regularly provides financial advisory, investment advisory and transactional services to a substantial and diversified client base, and you should assume that we or one of affiliates will, at present or in the future, provide such services or otherwise engage in transactions with the sponsor of an underlier or other entities that are involved in the transaction or transact in securities or instruments or with parties that are directly or indirectly related to the foregoing. These services could include making loans to or equity investments in those entities, providing financial advisory or other investment banking services, or issuing research reports. You should expect that, in providing such services, engaging in such transactions, or acting for our own account, we or our affiliates may take actions that have direct or indirect effects on an underlier or the securities, commodities, contracts, currencies or other instruments that comprise an underlier and that such actions could be adverse to the interests of investors in the notes. In addition, in connection with these activities, certain of our personnel or the personnel of our affiliates may have access to confidential material non-public information about these parties that would not be disclosed to our employees or the employees of our affiliates that were not working on such transactions as we have established internal information barriers that are designed to preserve the confidentiality of non-public information. Therefore, any such confidential material non-public information would not be shared with employees involved in structuring, selling or making markets in the notes or with investors in the notes.

In this offering, as well as in all other circumstances in which we receive any fees or other compensation in any form relating to services provided to or transactions with any other party, no accounting, offset or payment in respect of the notes will be required or made; Goldman Sachs will be entitled to retain all such fees and other amounts, and no fees or other compensation payable by any party or indirectly by holders of the notes will be reduced by reason of receipt by Goldman Sachs of any such other fees or other amounts.

The Offering of the Notes May Reduce an Existing Exposure of Goldman Sachs or Facilitate a Transaction or Position That Serves the Objectives of Goldman Sachs or Other Parties

A completed offering may reduce the existing exposure of Goldman Sachs to an underlier or assets and instruments linked to an underlier, including exposure gained through hedging transactions in anticipation of this offering. An offering of notes will effectively transfer a portion of Goldman Sachs’ exposure (and indirectly transfer the exposure of our hedging or other counterparties) to investors in the notes.

The terms of the offering (including the establishment of transaction terms) may have been selected in order to serve the investment or other objectives of Goldman Sachs or another affiliate, client or counterparty of Goldman Sachs. In such a case, we would typically receive the input of other parties that are involved in or otherwise have an interest in the offering, transactions hedged by the offering, or related transactions. The incentives of these other parties would normally differ from and in many cases be contrary to those of investors in the notes.

As Calculation Agent, Goldman, Sachs & Co. Will Have the Authority to Make Determinations that Could Affect the Value of Your Notes and the Amount You May Receive on the Stated Maturity Date

As calculation agent for your notes, Goldman, Sachs & Co. will have discretion in making various determinations that affect your notes, including determining the final underlier levels on the determination date, which we will use to determine the amount we will pay on the stated maturity date; market disruption events; non-trading days; non-fixing days; scheduled and unscheduled holidays; the determination date; the stated maturity date; the default amount and any amount payable on your notes. See “Specific Terms of Your Notes” below. The calculation agent also has discretion in making certain adjustments relating to discontinuation or modification of an underlier. The exercise of this discretion by Goldman, Sachs & Co. could adversely affect the value of your notes and may present Goldman, Sachs & Co. with a conflict of interest. We may change the calculation agent at any time without notice and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to Goldman Sachs.

The Policies of an Underlier Sponsor and Changes That Affect an Underlier and the Instruments Comprising an Underlier Could Affect the Amount Payable on Your Notes and Their Market Value

Underliers that are indices are calculated in accordance with a prescribed methodology that has been publicly disclosed by the respective underlier sponsor.  However, an underlier sponsor may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of the underlier methodology.  The policies of the underlier sponsor concerning the calculation of the underlier, additions, deletions or substitutions of the stocks, commodity contracts, securities or other instruments comprising the underlier, and the manner in which changes affecting those stocks, commodity contracts, securities or other instruments (such as rebalancing of the stocks, commodity contracts, securities or other instruments comprising the underlier) could affect the level of the underlier and, therefore, the amount payable on your notes on the stated maturity date and the market value of your notes before that date. The amount payable on your notes and its market value could also be affected if the underlier sponsor changes these policies, for example, by changing the manner in which it calculates the underlier, or if the underlier sponsor discontinues or suspends calculation or publication of the underlier, in which case it may become difficult or inappropriate to determine the market value of your notes. If such policy changes relating to an underlier index or discontinuance or suspension of calculation or publication of an underlier occur, the calculation agent will have discretion in determining the level of such underlier on the determination date and the amount payable on your notes as described more fully under “Specific Terms of Your Notes — Discontinuance or Modification of an Underlier” and “— Role of Calculation Agent” below.

There is No Affiliation between any Underlier Sponsor and Us, and We Are Not Responsible for Any Disclosure by an Underlier Sponsor

Neither The Goldman Sachs Group, Inc. nor any of its affiliates is affiliated with any underlier sponsor, each of which sponsors, calculates and publishes its respective underlier. Neither we nor any of our affiliates assumes any responsibility for the accuracy or the completeness of any information about an underlier.  You, as an investor in your note, should make your own investigation into the underlier.  See “The Basket Underliers” below for additional information about each of the underliers.

None of the underlier sponsors is involved in this offering of your notes in any way and none of them has any obligation of any sort with respect to your notes. None of the underlier sponsors has any obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of your notes.

The Underlier Sponsors Will Have the Authority to Make Determinations That Could Materially Affect Your Notes in Various Ways and Create Conflicts of Interest

As further described under “The Underliers”, the underlier sponsors are responsible for the composition, calculation and maintenance of the underliers.  The judgments that an underlier sponsor makes in connection with the composition, calculation and maintenance of an underlier could affect both the market value of your notes and the amount payable on your notes on the stated maturity date.  See “The Underliers” for additional details on the role of the underlier sponsors.

The underlier sponsors have no obligation to take your interests into consideration for any reason. Any underlier sponsor may decide to discontinue calculating and publishing its respective underlier, which would mean that Goldman, Sachs & Co., as calculation agent, would have the discretion to make determinations with respect to the level of such underlier for purposes of calculating the amount payable on your notes on the stated maturity date.

Your Notes May Not Have an Active Trading Market

Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your notes in any secondary market could be substantial.

The Calculation Agent Can Postpone the Determination Date If a Market Disruption Event, a Non-Trading Day or a Non-Fixing Day Occurs

If the calculation agent determines that, on the date that would otherwise be the determination date, a market disruption event with respect to any underlier has occurred or is continuing or that day is a non-trading day, non-fixing day, unscheduled or scheduled holiday, the determination date will be postponed until the first day on which no market disruption event, non-trading day, non-fixing day or unscheduled or scheduled holiday exists.  In no cases, however, will such applicable date be postponed by more than ten scheduled business days from the originally scheduled determination date.  Moreover, if the day on which a final underlier level or final exchange rate is determined is postponed to the final possible valuation day, as described herein, but the market disruption event, non-trading day, non-fixing day exists or scheduled or unscheduled holiday with respect to any such underlier has not ceased by that day, that day will nevertheless be the day on which the final underlier level or final exchange rate, as applicable, is determined. In such a case, the calculation agent will determine the final underlier level or final exchange rate based on the procedures described under “Specific Terms of Your Notes — Consequences of a Market Disruption Event, a Non-Trading Day or Non-Fixing Day ” below.

Because Your Notes Are Linked to Baskets of Components, the Lower Performance of One Component May Offset an Increase in the Other Components in a Basket

Your notes are linked to baskets whose underliers that are not equally weighted.  Declines in the level of one basket underlier may offset increases in the levels of the other basket underliers.  As a result, any return on any of the baskets — and thus on your notes — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your notes at maturity.

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the notes. This is discussed in more detail under “Employee Retirement Income Security Act” below.

Your Notes Will Be Treated as Debt Instruments Subject to Special Rules Governing Contingent Payment Debt Instruments for U.S. Federal Income Tax Purposes

The notes will be treated as debt instruments subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes.  If you are a U.S. individual or taxable entity, you generally will be required to pay taxes on ordinary income from the notes over their term based on the comparable yield for the notes, even though you will not receive any payments from us until maturity.  This comparable yield is determined solely to calculate the amount on which you will be taxed prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be.  In addition, any gain you may recognize on the sale or maturity of the notes will be taxed as ordinary interest income.  If you are a secondary purchaser of the notes, the tax consequences to you may be different.  Please see “Supplemental Discussion of Federal Income Tax Consequences” below for a more detailed discussion.  Please also consult your own tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

Risks Relating to the Commodity Underlier

It is Difficult to Predict What Effect Higher and Lower Future Prices of Commodities Included in the Commodity Underlier Relative to Their Current Prices May Have on its Value

As the contracts that comprise the commodity underlier come to expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in May might specify a July expiration. As time passes, the contract expiring in July is replaced by a contract for delivery in a later month, for example, August. This is accomplished by selling the July contract and purchasing the August contract. This process is referred to as “rolling”. If the market for these contracts is (putting aside other considerations) in “backwardation”, where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the July contract would take place at a price that is higher than the price of the August contract, thereby creating a

“roll yield”. Some commodity contracts have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. Where prices are higher in distant delivery months than in near delivery months, on a roll the quantity of commodities purchased will decline, potentially creating a negative roll yield, which could adversely affect the value of the commodity underlier.

Legal and Regulatory Changes Could Adversely Affect the Return on and Value of Your Notes

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), which provides for substantial changes to the regulation of the futures and over-the-counter (OTC) derivative markets, was enacted in July 2010. Dodd-Frank requires regulators, including the Commodity Futures Trading Commission, to adopt regulations in order to implement many of the requirements of the legislation. While the CFTC has proposed certain of the required regulations and has begun adopting certain final regulations, the ultimate nature and scope of the regulations cannot yet be determined. Under Dodd-Frank, the CFTC has approved a final rule to impose limits on the size of positions that can be held by market participants in futures and OTC derivatives on physical commodities. While the precise scope and effect of the final rule is not yet known, these limits will likely restrict the ability of market participants to participate in the commodity, future and swap markets and markets for other OTC derivatives on physical commodities to the extent and at the levels that they have in the past. These factors may have the effect of reducing liquidity and increasing costs in these markets as well as affecting the structure of the markets in other ways. In addition, these legislative and regulatory changes will likely increase the level of regulation of markets and market participants, and therefore the costs of participating in the commodities, futures and OTC derivative markets. Without limitation, these changes will require many OTC derivative transactions to be executed on regulated exchanges or trading platforms and cleared through regulated clearing houses. Swap dealers will also be required to be registered and will be subject to various regulatory requirements, including capital and margin requirements. The various legislative and regulatory changes, and the resulting increased costs and regulatory oversight requirements, could result in market participants being required to, or deciding to, limit their trading activities, which could cause reductions in market liquidity and increases in market volatility. These consequences could adversely affect the level of the commodity underlier, which could in turn adversely affect the return on and value of your notes.

In addition, other regulatory bodies have proposed or may propose in the future legislation similar to those proposed by Dodd-Frank or other legislation containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. For example, the European Commission recently published a proposal to update the Markets in Financial Instruments Directive (MiFID II) and Markets in Financial Instruments Regulation (MiFIR), which proposes regulations to establish position limits (or an alternative equivalent) on trading commodity derivatives, although the scope of any final rules and the degree to which member states will be required or permitted to adopt these regulations or additional regulations remains unclear. If these regulations are adopted or other regulations are adopted in the future, they could have an adverse impact on the commodity underlier and the return on and value of the notes.

You Have No Rights with Respect to Commodity Contracts or Commodities or Rights to Receive Any Contracts or Commodities

Investing in your notes will not make you a holder of any commodity contracts that comprise the commodity underlier or any commodities underlying such contracts. Neither you nor any other holder or owner of your notes will have any rights with respect to any commodity contracts or commodities. Any amounts payable on your notes will be made in cash, and you will have no right to receive any commodity contracts comprising the commodity underlier or any commodity underlying such contracts.

Suspensions or Disruptions of Market Trading in the Commodity Contracts that Comprise the Commodity Underlier and Commodities Underlying Such Contracts May Adversely Affect the Value of Your Notes

The commodity markets are subject to temporary distortions or other disruptions due to various factors. In addition, U.S. trading facilities and some foreign trading facilities have regulations that limit the amount of fluctuation in commodity contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, trading in the contract will follow the regulations set forth by the trading facility on which the contract is listed. Limit prices may have the effect of precluding trading in a particular contract, which could adversely affect the value of the commodity underlier and, therefore, the value of your notes.

In making its calculations of the level of the commodity underlier, if a market disruption event has occurred with respect to a contract during a roll period, the commodity underlier sponsor will apply its methodology to modify the roll schedule for that contract. As a result, the level of the commodity underlier and the value of your notes may be adversely affected.

If a market disruption event occurs with respect to any commodity contract included in the commodity underlier, the determination date will be postponed and the value of that contract will not be calculated until a settlement price can be determined, or until five business days pass. If a market disruption event with respect to such index commodity has not ceased by the last possible day, the calculation agent will calculate the final underlier level and the amount payable on your notes on the determination date as described under “Specific Terms of Your Notes — Market Disruption Events — Market Disruption Event for the S&P GSCI® Index” below. Accordingly, the calculation of your payment may be delayed beyond what would otherwise be the determination date and may be subject to the judgment of the calculation agent.

The Commodity Underlier May in the Future Include Commodity Contracts That Are Not Traded On Regulated Trading Facilities

The commodity underlier was originally based solely on commodity contracts traded on regulated trading facilities (referred to in the United States as “designated contract markets”). At present, the commodity underlier continues to be comprised exclusively of regulated commodity contracts. If the commodity underlier sponsor adds one or more commodity contracts to the commodity underlier in accordance with the criteria and procedures described under “The Underliers — The S&P GSCI® Excess Return Index” below, the commodity underlier may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act, as amended, or other applicable statutes and related regulations, that govern trading on regulated trading facilities. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the commodity underlier may be subject to certain risks not presented by most exchange-traded contracts, including risks related to the liquidity and price histories of the relevant contracts.

The Commodity Underlier Sponsor May be Required to Replace a Designated Contract if the Existing Commodities Contract is Terminated or Replaced

A commodity contract known as a “designated contract” has been selected as the reference contract for each of the physical commodities underlying the commodity underlier.  Data concerning this designated contract will be used to calculate the commodity underlier.  If a designated contract were to be terminated or replaced in accordance with the rules described under “The Underliers — The S&P GSCI® Excess Return Index” in this prospectus supplement, a comparable commodity contract would be selected by the commodity underlier sponsor, if available, to replace that designated contract.  The termination or replacement of any designated contract may have an adverse impact on the value of the commodity underlier.

Data Sourcing, Calculation and Concentration Risks Associated with the

Commodity Underlier May Adversely Affect the Market Price of the Notes

Because the notes are linked in part to the commodity underlier, which is composed of exchange-traded futures contracts only on commodities, it will be less diversified than other funds or investment portfolios investing in a broader range of products and, therefore, could experience greater volatility.  Additionally, the annual composition of the commodity underlier will be recalculated in reliance upon historic price, liquidity and production data that are subject to potential errors in data sources or other errors that may affect the weighting of the contracts underlying commodity underlier.  Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculations of the commodity underlier for the following period.  Additionally, the commodity underlier sponsor may not discover every discrepancy.  Furthermore, the weightings for the commodity underlier are determined by the commodity underlier sponsor, in consultation with its advisory committee.  The commodity underlier sponsor also has discretion in making decisions with respect to the commodity underlier and has no obligation to take the needs of any parties to transactions involving the commodity underlier into consideration when reweighting or making any other changes to the commodity underlier.  Since the commodity underlier consists solely of commodities, an investment in the notes may carry risks similar to a concentrated securities investment in a specific industry or sector.

Changes in the Composition and Valuation of the Commodity Underlier, or Discontinuation or Modification of the Commodity Underlier, May Adversely Affect the Value of Your Notes

The composition of the commodity underlier may change over time, as additional commodity contracts satisfy the eligibility criteria of the commodity underlier or commodity contracts currently included in the commodity underlier fail to satisfy such criteria and those changes could impact the composition of the commodity underlier. A number of modifications to the methodology for determining the contracts to be included in the commodity underlier, and for valuing the commodity underlier, have been made in the past several years and further modifications may be made in the future. Such changes could adversely affect the value of your notes.

In particular, the New York Mercantile Exchange has announced that the designated contract on Heating Oil currently included in the commodity underlier will be delisted from that exchange in 2013. As a result of the announced delisting, trading in NYMEX Heating Oil futures contracts may become illiquid or experience other adverse trading impacts prior to the date of such delisting. The commodity underlier sponsor may decide to replace the Heating Oil contract with a new contract or make another adjustment to the commodity underlier. Any of the foregoing events, including the expected removal of the Heating Oil futures contracts from the commodity underlier, the potential reduced liquidity of the Heating Oil futures contract if it remains in the commodity underlier and the replacement of the Heating Oil futures contracts in the commodity underlier, may have an adverse impact on the level of the commodity underlier and therefore the market value of and the payment at maturity on your notes.

As described under “Specific Terms of Your Notes — Payment on Stated Maturity Date —Discontinuance or Modification of an Underlier” below, if the calculation agent determines that the changes to the commodity underlier are fundamental in nature, the calculation agent may make such adjustments in the commodity underlier or the method of its calculation as it believes are appropriate so that the final underlier level used to determine the cash settlement amount on the stated maturity date is equitable. It is possible, however, that such changes will adversely affect the value of your notes when compared with a structure in which the calculation agent would not have had such discretion.

In the event that the commodity underlier sponsor discontinues publication of the commodity underlier, the calculation agent may calculate the commodity underlier during the remaining term of your notes as described under “Specific Terms of Your Notes — Payment on Stated Maturity Date — Discontinuance or Modification of an Underlier”. Because such calculation will, in that event, no longer be based on the commodity underlier sponsor’s calculation of the commodity underlier, it is possible that the value of your notes will be adversely affected when compared to the situation in which the commodity underlier was still being calculated.

The Return on Your Notes is Based in Part on the Commodity Underlier That Reflects Excess Return, Not Total Return

The return on your notes is based in part on the performance of the commodity underlier, which, as discussed below, reflects the returns that are potentially available through an unleveraged investment in commodity contracts included in the commodity underlier.  It is not, however, linked to a “total return” index, which, in addition to reflecting those returns, would also reflect interest that could be earned on funds committed to the trading of the underlying commodity contracts.  The return on your notes will not include such a total return feature or interest component.

The Commodity Underlier May Not Accurately Measure World Production of Commodities

The commodity underlier is a production-weighted index that is designed to reflect the relative significance of each of the constituent commodities to the world economy while preserving the tradability of the commodity underlier by limiting eligible contracts to those with adequate liquidity.  However, the commodity underlier may not accurately measure the relative significance of constituent commodities to the world economy.  For example, the commodity underlier sponsor may not accurately determine the world production quantity of each specific commodity; the commodity underlier sponsor may inaccurately weight the production of goods at a given time in anticipation of seasonal variations or regional variations in production; the commodity underlier sponsor may base its production weightings on data sources that are inaccurate or contain measurement errors; and the commodity underlier sponsor may omit commodities from inclusion that are significant to the world economy.

An Investment in the Notes Is Subject to Risks Associated With Foreign Commodities Markets

The commodity underlier consists of commodity contracts on 24 physical commodities, five of which are traded on the London Metal Exchange (LME). You should be aware that investments in securities linked to the value of foreign commodity contracts involve particular risks.

The commodity underlier will include commodity contracts on foreign trading facilities that are not regulated by U.S. regulatory authorities. The commodity underlier will include contracts on physical commodities on trading facilities located outside the United States. The S&P GSCI® Committee currently has not established any limits on the percentages of the commodities, by weight, traded on a non-U.S. trading facility that can be included in the commodity underlier; historically, such percentages have not exceeded 20%. The regulations of the Commodity Futures Trading Commission do not apply to trading on foreign trading facilities, and trading on foreign trading facilities may involve different and greater risks than trading on United States trading facilities. Certain foreign markets may be more susceptible to disruption than United States trading facilities due to the lack of a government-regulated clearinghouse system. Trading on foreign trading facilities also involves certain other risks that are not applicable to trading on United States trading facilities. Those risks include: exchange rate risk relative to the U.S. dollar, exchange controls, expropriation, burdensome or confiscatory taxation, and moratoriums, and political or diplomatic events. It will also likely be more costly and difficult for the commodity underlier sponsor and the S&P GSCI® Committee to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the commodity contracts included in the commodity underlier. In addition, because foreign trading facilities may be open on days when the level of the commodity underlier is not published, the value of the commodities underlying the commodity underlier may change on days when the commodity underlier level is unavailable.

Commodity Prices as Well as the Commodity Contracts Underlying the Commodity Underlier May Change Unpredictably, Affecting the Value of Your Notes in Unforeseeable Ways

Commodity prices as well as the commodity contracts underlying the commodity underlier are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates and trading activities in commodities and related contracts. These factors may affect the levels of the commodity underlier and the value of your notes in varying ways, and different factors may cause the value of different index commodities and the volatilities of their prices, to move in inconsistent directions and at inconsistent rates.

Risks Relating to the Currency Underliers

The Return on Your Notes Will Depend on Changes in the Currency Underliers and Is Subject to Foreign Currency Exchange Risk

The amount we pay on the outstanding face amount of your notes will be based in part upon the performance of the currency underliers. Fluctuations in these exchanges rates will affect the market price of your notes.

Exchange rates are the result of the supply of, and the demand for, the relevant currencies. Changes in exchange rates result over time, and may vary considerably during the life of your notes, from the interaction of many factors directly or indirectly affecting economic and political conditions in the country or area of each applicable currency, including economic and political developments in other countries.

Of particular importance to potential currency exchange risk are:

•                  existing and expected rates of inflation;

•                  existing and expected interest rate levels;

•                  the balance of payments among countries;

•                  the extent of governmental surpluses or deficits in the relevant countries and the United States; and

•                  other financial, economic, military and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant countries and other countries important to international trade and finance.

The price of the notes and payment on the stated maturity date could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad.

We cannot assure you that a currency crisis or significant devaluation will not happen in the future to one or more of the currency underliers during the term of the notes. If one or more of the currency underliers experiences devaluation, the value of the notes may be adversely affected.

The Depreciation of One Currency Underlier Against the U.S. Dollar May Offset the Appreciation of the Other Currency Underliers in the Currency Component Against the U.S. Dollar Over the Life of the Notes

The depreciation of a currency underlier against the U.S. dollar (i.e., if the value of the U.S. dollar strengthens against the currency underlier) may offset the appreciation of one or more other currency underliers against the U.S. dollar.  As a result, even if one or more currency underliers have appreciated against the U.S. dollar over the term of your notes, the currency component may not reflect this appreciation if one or all of the other currency underliers depreciate against the U.S. dollar.

Intervention in the Foreign Currency Exchange Markets by the Countries Issuing the Currency Underliers Could Materially and Adversely Affect the Value of Your Notes

Certain currencies’ exchange rates are volatile and are affected by numerous factors specific to each foreign country.  Foreign currency exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely. Governments, including those issuing the currency underliers, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies.  Currency developments may occur in any of the countries issuing a currency underlier. Often, these currency developments impact foreign currency exchange rates in ways that cannot be predicted.

Governments may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the offered notes is that their liquidity, trading value and any payment thereon could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders.

The calculation agent is not obligated to make any offsetting adjustment or change in the event that any floating exchange rate should become fixed, any fixed exchange rate should be allowed to float, or that a band limiting the float of any currency underlier should be altered or removed, in each case, during the life of your notes. Nor will the calculation agent be obligated to make any offsetting adjustment or change in the event of any other devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting the currency underliers or any other currency.

A weakening in any exchange rate of the currency underliers relative to the U.S. dollar as a result of any intervention by sovereign governments may have a material adverse effect on the value of your notes and the return on an investment in your notes.

Even Though Currencies Trade Around-The-Clock, Your Notes Will Not

The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your notes, if any trading market develops, will not conform to the hours during which the currency underliers are traded. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your notes. The possibility of these movements should be taken into account in relating the value of your notes to those in the underlying foreign currency exchange markets. There is no systematic reporting of last-sale information for foreign currencies.  Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the exchange rates used to calculate any payments on your notes.  There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

Suspensions or Disruptions of Market Trading in One or More Foreign Currencies May Adversely Affect the Value of Your Notes

The foreign currency exchange markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets and the participation of speculators. These circumstances could adversely affect the relevant exchange rate or rates and, therefore, the value of your notes.

Owning the Notes is Not the Same as Owning the Applicable Currencies

The return on your notes will not reflect the return you would realize if you actually purchased any or all of the currency underliers. Even if the currency underliers appreciate during the term of the notes, the market value of the notes may not increase by the same amount.  It is also possible for the currency underliers to appreciate while the market value of the notes declines.

Risks Relating to the Equity Underliers

The Return on Your Notes Will Not Reflect Any Dividends Paid on Any Underliers, or the Underlier Stocks, as Applicable

The sponsors of the S&P 500® Index, the TOPIX and the EURO STOXX 50® Index calculate the level of the applicable underlier by reference to the prices of the stocks included in the applicable underlier, which we refer to as underlier stocks, without taking account of the value of dividends paid on those stocks.

Therefore, the return on your notes will not reflect the return you would realize if you actually owned the stocks included in each underlier and received the dividends paid on those stocks.  You will not receive any dividends that may be paid on any of the underlier stocks by the underlier stock issuers.  See “—You Have No Shareholder Rights or Rights to Receive Any Shares of an Underlier or Any Underlier Stock” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Shares of an Underlier or Any Underlier Stock

Investing in your notes will not make you a holder of any shares of the iShares® MSCI Emerging Markets Index Fund or the underlier stocks of the S&P 500® Index, the TOPIX or the EURO STOXX 50® Index.  Neither you nor any other holder or owner of your notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to an underlier or the stocks comprising an underlier.  Your notes will be paid in cash, and you will have no right to receive delivery of any shares of an underlier or the stocks comprising an underlier.

Except to the Extent We are One of the 500 Companies Whose Common Stock Comprises the S&P 500® Index, There Is No Affiliation Between the Issuers of Underlier Stocks or Any Underlier Sponsor And Us, And We Are Not Responsible For Any Disclosure By the Issuers of Underlier Stocks or Underlier Sponsors

The common stock of Goldman Sachs is one of the 500 underlier stocks comprising the S&P 500® Index.  Goldman Sachs is not otherwise affiliated with the issuers of the underlier stocks or the underlier sponsors unless otherwise disclosed in the applicable pricing supplement.  As we have told you above, however, we or our affiliates may currently or from time to time in the future own securities of, or engage in business with, the underlier sponsors or the underlier stock issuers.  Nevertheless, neither we nor any of our affiliates assumes any responsibility for the accuracy or the completeness of any information about the underliers or the underlier stock issuers.  You, as an investor in your notes, should make your own investigation into the underliers and the underlier stock issuers.  See “The Underliers” below for additional information about the underliers.

Neither the underlier sponsors nor the underlier stock issuers are involved in the offering of your notes in any way and none of them have any obligation of any sort with respect to your notes.  Thus, neither the underlier sponsors nor the underlier stock issuers have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the market value of your notes.

The Policies of the iShares® MSCI Emerging Markets Index Fund’s Investment Advisor, BlackRock Fund Advisors, and MSCI, the Sponsor of the MSCI Emerging Markets Index, Could Affect the Amount Payable on Your Notes and Their Market Value

The iShares® MSCI Emerging Markets Index Fund’s investment advisor, BlackRock Fund Advisors (“BFA”), may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of the investment advisor concerning the calculation of the net asset value of the iShares® MSCI Emerging Markets Index Fund (the “index fund”), additions, deletions or substitutions of securities in the index fund and the manner in which changes affecting the MSCI Emerging Markets Index (the “MSCI EM index”) are reflected in the index fund that could affect the market price of the shares of the index fund, and therefore, the amount payable on your notes on the maturity date. The amount payable on your notes and their market value could also be affected if BFA changes these policies, for example, by changing the manner in which it calculates the net asset value of the index fund, or if BFA discontinues or suspends calculation or publication of the net asset value of the index fund, in which case it may become difficult or inappropriate to determine the market value of your notes.

If events such as these occur, the calculation agent — which initially will be Goldman, Sachs & Co. — may determine the closing price of the index fund on the determination date — and thus the amount payable on the maturity date, if any — in a manner, in its sole discretion, it considers appropriate. We describe the discretion that the calculation agent will have in determining the final underlier level on the determination date and the amount payable on your notes more fully under “Supplemental Terms Your Notes — Discontinuance or Modification of an Underlier — Discontinuance or Modification of the iShares® MSCI Emerging Markets Index Fund or the iShares® Barclays 7-10 Year Treasury Bond Fund” on page S-37.

In addition, MSCI (the “MSCI EM index sponsor”) owns the MSCI EM index and is responsible for the design and maintenance of the MSCI EM index. The policies of the MSCI EM index concerning the calculation of the MSCI EM index, including decisions regarding the addition, deletion or substitution of the equity securities included in the MSCI EM index, could affect the level of the MSCI EM index and, consequently, could affect the market prices of shares of the index fund and, therefore, the amount payable on your notes and their market value.

There Are Risks Associated with the iShares® MSCI Emerging Markets Index Fund

Although the index fund’s shares are listed for trading on NYSE Arca, Inc. (the “NYSE Arca”) and a number of similar products have been traded on the NYSE Arca or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the index fund or that there will be liquidity in the trading market.

In addition, the index fund is subject to management risk, which is the risk that the index fund investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, the index fund investment advisor may select up to 10% of the index fund’s assets to be invested in shares of equity securities that are not included in the MSCI EM index.  The index fund is also not actively managed and may be affected by a general decline in market segments relating to the MSCI EM index.  The index fund investment advisor invests in securities included in, or representative of, the MSCI EM index regardless of their investment merits.  The index fund investment advisor does not attempt to take defensive positions in declining markets.

In addition, the index fund is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agent and depositories.  Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.

The iShares® MSCI Emerging Markets Index Fund and the MSCI Emerging Markets Index are Different and the Performance of the iShares® MSCI Emerging Markets Index Fund May Not Correlate with the Performance of the MSCI Emerging Markets Index

The index fund uses a representative sampling strategy to attempt to track the performance of the MSCI EM index. The index fund may not hold all or substantially all of the equity securities included in the MSCI EM index and may hold securities or assets not included in the MSCI EM index. Therefore, while the performance of the index fund is generally linked to the performance of the MSCI EM index, the performance of the index fund is also linked in part to shares of equity securities not included in the MSCI EM index and to the performance of other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with the index fund investment advisor.

Imperfect correlation between the index fund’s portfolio securities and those in the MSCI EM index, rounding of prices, changes to the MSCI EM index and regulatory requirements may cause tracking error, the divergence of the index fund’s performance from that of the MSCI EM index.

In addition, the performance of the index fund will reflect additional transaction costs and fees that are not included in the calculation of the MSCI EM index and this may increase the tracking error of the index fund. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between the index fund and the MSCI EM index. Finally, because the shares of the index fund are traded on the NYSE Arca and are subject to market supply and investor demand, the market value of one share of the index fund may differ from the net asset value per share of the index fund.

For all of the foregoing reasons, the performance of the index fund may not correlate with the performance of the MSCI EM index. Consequently, the return on the notes will not be the same as investing directly in the index fund or in the MSCI EM index or in the index fund stocks or in the MSCI EM index stocks, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of the MSCI EM index.

You Will Have Limited Anti-dilution Protection

Goldman, Sachs & Co., as calculation agent for your notes, may adjust the final underlier level, but only in the situations we describe in “Specific Terms of Your Notes — Anti-dilution Adjustments”. The calculation agent will not be required to make an adjustment for every event that may affect the index fund and will have broad discretion to determine whether and to what extent an adjustment is required.

Except to the Extent Goldman, Sachs & Co. and One or More of Our Other Affiliates Act as Authorized Participants in the Distribution of, and, at Any Time, May Hold, Shares of the iShares® MSCI Emerging Markets Index Fund, There Is No Affiliation Between BlackRock Fund Advisors or MSCI and Us, and We Are Not Responsible for Any Disclosure by BlackRock Fund Advisors or MSCI

Goldman, Sachs & Co. and one or more of our other affiliates may act, from time to time, as authorized participants in the distribution of shares of the index fund, and, at any time, may hold shares of the index fund. Goldman Sachs is not otherwise affiliated with BFA or the issuers of the stocks underlying the index fund. We or our affiliates may currently or from time to time in the future engage in business with issuers of the stocks underlying the index fund. Nevertheless, neither we nor any of our affiliates assumes any responsibility for the accuracy or the completeness of any information about any issuer of the stocks underlying the index fund. You, as an investor in your notes, should make your own investigation into such issuer.

Neither BFA nor any issuer of the stocks underlying the index fund are involved in this offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Neither the index fund nor any such issuer have any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your notes.

Your Notes Will Be Subject to Foreign Currency Exchange Rate Risk

Your notes are linked in part to an index fund that holds certain stocks that are denominated in non-U.S. dollar currencies. The level of the index fund stocks denominated in non-U.S. dollar currencies will be adjusted to reflect their U.S. dollar value by converting the price of the index fund stocks from the non-U.S. dollar currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which an index fund stock is denominated, the level of the index fund may not increase, even if the value of the index fund stock increases over the life of your notes.

Foreign currency exchange rates vary over time, and may vary considerably during the life of your notes. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

•                  existing and expected rates of inflation;

•                  existing and expected interest rate levels;

•                  the balance of payments among countries;

•                  the extent of government surpluses or deficits in the relevant foreign country and the United States; and

•                  other financial, economic, military and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The price of the notes and payment on the stated maturity date could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad with respect to an index stock or other de facto restrictions on the repatriation of U.S. dollars.

Intervention in the Foreign Currency Exchange Markets by the Countries Issuing any Currency that Underlies a Stock in the Index Fund Could Materially and Adversely Affect the Value of Your Notes

Specific foreign currencies’ exchange rates are volatile and are affected by numerous factors specific to each foreign country.  Foreign currency exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely. Governments, including those issuing the currencies in which the index fund is denominated or in which the underlying stocks held by the index fund trade, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Currency developments may occur in any of the countries issuing the currencies in which the index fund is denominated or in which the underlying stocks held the index fund trade to which your notes are linked. Often, these currency developments impact foreign currency exchange rates in ways that cannot be predicted.

Governments may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing notes linked to an index fund that is denominated in a non-U.S. dollar currency or that convert the currencies in which non-U.S. dollar underlying stocks trade is that their liquidity, trading value and payment amount could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders.

The calculation agent is not obligated to make any offsetting adjustment or change in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting any underliers that are denominated in a non-U.S. dollar currency or that convert the currencies in which non-U.S. dollar underlying stocks trade, in each case, during the life of your notes.

Because a U.S. dollar-denominated index fund itself converts the prices of underlying stocks that trade in foreign currencies to their U.S. dollar equivalents, a weakening in the exchange rate of any such foreign currency relative to the U.S. dollar may have a material adverse effect on the value of your notes and the return on an investment in your notes.

Suspensions or Disruptions of Market Trading in One or More Foreign Currencies May Adversely Affect the Value of Your Notes

The foreign currency exchange markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets and the participation of speculators. Because the U.S. dollar-denominated index fund itself converts the prices of underlying stocks that trade in foreign currencies to their U.S. dollar equivalents, or otherwise), these circumstances could adversely affect the relevant foreign currency exchange rates and, therefore, the value of your notes.

The Return on Your Notes Will Not Be Adjusted for Changes in the Foreign Currency Exchange Rate

The stocks underlying the EURO STOXX 50® Index and the TOPIX, respectively, are traded in foreign currencies but are not adjusted to reflect their U.S. dollar value.  Therefore, the amount payable on your notes at maturity will not be adjusted for changes in the applicable foreign currency/U.S. dollar exchange rates.  The amount payable on the stated maturity date will be based solely upon the overall change in the level of the applicable basket over the life of your notes.  Changes in foreign currency exchange rates, however, may reflect changes in the economy of the foreign countries in which the underlier’s component stocks are listed that, in turn, may affect the final basket level.

Your Investment in the Notes Will Be Subject to Risks Associated with Foreign Securities Markets

The iShares® MSCI Emerging Markets Index Fund, the EURO STOXX 50® Index and the TOPIX that have their primary listing on an exchange located outside the U.S. or include stocks issued by foreign companies.  You should be aware that investments in securities linked to the value of foreign equity securities involve particular risks.  The foreign securities markets in which the iShares® MSCI Emerging Markets Index Fund, the EURO STOXX 50® Index and the TOPIX trade may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets.  Direct or indirect government intervention to stabilize these foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in these markets.  Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in foreign countries are subject to political, economic, financial and social factors that apply in those geographical regions.  These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health development in the region.  Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The countries whose markets are represented by the iShares® MSCI Emerging Markets Index Fund are considered to be countries with emerging markets.  Countries with emerging markets may have relatively less stable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries.  The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

Risks Relating to the Treasury Bond Underlier

The Value of the Shares of the iShares® Barclays 7-10 Year Treasury Bond Fund May Not Completely Track the Level of the Underlying Index

Although the trading characteristics and valuations of shares of the iShares® Barclays 7-10 Year Treasury Bond Fund, which we also refer to as the bond fund, will usually mirror the characteristics and valuations of the underlying index, the value of the U.S. Treasury bonds held by the bond fund may not completely track the level of the underlying index. The value of a share of the bond fund may reflect transaction costs and fees incurred or imposed by the issuer of the bond fund that are not included in the calculation of the underlying index. Additionally, because the bond fund may not actually hold all of the U.S. Treasury bonds that comprise the underlying index, but invests in a representative sample of securities which have a similar investment profile as the bonds that comprise the underlying index, the bond fund may not fully replicate the performance of the underlying index.  As a result, your notes may not perform as well as an investment linked directly to the underlying index.

Your Investment Is Subject to Concentration Risks

The U.S. Treasury bonds held by the bond fund are all obligations of the United States Government and are of a similar maturity.  As a result, the performance of the treasury bond underlier will be concentrated in the performance of bonds issued by a single issuer and bonds having the same general tenor and terms. Although your investment in the notes will not result in the ownership or other direct interest in the U.S. Treasury bonds held by the bond fund, the return on your investment in the notes will be subject to certain risks similar to those associated with direct investment in a U.S. Treasury bonds of similar maturity.  This increases the risk that any downgrade of the credit ratings of the U.S. Government from its current ratings, any increase in risk that the U.S. Treasury may default on its obligations by the market (whether for credit or legislative process reasons) or any other market events that create a decrease in demand for U.S. Treasury bonds having an average time to maturity of seven to ten years would significantly adversely affect the bond fund and therefore the payment at maturity on your notes.

Your Investment Is Subject to Income Risk and Interest Rate Risk

The bond fund’s income may decline when interest rates fall. This decline can occur because the bond fund must invest in lower-yielding bonds as bonds in its portfolio fall outside the time to maturity limits required by the bond fund’s investment objective, bonds in the underlying index are substituted or the bond fund otherwise needs to purchase additional bonds. In addition, as interest rates rise, the value of the fixed-rate bonds held by the bond fund is likely to decrease. Securities with longer durations, such as those held by the bond fund, tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. If any of these events occur, the shares of the bond fund and the payment at maturity on your notes could be adversely affected.

The Bond Fund’s Shares May Be Subject To Pricing Dislocations and May Not Trade At the Bond Fund’s Net Asset Value, Which May Adversely Affect Your Notes

Shares of the bond fund may trade in the secondary market at times when the bond fund does not accept orders to purchase or redeem shares. At such times, shares may trade in the secondary market with more significant premiums or discounts than might be experienced at times when the bond fund accepts purchase and redemption orders. In addition, shares of the bond fund trade at prices at, above or below their most recent net asset value, or NAV. The NAV of the bond fund is calculated at the end of each business day and fluctuates with changes in the market value of the bond fund’s holdings since the most recent calculation. The trading prices of the bond fund’s shares fluctuate continuously throughout trading hours based on market supply and demand rather than NAV. The trading prices of the bond fund’s shares may deviate significantly from NAV during periods of market volatility, and disruptions to creations and redemptions of the bond fund’s shares by the bond fund or the existence of extreme market volatility may result in trading prices for shares of the bond fund that differ significantly from their NAV.  If any of these dislocations were to occur on the determination date, the payment at maturity on your notes may be adversely affected.

The Bond Fund Is Passively Managed and May Not Perform As Well As An Actively Managed Fund

The bond fund is not actively managed and may be affected by a general decline in U.S. Treasury bonds. The bond fund invests in securities included in, or representative of, the underlying index regardless of their investment merits. The bond fund’s investment advisor does not attempt to take defensive positions under any market conditions, including during declining markets.  As a result, the shares of the bond fund and therefore your notes may not perform as well as an investment in an actively managed fund or a note linked to such a fund.

SPECIFIC TERMS OF YOUR NOTES

We refer to the notes we are offering by this prospectus supplement as the “offered notes” or the “notes”. Please note that in this prospectus supplement, references to “The Goldman Sachs Group, Inc.”, “we”, “our” and “us” mean only The Goldman Sachs Group, Inc. and do not include its consolidated subsidiaries. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated September 19, 2011, as supplemented by the accompanying prospectus supplement, dated September 19, 2011, in each case relating to the Medium-Term Notes, Series D, of The Goldman Sachs Group, Inc. Please note that in this section entitled “Specific Terms of Your Notes”, references to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company. Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”.

The notes are part of a series of debt securities, entitled “Medium-Term Notes, Series D”, that we may issue under the indenture from time to time as described in the accompanying prospectus and accompanying prospectus supplement. The notes are also “indexed debt securities”, as defined in the accompanying prospectus.

This prospectus supplement summarizes specific financial and other terms that apply to the notes, including your notes; terms that apply generally to all Series D medium-term notes are described in “Description of Notes We May Offer” in the accompanying prospectus supplement. The terms described here supplement those described in the accompanying prospectus supplement and the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

In addition to those terms described on the first three pages of this prospectus supplement, the following terms will apply to your notes:

No interest:  we will not pay interest on your notes

Specified currency:

•                  U. S. dollars (“$”)

Form of note:

•                  global form only: yes, at DTC

•                  non-global form available: no

Denominations: each note registered in the name of a holder must have a face amount of $1,000 or integral multiples of $1,000 in excess thereof

Defeasance applies as follows:

•                 full defeasance: no

•                  covenant defeasance: no

Other terms:

•                  the default amount will be payable on any acceleration of the maturity of your notes as described under “— Special Calculation Provisions” below

•                  a business day for your notes will not be the same as a business day for our other Series D medium-term notes, as described under “— Special Calculation Provisions” below

•                  a trading day for your notes will be as described under “— Special Calculation Provisions” below

•                  a fixing day for your notes will be as described under “— Special Calculation Provisions” below

Please note that the information about the settlement date or trade date, issue price, underwriting discount and net proceeds to The Goldman Sachs Group, Inc. on the front cover page or elsewhere in this prospectus supplement relates only to the initial issuance and sale of the notes.  We may decide to sell additional notes on one or more dates after the date of this prospectus supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth on the front cover page or elsewhere in this prospectus supplement.  If you have purchased your notes in a market-making transaction after the initial issuance and sale of the notes, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

We describe the terms of your notes in more detail below.

Baskets, Components, Currency Underliers, Commodity Underlier, Equity Underliers, Treasury Bond Underlier, Underlier Sponsors, Index Commodities, Underlier Stocks, Component Indices

In this prospectus supplement, when we refer to the baskets, we mean each of three baskets that provide differently weighted exposures to four components: a currency component, a commodity component, an equity component and a treasury bond component.  The weighting of each component will be different in each basket and each component is made up of one or more underliers.

When we refer to the currency component, we refer to an equally weighted basket comprised of the Brazilian real/U.S. dollar exchange rate (BRL/USD), the British pound/U.S. dollar exchange rate (GBP/USD), the European Union euro/U.S. dollar exchange rate (EUR/USD) and the Japanese yen/U.S. dollar exchange rate (JPY/USD).  When we refer to the commodity component, we refer to the S&P GSCI® Excess Return Index (GSCI).  When we refer to the equity component, we refer to an equally weighted basket comprised of the S&P 500® Index (SPX), the EURO STOXX 50® Index (SX5E), the TOPIX (TPX), and the iShares® MSCI Emerging Markets Index Fund (EEM).  When we refer to the treasury bond component, we refer to the iShares® Barclays 7-10 Year Treasury Bond Fund (IEF).

When we refer to the currency underliers, we refer to each of the BRL/USD, GBP/USD, EUR/USD and JPY/USD.  When we refer to the commodity underlier, we refer to the GSCI or any successor underlier, as it may be modified, replaced or adjusted from time to time as described under “— Cash Settlement Amount on Stated Maturity Date — Discontinuance or Modification of an Underlier” below.  When we refer to the equity underliers, we refer to the SPX, SX5E, TPX and EEM as each may be modified, replaced or adjusted from time to time as described under “— Cash Settlement Amount on Stated Maturity Date — Discontinuance or Modification of an Underlier” below or, in the case of the EEM, subject to the anti-dilution provisions as described under “ — Anti-Dilution Adjustments” below.  When we refer to the treasury bond underlier, we refer to the IEF, as it may be modified, replaced or adjusted from time to time as described under “— Cash Settlement Amount on Stated Maturity Date — Discontinuance or Modification of an Underlier” below, subject to the anti-dilution provisions as described under “ — Anti-Dilution Adjustments” below.  When we refer to the underliers, we refer to the currency underliers, the commodity underlier, the equity underliers and the treasury bond underlier.

When we refer to the underlier sponsors as of any time, we mean the entities, including any successor sponsors, that determine and publish the underliers (other than the currency underliers, EEM and IEF) as then in effect.  When we refer to the investment advisor for the EEM or IEF as of any time, we mean the entity, including any successor investment advisor, that manages the investment of the assets of the EEM or IEF, as applicable, as then in effect.  When we refer to the index commodities as of any time, we mean the commodity contracts that comprise the GSCI, as then in effect, after giving effect to any additions, deletions or substitutions.  When we refer to the underlier stocks as of any time, we mean the stocks that underlie the SPX, SX5E or TPX, as applicable, in each case, as then in effect, after giving effect to any additions, deletions or substitutions.  When we refer to the component indices as of any time, we mean the indices that comprise the MSCI Emerging Markets IndexSM with regard to the EEM and the Barclays Capital U.S. 7-10 Year Treasury Bond Index with regard to the IEF, in each case, as then in effect and after giving effect to any additions, deletions or substitutions.

Currency Underliers

In this prospectus supplement, when we refer to the currency underliers or the exchange rates as of any time, we mean the exchange rates for each currency, expressed as the foreign currency value of one U.S. dollar (BRL/USD, GBP/USD, EUR/USD and JPY/USD).

Cash Settlement Amount on Stated Maturity Date

The payment amount for each $1,000 face amount of notes outstanding on the stated maturity date will be an amount in cash equal to:

•     if the best performing basket return is positive, the sum of (i) $1,000 plus (ii) the product of $1,000 times the best performing basket return; or

•     if the best performing basket return is zero or negative, $1,000

The best performing basket return will equal the greatest of the three basket returns.

The basket return equals, with respect to each basket, the sum of the component weighted returns in such basket.

The component weighted return equals, for each component, the currency component return, the commodity component return, the equity component return or the treasury bond component return, as applicable, multiplied by the applicable weight indicated in the table below:

	Basket
Component	Basket A	Basket B	Basket C
Currency Component	15%	10%	5%
Commodity Component	5%	10%	15%
Equity Component	25%	40%	55%
Treasury Bond Component	55%	40%	25%

The currency component return will equal the sum of the results of, for each currency underlier, 1/4 multiplied by the quotient of (i) the initial underlier level minus the final underlier level divided by (ii) the final underlier level, expressed as a positive or negative percentage, as determined by the calculation agent on the determination date.

The commodity component return will equal the quotient of (i) the final commodity underlier level minus the initial commodity underlier level divided by (ii) the initial underlier level, expressed as a positive or negative percentage, as determined by the calculation agent on the determination date.

The equity component return will equal the sum of the results of, for each equity underlier, 1/4 multiplied by the quotient of (i) the final underlier level minus the initial underlier level divided by (ii) the initial underlier level, expressed as a positive or negative percentage, as determined by the calculation agent on the determination date.

The treasury bond component return will equal the quotient of (i) the final treasury bond underlier level minus the initial treasury bond underlier level divided by (ii) the initial treasury bond underlier level, expressed as a positive or negative percentage, as determined by the calculation agent on the determination date.

The initial underlier level for each underlier will be set on the trade date.

Final Underlier Levels

The calculation agent will determine the final underlier level, which will be:

•                  with respect to the GSCI, SPX, SX5E and TPX, the closing level of each such underlier on the determination date as calculated and published by the applicable underlier sponsor;

•                  with respect to the EEM and IEF, the closing price of such fund on the determination date; and

•                  with respect to the currency underliers, the final exchange rate of such currency underlier on the determination date.

However, the calculation agent will have discretion to adjust the closing level or closing price, as applicable, on the determination date or to determine it in a different manner as described under “ — Closing Level and Closing Price of the Underliers”, “— Consequences of a Market Disruption Event or a Non-Trading Day”, “— Discontinuance or Modification of an Underlier” and “ — Anti-Dilution Adjustments” below.  The final exchange rates will be determined in accordance with the procedures set forth below under “— Final Exchange Rates”.

Final Exchange Rates

With respect to the BRL/USD, the final exchange rate will equal the BRL/USD exchange rate (expressed as the BRL value of one U.S. dollar) determined by reference to the Brazilian real/U.S. dollar offered rate for U.S. dollars on the determination date for settlement in two business days reported by the Banco Central do Brasil on SISBACEN Data System under transaction code PTAX-800 (“Consulta de Cambio” or Exchange Rate Inquiry), Option 5 (“Cotacões para Contabilidade” or “Rates for Accounting Purposes”) (the “PTAX BRL Rate”) by approximately 1:15 p.m., São Paulo time (or any successor or replacement service or page).

However, if the calculation agent determines in its sole discretion that the PTAX BRL Rate differs from the BRL12 (as defined below) or, if the BRL12 rate is unavailable, differs from the BRL13 (as defined below) by more than 3%, such date will be deemed a non-fixing day.  If the PTAX BRL Rate is available on such date but both BRL12 and BRL13 are unavailable, then such date will be deemed a non-fixing day.

If the PTAX BRL Rate is unavailable, the calculation agent will determine the BRL/USD exchange rate by reference to BRL12.  If both the PTAX BRL Rate and BRL12 are unavailable, the calculation agent will determine the BRL/USD exchange rate by reference to BRL13.  If the PTAX BRL Rate, BRL12 and BRL13 are all unavailable, such date will be deemed a non-fixing day.

“BRL12” means, the spot rate for the Brazilian real/U.S. dollar specified rate for U.S. dollars, expressed as the amount of Brazilian reals per one U.S. dollar, for settlement in two business days, as published on EMTA’s web site (www.emta.org) at approximately 3:45 p.m. (São Paulo time), or as soon thereafter as practicable on such date. The spot rate shall be calculated by EMTA (or a service provider EMTA may select in its sole discretion) pursuant to the EMTA BRL Industry Survey Methodology (which means a methodology, dated as of March 1, 2004, as amended from time to time, for a centralized industry-wide survey of financial institutions in Brazil that are active participants in the Brazilian real/U.S. dollar spot markets for the purpose of determining the EMTA BRL Industry Survey Rate).

“BRL13” means, the spot rate for the Brazilian real/U.S. dollar specified rate for U.S. dollars, expressed as the amount of Brazilian reals per one U.S. dollar, for settlement in two business days, as published on EMTA’s web site (www.emta.org) at approximately 12:00 p.m. (São Paulo time), or as soon thereafter as practicable, on such date. The spot rate shall be calculated by EMTA (or a service provider EMTA may select in its sole discretion) pursuant to the EMTA BRL Indicative Survey Methodology (which means a methodology, dated as of March 1, 2004, as amended from time to time, for a centralized industry-wide survey of financial institutions that are active participants in the Brazilian real/U.S. dollar markets for the purpose of determining the EMTA BRL Indicative Survey Rate).

With respect to the GBP/USD, the final exchange rate will equal the GBP/USD exchange rate (expressed as the GBP value of one U.S. dollar) determined by reference to the rate for settlement in two business days published by WM Company which appears on the Reuters Page “WMRSPOT07” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

With respect to the EUR/USD, the final exchange rate will equal the EUR/USD exchange rate (expressed as the EUR value of one U.S. dollar) determined by reference to the rate on the determination date for settlement in two business days published by WM Company which appears on the Reuters Page “WMRSPOT05” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

With respect to the JPY/USD, the final exchange rate will equal the JPY/USD exchange rate (expressed as the JPY value of one U.S. dollar) determined by reference to the rate on  the determination date for settlement in two business days published by WM Company which appears on the Reuters Page “WMRSPOT12” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page)

In the case of each currency underlier, the final exchange rate will be determined by the calculation agent, subject to certain foreign currency disruption events described under “—

Consequences of a Market Disruption Event, a Non-Trading Day or a Non-Fixing Day” and “— Special Calculation Provisions — Fixing Day” below.

Closing Level and Closing Price of the Underliers

The closing level on any trading day, with respect to the GSCI, SPX, SX5E and TPX, will equal the official closing level of such underlier or any successor to such underlier published by such underlier sponsor on such trading day for such underlier, except in the limited circumstances described under “— Consequences of a Market Disruption Event or a Non-Trading Day” and”— Discontinuance or Modification of an Underlier” below.

The closing price on any trading day, with respect to the EEM and IEF, will be, except in the limited circumstances described under “— Consequences of a Market Disruption Event, a Non-Trading Day or a Non-Fixing Day” and subject to adjustment as provided under “— Discontinuance or Modification of an Underlier” below, the closing sale price or last reported sale price, regular way, for such underlier, on a per-share basis 1) on the principal national securities exchange on which that underlier is listed for trading on that day, or 2) if such underlier is not listed on any national securities exchange, on that day, on any other U.S. national market system that is the primary market for the trading of that underlier.

If the EEM or IEF is not listed or traded as described above, then the closing price for the EEM or IEF, as applicable on any day will be the average, as determined by the calculation agent, of the bid prices for such underlier obtained from as many dealers in that underlier selected by the calculation agent as will make those bid prices available to the calculation agent.  The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Stated Maturity Date

The stated maturity date (which will be determined on the trade date) is expected to be the third scheduled business day after the determination date, unless that day is not a business day, in which case the stated maturity date will be the next following business day.  If the determination date is postponed as described under “— Determination Date” below, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date.

Determination Date

The determination date will be a date specified on the trade date and is expected to be approximately five years after the trade date, unless the calculation agent determines that:

•                  a market disruption event with respect to any index commodity, equity underlier or treasury bond underlier occurs or is continuing on that day;

•                  such day is not otherwise a trading day with respect to any index commodity, equity underlier or treasury bond underlier:

•                  an unscheduled holiday occurs or is continuing on that day with respect to any currency underlier; or

•                  such day is not otherwise a fixing day (except because of a scheduled holiday) with respect to any currency underlier.

In that event, the determination date will be the first following day:

•                  on which a market disruption event does not occur and is not continuing with respect to such index commodity, equity underlier and treasury bond underlier;

•                  that is a trading day with respect to such index commodity, equity underlier and treasury bond underlier;

•                  which is neither an unscheduled holiday nor a scheduled holiday with respect to such currency underlier; and

•                  that is a fixing day with respect to such currency underlier.

In no event, however, will a market disruption event, non-trading day or non-fixing day with respect to any index commodity, equity underlier, currency underlier or treasury bond underlier cause the determination date to be postponed by more than ten scheduled business days.  In the event the determination date is postponed, the levels of the underliers will be calculated according to the provisions set forth under “—

Consequences of a Market Disruption Event, a Non-Trading Day or a Non-Fixing Day” below.

Consequences of a Market Disruption Event, a Non-Trading Day or a Non-Fixing Day

If the determination date is postponed due to a market disruption event, non-trading day or non-fixing day with respect to one or more of the underliers, the currency component return, commodity component return, equity component return or treasury bond component return, as applicable, will be calculated based on (i) the closing level, closing price or exchange rate, as applicable, of each underlier that is not affected by the market disruption event, non-trading day or non-fixing day, if any, on the originally scheduled determination date, (ii) the closing level, closing price or exchange rate, as applicable, of each underlier that is affected on the originally scheduled determination date by the market disruption event, non-trading day or non-fixing day on the first day following the originally scheduled determination date on which no market disruption event, non-trading day or non-fixing day exists for that underlier, and (iii) the calculation agent’s assessment, in its sole discretion, of the level of such underlier or underliers on its respective “final possible valuation day” specified below with respect to each underlier as to which a market disruption event, non-trading day or non-fixing day continues through such date.  As a result of these procedures, the final level of different underliers could be determined on different calendar dates.

Equity Underliers and Treasury Bond Underlier

If a market disruption event occurs or is continuing with respect to the SPX, SX5E, TPX, EEM or IEF on a day that would otherwise be the determination date or such day is not a trading day, then the determination date will be postponed as described under “— Determination Date” above, provided that the day on which the final underlier level of the SPX, SX5E, TPX, EEM or IEF is determined will not be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date.

If the closing level or closing price, as applicable, of the SPX, SX5E, TPX, EEM or IEF must be determined on such final possible valuation day as postponed above and the calculation agent determines that the closing level of such equity underlier or treasury bond underlier is not available on such day because of a market disruption event, a non-trading day or for any other reason (other than as described under “— Discontinuance or Modification of an Underlier” below), the calculation agent will nevertheless determine the closing level or closing price, as applicable, of such equity underlier or treasury bond underlier based on its assessment, made in its sole discretion, of the level of such equity underlier or treasury bond underlier on that day.

Commodity Underlier

If a market disruption event relating to one or more index commodities occurs or is continuing on the originally scheduled determination date (or, if that day is not a trading day, then the following trading day), the calculation agent will calculate the final underlier level by using:

•                  for each index commodity that did not suffer a market disruption event on such date, the settlement price of such index commodity on such date as published by the trading facility on which it is traded, and

•                  for each index commodity that did suffer a market disruption event on such date, the settlement price of each such index commodity on the first succeeding trading day on which no market disruption event occurs or is continuing with respect to such index commodity; provided that, the day on which the settlement price of each such index commodity is determined will not be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date (i.e. the “final possible valuation day”), taking into consideration the latest available settlement price for such index commodity and any other information deemed relevant by the calculation agent.

In calculating the final underlier level in the circumstances described above, the calculation agent will use the method for calculating the commodity underlier last in effect prior to such market disruption event.

In addition, if the calculation agent determines that the level of the commodity underlier or any settlement price that must be used to determine the final underlier level is not available for any other reason, except as described under “— Discontinuance or Modification of the Index — Commodity Underlier” below, then the calculation agent will determine the final underlier level based on its assessment, made in its sole discretion, of the level of the commodity underlier or any relevant settlement price on such applicable day.

EUR/USD, GBP/USD, JPY/USD

If an unscheduled holiday occurs or is continuing on a day that would otherwise be the determination date or such day is not a fixing day (other than a scheduled holiday) with respect to the GBP/USD, EUR/USD, JPY/USD, then the determination date will be postponed as described under “— Determination Date” above, provided that the final possible valuation day on which the final exchange rate of the GBP/USD, EUR/USD, JPY/USD is determined will not be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date.

If the final exchange rate of the EUR/USD, GBP/USD, JPY/USD must be determined on such final possible valuation  day as postponed above and the calculation agent determines that the final exchange rate of such currency underlier is not available on such day because of an unscheduled holiday, scheduled holiday or non-fixing day or any other reason, the calculation agent will nevertheless determine the final exchange rate of such currency underlier based on its assessment, made in its sole discretion, of the level of such currency underlier on that day in a commercially reasonable manner.

BRL/USD

If an unscheduled holiday occurs or is continuing on a day that would otherwise be the determination date or such day is not a fixing day (other than a scheduled holiday) with respect to the BRL/USD, then the determination date will be postponed as described under “— Determination Date” above, provided that the final possible valuation day on which the final exchange rate of the BRL/USD is determined will not be later than 10 scheduled business days after the originally scheduled determination date.

If the final exchange rate of the BRL/USD must be determined on such final possible valuation day as postponed above and the calculation agent determines that the final exchange rate of the BRL/USD is not available on such day because of an unscheduled holiday, scheduled holiday or non-fixing day or any other reason, the calculation agent will nevertheless determine the final exchange rate of the BRL/USD based on its assessment, made in its sole discretion, of the level of the BRL/USD on that day in a commercially reasonable manner.

As result, each underlier other than the BRL/USD will have a final possible valuation day that is earlier than the last possible determination date.  This could result in the final level of different underliers being determined on different calendar dates.

Scheduled Holidays with respect to Currency Underliers

In the event that the calculation agent determines that the originally scheduled determination date is not a fixing day because of a scheduled holiday with respect to a currency underlier, then the level of such currency underlier will be the level on the fixing day immediately preceding the originally scheduled determination date.

Discontinuance or Modification of an Underlier

Discontinuance or Modification of the S&P 500® Index, the EURO STOXX 50® Index, the TOPIX or the S&P GSCI® Excess Return Index

If any of the underlier sponsors discontinues publication of the SPX, SX5E, TPX or GSCI and the applicable underlier sponsor or anyone else publishes a substitute underlier that the calculation agent determines is comparable to such underlier, then the calculation agent will determine the payment amount on the stated maturity date by reference to the substitute underlier.  We refer to any substitute underlier approved by the calculation agent as a successor underlier.

If the calculation agent determines that the publication of an underlier is discontinued as of the determination date and there is no successor underlier with respect to such underlier, the calculation agent will determine the payment amount on the stated maturity date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlier.

If the calculation agent determines that an underlier, the stocks or commodity contracts comprising an underlier or the method of calculating an underlier is changed at any time in any respect — including any split or reverse split and any addition, deletion or substitution and any reweighting or rebalancing of the applicable underlier or of the applicable underlier stocks or commodity contracts and whether the change is made by the applicable underlier sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor underlier, is due to events affecting one or more of the applicable underlier stocks or their issuers or is due to any other reason — and is not otherwise reflected in the level of the applicable underlier by the applicable underlier sponsor pursuant to the applicable underlier methodology described under “The Underliers” on page S-46, then the calculation agent will be permitted (but not required) to make such adjustments in the applicable underlier or the method of its calculation as it believes are appropriate to ensure that the levels of the applicable underlier used to determine the payment amount on the stated maturity date is equitable.

All determinations and adjustments to be made by the calculation agent with respect to an underlier may be made by the calculation agent in its sole discretion.  The calculation agent is not obligated to make any such adjustments.

Discontinuance or Modification of the iShares® MSCI Emerging Markets Index Fund or the iShares® Barclays 7-10 Year Treasury Bond Fund

If the EEM or IEF is delisted from the exchange on which the applicable fund has its primary listing and the applicable fund’s investment advisor or anyone else publishes a substitute fund that the calculation agent determines is comparable to the EEM or IEF, as applicable, then the calculation agent will determine the payment amount on the stated maturity date by reference to such substitute fund.  We refer to any substitute fund approved by the calculation agent as a successor fund.

If the calculation agent determines on the determination date that the EEM or IEF is delisted or withdrawn from the exchange on which the EEM or IEF, as applicable, has its primary listing and there is no successor fund, the calculation agent will determine the payment amount on the stated maturity date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the EEM or IEF, as applicable.

If the calculation agent determines that the EEM, or the stocks underlying the EEM, the IEF, or the bonds underlying the IEF, the method of calculating the EEM or IEF is changed at any time in any respect — including any split or reverse split and any addition, deletion or substitution and any reweighting or rebalancing of the EEM, or of the EEM stocks, or of the IEF, or of the IEF bonds, and whether the change is made by the applicable investment advisor under its existing policies or following a modification of those policies, is due to the publication of a successor fund, is due to events affecting one or more of the EEM stocks or their issuers or one or more of the IEF bonds, or is due to any other reason — then the calculation agent will be permitted (but not required) to make such adjustments in the EEM or IEF, as applicable, or the method of its calculation as it believes are appropriate to ensure that the closing price of the EEM or IEF, as applicable, used to determine the payment amount on the stated maturity date is equitable.

All determinations and adjustments to be made by the calculation agent with respect to the EEM and IEF may be made by the calculation agent in its sole discretion.  The calculation agent is not obligated to make any such adjustments. See also “— Anti-Dilution Adjustments for the iShares® MSCI Emerging Markets Index Fund and the iShares® Barclays 7-10 Year Treasury Bond Fund” below.

Anti-Dilution Adjustments for the iShares® MSCI Emerging Markets Index Fund and the iShares® Barclays 7-10 Year Treasury Bond Fund

With respect to the EEM and IEF, both of which are exchange traded funds, the calculation agent will have discretion to adjust the closing level of such underlier if certain events occur.  Exchange traded funds are registered investment companies that are eligible for trading on the exchanges on which they are listed.  Generally, exchange traded funds (other than commodities based exchange traded funds) are subject to regulation under the Investment Company Act of 1940 and are restricted in their activities and have dividend requirements.  In the event that any event other than a delisting or withdrawal from the relevant exchange occurs with respect to the EEM or IEF, the calculation agent shall determine whether and to what extent an adjustment should be made to the level of such underlier or any other term.  The calculation agent shall have no obligation to make an adjustment for any such event.

Default Amount on Acceleration

If an event of default occurs and the maturity of your notes is accelerated, we will pay the default amount in respect of the principal of your notes at the maturity, instead of the amount payable on the stated maturity date as described earlier. We describe the default amount under “— Special Calculation Provisions” below.

For the purpose of determining whether the holders of our Series D medium-term notes, which include your notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of your notes as the outstanding principal amount of that note. Although the terms of the notes differ from those of the other Series D medium-term notes, holders of specified percentages in principal amount of all Series D medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series D medium-term notes, including your notes, except with respect to certain series D medium-term notes if the terms of such notes specify that the holders of specified percentages in the principal amount of all such notes must also consent to such action. This action may involve changing some of the terms that apply to the Series D medium-term notes, accelerating the maturity of the Series D medium-term notes after a default or waiving some of our obligations under the indenture. In addition, certain changes to the indenture and the notes that only affect certain debt securities may be made with the approval of holders of a majority of the principal amount of such affected debt securities. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and
“— Modification of the Debt Indentures and Waiver of Covenants”.

Manner of Payment

Any payment on your notes at maturity will be made to an account designated by the holder of your notes and approved by us, or at the office of the trustee in New York City, but only when your notes are surrendered to the trustee at that office. We also may make any payment in accordance with the applicable procedures of the depositary.

Modified Business Day

As described in the accompanying prospectus, any payment on your notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date.  For your notes, however, the term business day may have a different meaning than it does for other Series D medium-term notes.  We discuss this term under “— Special Calculation Provisions” below.

Role of Calculation Agent

The calculation agent in its sole discretion will make all determinations regarding the baskets, market disruption events, the underlier levels, business days, trading days, fixing days, scheduled and unscheduled holidays, postponement of the determination date and the stated maturity date, the final underlier levels, final exchange rates, the basket returns, the default amount and the cash settlement amount on your notes at maturity.  Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Please note that Goldman, Sachs & Co., our affiliate, is currently serving as the calculation agent as of the original issue date of your notes. We may change the calculation agent for your notes at any time after the original issue date without notice and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to Goldman Sachs.

Special Calculation Provisions

Business Day

When we refer to a business day with respect to your notes, we mean a day that is a New York business day as described under “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities — Business Days” on page 28 in the accompanying prospectus.

Trading Day

When we refer to a trading day with respect to the S&P GSCI® Excess Return Index, we mean a day on which (1) the underlier sponsor is open for business and the underlier is calculated and published by the underlier sponsor, (2) the calculation agent in New York City is open for business and (3) all trading facilities on which any of the index commodities are traded are open for trading.  If the underlier sponsor publishes level with respect to the underlier on a day when one or more of the trading facilities for the index commodities are closed, that day would not be a trading day for your notes.

When we refer to a trading day with respect to the S&P® 500 Index or the TOPIX, we mean a day on which the underlier sponsor is open for business, the respective principal securities markets for all of the underlier stocks are open for trading and the underlier is calculated and published by the applicable underlier sponsor.

When we refer to a trading day with respect to the EURO STOXX 50® Index, we mean a day on which the EURO STOXX 50® Index is calculated and published by the underlier sponsor.  Therefore, in the case of the EURO STOXX 50® Index, a day would be a trading day regardless of whether one or more of the principal securities markets for the underlier stocks for the EURO STOXX 50® Index are closed on that day, if the underlier sponsor publishes the EURO STOXX 50® Index level on that day.

When we refer to a trading day with respect to the iShares® MSCI Emerging Markets Index Fund and the iShares® Barclays 7-10 Year Treasury Bond Fund, we mean a day on which (i) the exchange on which such fund has its primary listing is open for trading and (ii) the price of one share of such fund is quoted by the exchange on which such fund has its primary listing.

Fixing Day

When we refer to a fixing day with respect to your notes, we mean, for each currency underlier, a day on which the applicable exchange rate is published on the relevant source specified under “— Cash Settlement Amount on Stated Maturity Date— Final Exchange Rate” above.  Under certain circumstances, with respect to the Brazilian real, a day that is otherwise a fixing day may be deemed a “non-fixing day”.  See “— Cash Settlement Amount on Stated Maturity Date— Final Exchange Rate” above.

Closing Level

When we refer to the closing level of an underlier, we mean, with respect to the GSCI, SPX, SX5E and TPX, the official closing level of such underlier, or any successor to such underlier, published by such underlier sponsor.

Closing Price

When we refer to the closing price of an underlier, we mean, with respect to the EEM and IEF, the closing sale price or last reported sale price, regular way, for the underlier, on a per-share basis 1) on the principal national securities exchange on which that underlier is listed for trading on that day, or 2) if such underlier is not listed on any national securities exchange, on that day, on any other U.S. national market system that is the primary market for the trading of that underlier.

Unscheduled and Scheduled Holiday

Unscheduled holiday means, with respect to any exchange rate, a day on which the exchange rate for such day will not be published and displayed on the relevant source at the relevant time and the market is made aware of such unscheduled holiday (by means of a public announcement or by reference to other publicly announced information) after 9:00 a.m. New York time on the date that is two fixing days prior to the unscheduled holiday.

Scheduled holiday means, with respect to any exchange rate, a day on which the exchange rate for such date will not be published and displayed on the relevant source at the relevant time and the market is made aware of such scheduled holiday (by means of a public announcement or by reference to other publicly announced information) at or before 9:00 a.m. New York time on the date that is two fixing days prior to the scheduled holiday.

As used herein, “relevant source” means, for each exchange rate, the source from which the final exchange rate is obtained and “relevant time” means, for each exchange rate, the time at which the final exchange rate is obtained from the relevant source.

Default Amount

The default amount for your notes on any day (except as provided in the last sentence under “— Default Quotation Period” below) will be an amount, in the specified currency for the principal of your notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your notes. That cost will equal:

•                  the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•                  the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of your notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your notes, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking.  If either party obtains a quotation, it must notify the other party in writing of the quotation.  The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only— quotation obtained, and as to which notice is so given, during the default quotation period.  With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•                  no quotation of the kind referred to above is obtained, or

•                  every quotation of that kind obtained is objected to within five business days after the day the default amount first becomes due.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the default amount will equal the principal amount of your notes.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and that is, or whose securities are, rated either:

•                  A-1 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•                  P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Market Disruption Events

As is the case throughout this prospectus supplement, references to the underlier in this description of market disruption events includes such underlier and any successor underlier as it may be modified, replaced or adjusted from time to time.

Market Disruption Events for the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX

Any of the following will be a market disruption event with respect to any of the SPX, SX5E or the TPX on any given trading day:

•                  a suspension, absence or material limitation of trading in index stocks constituting 20% or more, by weight, of such underlier on their respective primary markets, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion,

•                  a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to such underlier or to index stocks constituting 20% or more, by weight, of such underlier in the respective primary markets for those contracts, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•                  index stocks constituting 20% or more, by weight, of such underlier, or option or futures contracts, if available, relating to the underlier or to index stocks constituting 20% or more, by weight, of such underlier are not trading on what were the respective primary markets for those index stocks or contracts, as determined by the calculation agent in its sole discretion, and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of The Goldman Sachs Group, Inc. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes.  For more information about hedging by The Goldman Sachs Group, Inc. and/or any of its affiliates, see “Use of Proceeds and Hedging” below.

The following events will not be market disruption events with respect to the SPX, SX5E or TPX:

•                  a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and

•                  a decision to permanently discontinue trading in option or futures contracts relating to the underlier or to any index stock.

For this purpose, an “absence of trading” in the primary securities market on which an index stock, or on which option or futures contracts relating to the underlier or an index stock are traded will not include any time when that market is itself closed for trading under ordinary circumstances.  In contrast, a suspension or limitation of trading in an index stock or in option or futures contracts, if available, relating to the underlier or an index stock in the primary market for that stock or those contracts, by reason of:

•                  a price change exceeding limits set by that market,

•                  an imbalance of orders relating to that index stock or those contracts, or

•                  a disparity in bid and ask quotes relating to that index stock or those contracts,

will constitute a suspension or material limitation of trading in that stock or those contracts in that market.

Market Disruption Event for the S&P GSCI® Index

With respect to the GSCI, any of the following will be a market disruption event with respect to any index commodity of the GSCI on any given trading day:

•                  a material limitation, suspension, or disruption of trading in such index commodity which results in a failure by the trading facility on which such index commodity is traded to report a settlement price for such index commodity on such trading day,

•                  the settlement price for such index commodity on such trading day is a “limit price”, which means that the settlement price for such index commodity on such trading day has increased or decreased from the previous day’s settlement price by the maximum amount permitted under applicable rules of the trading facility on which such index commodity is traded,

•                  failure by the trading facility on which such index commodity is traded or other price source to announce or publish the settlement price for such index commodity on such trading day, or

•                  trading in any contract underlying the GSCI on the relevant trading facility is suspended or interrupted subsequent to the opening of trading and trading in such contract does not recommence at least ten minutes prior to, and continue until, the regularly scheduled close of trading in such contract.

As used herein, “settlement price” means the official settlement price of an index commodity as published by the trading facility on which it is traded.

Market Disruption Event for the iShares® MSCI Emerging Markets Index Fund and the iShares® Barclays 7-10 Year Treasury Bond Fund

With respect to the EEM and IEF, any of the following events will be market disruption events:

•                  a suspension, absence or material limitation of trading in the underlier on its primary market for more than two consecutive hours of trading or during the one half-hour before the close of trading in that market, as determined by the calculation agent in its sole discretion,

•                  a suspension, absence or material limitation of trading in option or futures contracts relating to the underlier in the primary market for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•                  the underlier does not trade on what was the primary market for the underlier, as determined by the calculation agent in its sole discretion,

and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of The Goldman Sachs Group, Inc. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by The Goldman Sachs Group, Inc. and/or any of its affiliates, see “Use of Proceeds and Hedging” below.

The following events will not be market disruption events with respect to the EEM and IEF:

•                  a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and

•                  a decision to permanently discontinue trading in option or futures contracts relating to the underlier.

For this purpose, an “absence of trading” in the primary securities market on which shares of the underlier is traded, or on which option or futures contracts, if available, relating to the underlier are traded, will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in shares of the underlier or in option or futures contracts, if available, relating to the underlier in the primary market for that underlier or those contracts, by reason of:

•                  a price change exceeding limits set by that market, or

•                  an imbalance of orders relating to the shares of the underlier or those contracts, or

•                  a disparity in bid and ask quotes relating to the shares of the underlier or those contracts,

will constitute a suspension or material limitation of trading in shares of the underlier or those contracts in that market.

USE OF PROCEEDS AND HEDGING

We expect to use the net proceeds we receive from the sale of the offered notes for the purposes we describe in the accompanying prospectus under “Use of Proceeds”.  We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the offered notes as described below.

In anticipation of the sale of the offered notes, we and/or our affiliates expect to enter into hedging transactions involving purchases of futures and other instruments linked to the underliers on or before the trade date.  In addition, from time to time after we issue the offered notes, we and/or our affiliates may enter into additional hedging transactions and to unwind those we have entered into, in connection with the offered notes and perhaps in connection with other index-, fund-, commodity-, or currency linked notes we issue some of which may have returns linked to the one of the underliers or the stocks, currencies, commodities or bonds that comprise the underliers.  Consequently, with regard to your notes, from time to time, we and/or our affiliates:

•                  expect to acquire, or dispose of positions in listed or over-the-counter options, futures or other instruments linked to the underliers or some or all of the commodities, stocks, currencies or bonds that comprise the underliers,

•                  may take or dispose of positions in the securities of the issuers of the securities comprising the underliers,

•                  may take or dispose of positions in listed or over-the-counter options or other instruments based on foreign currencies or indices designed to track the performance of the U.S. or foreign equity markets, commodity  markets or bond markets, and /or

•                  may take short positions in the currencies stocks, commodities, bonds or other securities or instruments of the kind described above — i.e., we and/or our affiliates may sell currencies, securities, commodities or other instruments of the kind that we do not own or that we borrow for delivery to purchaser.

We and/or our affiliates may acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the offered notes and perhaps relating to other notes with returns linked to the underliers or the currencies, stocks, commodities or bonds that comprise the underliers.  We expect these steps to involve sales of instruments linked to the underliers on or shortly before the determination date.  These steps may also involve sales and/or purchases of some or all of the currencies, commodities, stocks or bonds that comprise the underliers, or listed or over-the-counter options, futures or other instruments linked to the underliers or currencies, commodities, stocks or bonds that comprise the underliers, or indices designed to track the relevant currency, commodities, equities or bond markets.   Notwithstanding the above, we are permitted to and may choose to hedge in any manner stated above, including not acquiring any positions.  Investors will not have knowledge about our hedging positions.

The hedging activity discussed above may adversely affect the market value of your notes from time to time and the amount we will pay on your notes at maturity.  See “Additional Risk Factors Specific to the Notes — Goldman Sachs’ Anticipated Hedging Activities May Negatively Impact Investors in the Notes and Cause our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes” above for a discussion of these adverse effects.

THE BASKETS

Each of the three baskets is comprised of four components:  a currency component, a commodity component, an equity component and a treasury bond component.  In each basket, the weighting of each component will be as set forth in the table below:

	Basket
Component	Basket A	Basket B	Basket C
Currency Component	15%	10%	5%
Commodity Component	5%	10%	15%
Equity Component	25%	40%	55%
Treasury Bond Component	55%	40%	25%

The currency component is an equally weighted basket comprised of the Brazilian real/U.S. dollar exchange rate (BRL/USD), the British pound/U.S. dollar exchange rate (GBP/USD), the European Union euro/U.S. dollar exchange rate (EUR/USD) and the Japanese yen/U.S. dollar exchange rate (JPY/USD) (together, the “currency underliers”).  The exchange rate for each currency underlier will be expressed as such currency underlier value of one U.S. dollar.  The commodity component is the S&P GSCI® Excess Return Index, as maintained by Standard & Poor’s (Bloomberg: “SPGSCIP <Index>“) (the “commodity underlier”).  The equity component is an equally weighted basket comprised of:  the S&P 500® Index (Bloomberg ticker “SPX”), as published by Standard & Poor’s; the EURO STOXX 50® Index (Bloomberg ticker “SX5E”), as published by STOXX Limited; the TOPIX (Bloomberg ticker “TPX”), published by the Tokyo Stock Exchange, Inc.; and the iShares® MSCI Emerging Markets Index Fund (Bloomberg ticker “EEM UP”) (together, the “equity underliers”).  The treasury bond component is the iShares® Barclays 7-10 Year Treasury Bond Fund (Bloomberg ticker “IEF UP”) (the “treasury bond underlier”).

The cash settlement amount that you will be paid for your notes on the stated maturity date will be determined by the best performing basket return, which will equal the greatest of the three basket returns.  The basket return equals, with respect to each basket, the sum of the component weighted returns in such basket.  The component weighted return will be, for each component, the currency component return, the commodity component return, the equity component return or the treasury bond component return, as applicable, multiplied by the applicable weight indicated in the table above.

The currency component return will equal the sum of the results of, for each currency underlier, 1/4 multiplied by the quotient of (i) the initial underlier level minus the final underlier level divided by (ii) the final underlier level.  The commodity component return will equal the quotient of (i) the final commodity underlier level minus the initial commodity underlier level divided by (ii) the initial commodity underlier level.  The equity component return will equal the sum of the results of, for each equity underlier, 1/4 multiplied by the quotient of (i) the final underlier level minus the initial underlier level divided by (ii) the initial underlier level.  The treasury bond component return will equal the quotient of (i) the final treasury bond underlier level minus the initial treasury bond underlier level divided by (ii) the initial treasury bond underlier level.  In each case, the component return will be expressed as a positive or negative percentage, as determined by the calculation agent on the determination date.

Hypothetical Historical Closing Levels of the Basket

Because the baskets are newly created, there is no actual historical information about their levels or returns as of the date of this prospectus supplement.  The hypothetical levels of the baskets provided in the graph below were calculated from publicly available historical closing levels, closing prices and exchange rates, as applicable, of each underlier. Such information has been derived from Bloomberg Financial Services without independent verification.

For ease of analysis, the level of each basket was set to 1.00 as of January 1, 2007 using the weighting of each component set forth above.  The hypothetical levels of the baskets were calculated over a period commencing on

January 1, 2007 and ending on May 25, 2012.  The performance of each basket during such time period is set forth in the graph below.

You should not take the hypothetical historical levels of the baskets as an indication of the future performance of the baskets.  The hypothetical levels of the baskets were calculated using historical levels of the underliers.  Any hypothetical historical upward or downward trend in the performance of any basket during any period shown below is not an indication that such basket is more or less likely to perform similarly at any time during the life of your notes.  We cannot give you any assurance that the best performing basket return will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of any basket.  The actual best performing basket return over the life of the offered notes, as well as the cash settlement amount at maturity, may bear little relation to the historical levels shown below.

THE UNDERLIERS

THE S&P GSCI® EXCESS RETURN INDEX

Questions and Answers

How Is a Commodity Index Different Than an Equity Index?

Although the S&P GSCI® Index (the “S&P GSCI Index”) tracks the performance of the commodity markets in a manner generally similar to the way in which an index of equity securities tracks the performance of the stock market, there are important differences between a commodity index and an equity index.  First, an equity index typically weights the stocks in the index based on market capitalization, a concept that has no applicability to a commodity index.  In contrast, the commodities included in the S&P GSCI Index are weighted based on their liquidity levels and their dollar-adjusted production levels, subject to certain percentage restrictions for diversification of commodities included in the basket.  Second, unlike stocks, commodity contracts expire periodically and, in order to maintain an investment in commodity contracts, it is necessary to liquidate such commodity contracts before they expire and establish positions in longer-dated commodity contracts.  This feature of the S&P GSCI Index, which is discussed below, has important implications for changes in the value of the S&P GSCI Index.

What Is a Commodity Contract?

A commodity contract is an agreement either to buy or sell a set amount of a physical commodity at a predetermined price and delivery period (which is generally referred to as a “delivery month”), or to make and receive a cash payment based on changes in the price of the commodity.  Generally speaking, the return on an investment in commodity contracts is correlated with, but different from, the return on buying and holding physical commodities.  The S&P GSCI Index currently is comprised solely of commodity contracts on physical commodities traded on regulated trading facilities.   However, it is possible that the S&P GSCI Index will in the future include swaps or other derivatives that are cleared through a centralized clearing house.

Why Does the S&P GSCI Index Track Commodity Contracts And Not Physical Commodities?

While holding an inventory of physical commodities may have certain economic benefits (for example, a refinery could use a reserve of crude oil for the continuation of its operations), it also poses administrative burdens and costs, including those arising from the need to store or transport physical commodities.  These requirements and costs may prove unattractive to investors who are interested solely in the price movement of commodities. Commodity contracts permit an investor to obtain exposure to the prices of commodities without directly incurring these requirements and costs.  However, an investor in commodity contracts, or in an index of commodity contracts, can be indirectly exposed to these costs, which may be reflected in the prices of the commodity contracts and therefore in the index level.  In addition, the fact that commodity contracts have publicly available prices allows calculation of an index based on these prices.  The use of commodity contracts, therefore, allows the index sponsor to separate the exposure to price changes from the ownership of the underlying physical commodity, and thus allow participation in the upside and downside movement of commodity prices independently of the physical commodity itself.

How Is the Basket of Commodity Contracts Weighted?

The basket of commodity contracts that the S&P GSCI Index tracks is production-weighted, which means that the weight of each commodity contract included in the S&P GSCI Index is determined by the average quantity of global production of the underlying physical commodity and its dollar value in the last five years of available data.  As of April 19, 2012, the S&P GSCI Index contained 24 commodity contracts, of which the composition and weighting in the basket are as follows: six energy products (71.40%), five industrial metals (6.67%), eight agricultural products (14.05%), three livestock products (4.48%) and two precious metals products (3.40%).

Can the Contracts Included in the S&P GSCI Index and/or Their Weightings Be Changed over Time?

In order for a commodity contract to be included in the S&P GSCI® Index for the first time or to remain in the S&P GSCI® Index, such contract and its underlying physical commodity must satisfy predetermined criteria, e.g. denomination, duration until expiry, availability of contracts to be rolled into, location of the primary trading facility, accessibility to market participants, trading history, trading volume and minimum weight in the basket, as discussed in the next section.  The index sponsor performs monthly and annual calculations to determine whether the constituent contracts meet such thresholds.  If, at the time of an annual review, certain contracts that are included in the S&P GSCI® Index fail to satisfy the criteria and/or certain contracts that have not been included in the S&P GSCI® Index satisfy such criteria, the composition of the S&P GSCI® Index will generally be changed.  If, at the time of the monthly review between annual reviews, certain contracts that are included in the S&P GSCI® Index cease to satisfy the specified criteria, certain contracts might drop out of the S&P GSCI® Index, which will in turn result in a re-weighting of the S&P GSCI® Index. For further information with respect to changes in the composition of the S&P GSCI® Index, refer to section “— Index Description” below.

If the Price of the Underlying Physical Commodities Goes Up, Will the Index Level, Therefore, Also Go Up?

Not necessarily, for two reasons:

First, your notes are linked the performance of the basket of commodity contracts included in the S&P GSCI Index, rather than individual physical commodities themselves.  Changes in the prices of commodity contracts should generally track changes in the prices of the underlying physical commodities, but, as described above under “Why Does the S&P GSCI Index Track Commodity Contracts And Not Physical Commodities?”, the prices of commodity contracts might from time to time move in ways or to an extent that differ from movements in physical commodity prices.  Therefore, you may observe prices of a particular commodity going up and the index level not changing in the same way.

Second, because commodity contracts have expiration dates – i.e., dates upon which trading of the commodity contract ceases, there are certain adjustments that need to be made to the S&P GSCI Index in order to retain an investment position in the commodity contracts.  These adjustments, which are described below and primarily include the mechanic of “rolling,” may have a positive or negative effect on the level of the S&P GSCI Index.  As a result, these adjustments may, in certain instances, cause a discrepancy between the performance of the S&P GSCI Index and the performance of the underlying commodity contracts.

What Does “Rolling” a Commodity Contract Mean?

Since any commodity contract has a predetermined expiration date on which trading of the commodity contract ceases, holding a commodity contract until expiration will result in delivery of the underlying physical commodity or the requirement to make or receive a cash settlement.  “Rolling” the commodity contracts, i.e., (i) selling near-dated (i.e., commodity contracts that are nearing expiration) commodity contracts before they expire and (ii) buying longer-dated contracts (i.e., commodity contracts that have an expiration date further in the future), allows an investor to maintain an investment position in commodities without receiving delivery of physical commodities or making or receiving a cash settlement.

The S&P GSCI Index replicates an actual investment in commodity contracts, and therefore takes into account the need to roll the commodity contracts included in the S&P GSCI Index, and reflects the effects of this rolling.  Specifically, as a commodity contract included in the S&P GSCI Index approaches expiration, the S&P GSCI Index is calculated as if the commodity contract in the first delivery month is sold and the proceeds of that sale are used to purchase a commodity contract of equivalent value in the next available delivery month.  If the price of the second commodity contract is lower than the price of the first commodity contract, the “rolling” process results in a greater quantity of the second commodity contract being acquired for the same value.

Conversely, if the price of the second commodity contract is higher than the price of the first contract, the “rolling” process results in a smaller quantity of the second commodity contract being acquired for the same value.

What Do “Contango” and “Backwardation” Mean?

When the price of a near-dated commodity contract is greater than that of a longer-dated commodity contract, the market for such contracts is referred to as in “backwardation”.  On the other hand, the market is referred to as in “contango” when the price of a near-dated commodity contract is less than that of a longer-dated commodity contract. “Rolling” commodity contracts in a backwardated or contango market can affect the level of the S&P GSCI Index.

How Does Rolling Affect the Level of the S&P GSCI Index?

“Rolling” can affect the S&P GSCI Index in the following two ways:

First, if, as described above under “What Does “Rolling” a Commodity Contract Mean?”, the S&P GSCI Index theoretically owns more commodity contracts as a result of the rolling process (albeit at a lower price), the gain or loss on the new position for a given movement in the prices of the commodity contracts will be greater than if the S&P GSCI Index had owned the same number of commodity contracts as before the rolling process. Conversely, if the S&P GSCI Index theoretically owns fewer commodity contracts as a result of the rolling process (albeit at a higher price), the gain or loss on the new position for a given movement in the prices of the commodity contracts will be less than if the S&P GSCI Index had owned the same number of commodity contracts as before the rolling process. Therefore, these differentials in the quantities of contracts sold and purchased may have a positive or negative effect on the level of the S&P GSCI Index (measured on the basis of its dollar value).

Second, the S&P GSCI Index theoretically sells a near-dated commodity contract when it gets close to expiry and buys the longer-dated commodity contract.  In a contango market, longer-dated commodity contracts are at higher prices than the near-dated commodity contracts.  In the absence of significant market changes, the prices of the longer-dated commodity contracts which the S&P GSCI Index theoretically buys and holds are expected to (but may not) decrease over time as they near expiry.  This expected decrease in price of these longer-dated commodity contracts as they near expiry can potentially cause the level of the S&P GSCI Index to decrease. However, there are a number of different factors affecting the S&P GSCI Index level (as described below in “What Factors Affect the Calculation of the Level of the S&P GSCI Index Other than Rolling?”). In a backwardated market, where the prices of near-dated commodity contracts are greater than the prices of longer-dated commodity contracts, the price of longer-dated commodity contracts which the S&P GSCI Index theoretically buys and holds are expected to (but may not) increase as they near expiry.

How Else Are the Effects of Rolling Mitigated?

Because the S&P GSCI Index is diversified across underlying commodity investments, it is probable that underlying commodities will present varying market conditions, with some commodities generally being in contango and others generally being in backwardation.  This diversification may help to offset the risk losses and gains attributable to rolling.  Additionally, any losses or gains attributable to rolling may be offset by price movements in the underlying commodity.

Does the S&P GSCI Index Have a Total Return Feature?

No. The return on your notes is based on the performance of the S&P GSCI Index, which reflects the returns that are potentially available through an unleveraged investment in commodity contracts included in the S&P GSCI Index. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those returns, would also reflect interest that could be earned on a hypothetical fully-collateralized investment. The S&P GSCI Index does not include such a total return feature or interest component.

What Factors Affect the Calculation of the Level of the S&P GSCI Index Other than Rolling?

The value of the S&P GSCI Index on any S&P GSCI® business day is determined by making certain adjustments to the value of the S&P GSCI Index on the immediately preceding S&P GSCI® business day, based mainly on the performance of the commodity contracts.  The factors affecting the scale of such adjustment, other than the effect of the rolling of the commodity contracts, are: (i) the price of the commodity contracts included in the S&P GSCI Index and (ii) the production-weight of each commodity contract in the S&P GSCI Index.

The price of the commodity contracts reported by the relevant trading facilities expose the S&P GSCI Index to price volatility.  The production-weight of each contract in the S&P GSCI Index will be determined annually based on the global production of the underlying physical commodity.

Can We Assume Any of Such Factors Will Have a Direct Effect on the Level of the S&P GSCI Index?

These factors are interrelated in complex ways and affect the performance of the commodity contracts comprising the S&P GSCI Index and, therefore, may offset each other in calculation of the level of the S&P GSCI Index.  For example, a negative price performance in energy sector contracts, which collectively have the largest production-weights, may completely eliminate a positive price performance in precious metal contracts, which collectively have the smallest production-weights.  Therefore, you should not assume any one of these factors, the effect of rolling or any other factors (e.g., the positive price movement of any underlying physical commodity) will have a direct and linear effect on the performance of the commodity contracts and the level of the S&P GSCI Index at any given time.  The level of the S&P GSCI Index, and therefore the amount payable on your notes, may decline even when one or more of such factors are favorable, due to the reasons explained in this subsection entitled “Questions and Answers”.

Where Can Additional Information on the S&P GSCI Index Be Obtained?

For information about recent levels of the S&P GSCI Index, please read the subsection entitled “— Hypothetical and Actual Historical High, Low and Final Closing Levels of the Index” below.  For further explanation on the index methodology of the S&P GSCI Index, please read the section entitled “— Index Description” below.

Additional information about the S&P GSCI® Index is available on the following website: http://www.standardandpoors.com.  We are not incorporating by reference the website or any material it includes into this prospectus supplement, the accompanying prospectus, dated September 19, 2011, or the accompanying prospectus supplement, dated September 19, 2011.

Description of the S&P GSCI® Excess Return Index

The index sponsor of the S&P GSCI® Excess Return Index owns the copyright in and all rights to the S&P GSCI® Excess Return Index.  The index sponsor has no obligation to continue to publish, and may discontinue publication of, the S&P GSCI® Excess Return Index.  The consequences of the index sponsor discontinuing or modifying the S&P GSCI® Excess Return Index are described in the section entitled “Specific Terms of Your Notes – Discontinuance or Modification of an Underlier” above.  The index sponsor also owns the copyright in and all rights to the S&P GSCI® Index.  Neither we nor any of our affiliates assume any responsibility for the accuracy or the completeness of any information about the S&P GSCI® Excess Return Index, the S&P GSCI® Index or the index sponsor.

Although Goldman, Sachs & Co. initially developed the S&P GSCI® Index, the S&P GSCI® Excess Return Index is not owned, endorsed, approved by or associated with Goldman, Sachs & Co. or its affiliated companies.  You, as an investor in your notes, should make your own investigation into the S&P GSCI® Excess Return Index.

The S&P GSCI® Excess Return Index was established in May 1991 and reflects the excess returns that are potentially available through an unleveraged investment in the contracts comprising the S&P GSCI® Index.  The value of the S&P GSCI® Excess Return Index on any given day reflects:

•                  the price levels of the contracts included in the S&P GSCI® Index (which represents the value of the S&P GSCI® Index); and

•                  the “contract daily return”, which is the percentage change in the total dollar weight of the S&P GSCI® Index from the previous day to the current day.

For a description of how contracts are selected for the S&P GSCI® Index and a discussion of the S&P GSCI® Index in general, see “Description of the S&P GSCI® Index” below.

Calculation of the S&P GSCI® Index

The value of the S&P GSCI® Index on any S&P GSCI® Index business day is equal to the product of (i) the value of the S&P GSCI® Index on the immediately preceding S&P GSCI® Index business day multiplied by (ii) one plus the contract daily return on the S&P GSCI® Index business day on which the calculation is made.  Each of these components is described below. The result of the foregoing calculation is then rounded to seven digits of precision. We use the term S&P GSCI® Index business day to mean each day on which the offices of S&P GSCI® Index sponsor in New York City are open for business.

Value of the S&P GSCI® Index

The value of the S&P GSCI® Index on any given day is the total dollar weight of the S&P GSCI® Index divided by a normalizing constant that assures the continuity of the S&P GSCI® Index over time.  The total dollar weight of the S&P GSCI® Index is the sum of the dollar weight of each of the underlying commodities.  The dollar weight of each commodity on any given day is equal to:

•                  the daily contract reference price,

•                  multiplied by the contract production weight (CPW), and

•                  during a roll period, the appropriate “roll weight” (discussed below).

The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the trading facility is closed or otherwise fails to publish a daily contract reference price on that day.  In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of the index sponsor reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided, that, if the price is not made available or corrected by 4:00 P.M. New York City time, the index sponsor may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable contract in its reasonable judgment for purposes of the relevant calculation of the value of the S&P GSCI® Index.

Contract Daily Return

The contract daily return on any given day is equal to the sum, for each of the commodities included in the S&P GSCI® Index, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight scaled by the appropriate normalizing constant,” divided by the total dollar weight of the S&P GSCI® Index on the preceding day, minus one.

The “roll weight” of a commodity reflects the fact that the positions in the futures contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration.  If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days.  Since the S&P GSCI® Index is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCI® Index takes place over a period of days at the beginning of each month (referred to as a “roll period”).  On each day of the roll period, the “roll weights” of the first nearby contract expirations and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the S&P GSCI® Index is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist:

•                                          no daily contract reference price is available for a given contract expiration;

•                                          any such price represents the maximum or minimum price for such contract month, based on trading facility price limits (referred to as a “Limit Price”);

•                                          the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 P.M., New York City time.  In that event, the index sponsor may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on such price; provided, that, if the trading facility publishes a price before the opening of trading on the next day, the index sponsor will revise the portion of the roll accordingly; or

•                                          trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll with respect to the affected contract will be effected in its entirety on the next day on which such conditions no longer exist.

Description of the S&P GSCI® Index

The S&P GSCI® Index (the “S&P GSCI® Index”) is a proprietary index that Goldman, Sachs & Co. developed. Effective February 8, 2007, The Goldman Sachs Group, Inc. (“GS Group”) completed a transaction with Standard & Poor’s by which GS Group sold to Standard & Poor’s all of the rights of Goldman, Sachs & Co. in the S&P GSCI® Index and all related indices and sub-indices, as well as certain intellectual property related to the S&P GSCI® Index. As of that date, therefore, Goldman, Sachs & Co. no longer owned the indices and is no longer responsible for the calculation, publication or administration of the indices, or for any changes to the methodology. All decisions with respect to the indices will be made, and the related actions will be taken, solely by Standard & Poor’s. Goldman, Sachs & Co. will have no control over any matters related to the indices.

The S&P GSCI® Index is an index on a production-weighted basket of physical non-financial commodities that satisfy specified criteria. The S&P GSCI® Index is designed to be a measure of the performance over time of the markets for these commodities. The only commodities represented in the S&P GSCI® Index are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the S&P GSCI® Index are weighted, on a production basis, to reflect the relative significance (in the view of the index sponsor, in consultation with the S&P GSCI® Index Committee, as described below) of such commodities to the world economy. The fluctuations in the value of the S&P GSCI® Index are intended generally to correlate with changes in the prices of such physical commodities in global markets. The S&P GSCI® Index was established in 1991 and has been normalized such that its hypothetical level on January 2, 1970 was 100.

The contracts to be included in the S&P GSCI® Index at any given time must satisfy several sets of eligibility criteria established by Standard & Poor’s. First, Standard & Poor’s identifies those contracts that meet the general criteria for eligibility. Second, the contract volume and weight requirements are applied, which serves to reduce the list of eligible contracts. At that point, the list of designated contracts for the relevant period is complete. The composition of the S&P GSCI® Index is also reviewed on a monthly basis by Standard & Poor’s.

Set forth below is a summary of the composition of, and the methodology used to calculate, the S&P GSCI® Index as of the date of this prospectus supplement. The methodology for determining the composition and weighting of the S&P GSCI® Index and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCI® Index, as described below. Standard & Poor’s makes the official calculations of the S&P GSCI® Index. The settlement price for the S&P GSCI® Index is reported on Bloomberg Page SPGCCIP at the end of each S&P GSCI® Index business day.

Goldman, Sachs & Co., and certain of its affiliates will trade the contracts comprising the S&P GSCI® Index, as well as the underlying commodities and other derivative instruments thereon, for their proprietary accounts and other accounts under their management. Goldman, Sachs & Co., and certain of its affiliates may underwrite or issue other securities or financial instruments linked to the S&P GSCI® Index and related indices. These activities could present certain conflicts of interest and could adversely affect the value of the S&P GSCI® Index. There may be conflicts of interest between you and Goldman, Sachs & Co. See “Risk Factors— Goldman Sachs’ Anticipated Hedging Activity May Negatively Impact Investors in the Notes and Cause our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes” and “Risk

Factors— Trading and Investment Activities by Goldman Sachs for its Own Account or for its Clients May Negatively Impact Investors in the Notes”.

In light of the rapid development of electronic trading platforms and the potential for significant shifts in liquidity between traditional exchanges and such platforms, the methodology for determining the composition of the S&P GSCI® Index and its sub-indices as well as procedures for evaluating available liquidity on an intra-year basis have been modified in order to provide market participants with efficient access to new sources of liquidity and the potential for more efficient trading. As a result, the S&P GSCI® Index methodology now provides for the inclusion of contracts traded on trading facilities other than exchanges, such as electronic trading platforms, if liquidity in trading for a given commodity shifts from an exchange to an electronic trading platform. Standard & Poor’s, in consultation with the S&P GSCI® Index Committee, will continue to monitor developments in the trading markets and will announce the inclusion of additional contracts, or further changes to the S&P GSCI® Index methodology, in advance of their effectiveness.

The S&P GSCI® Index Committee

Standard & Poor’s has established the S&P GSCI® Index Committee to oversee the daily management and operations of the S&P GSCI® Index, and which is responsible for all analytical methods and calculation in the indices. At each meeting, the S&P GSCI® Index Committee reviews any issues that may affect the components of the S&P GSCI® Index, statistics comparing its composition to the market, commodities being considered for addition and any significant market events. In addition, the S&P GSCI® Index Committee may revise index policy covering rules for selecting commodities, or other matters. Standard & Poor’s considers information about changes to the indices and related matters to be potentially market moving and material. Therefore, all S&P GSCI® Index Committee discussions are confidential.

Composition of the S&P GSCI® Index

In order to be included in the S&P GSCI® Index, a contract must satisfy the following eligibility criteria:

•                              The contract must be in respect of a physical commodity and not a financial commodity.

The contract must:

•                              have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future;

•                              at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement; and

•                              be traded on a trading facility which allows market participants to execute spread transactions through a single order entry between pairs of contract expirations included in the S&P GSCI® Index that, at any given point in time, will be involved in the rolls to be effected in the next three roll periods.

Moreover, the commodity must be the subject of a contract that:

•                              is denominated in U.S. dollars;

•                              is traded on or through an exchange, facility or other platform (referred to as a “trading facility”) that has its principal place of business or operations in a country which is a member of the Organization for Economic Cooperation and Development and that:

•                              makes price quotations generally available to its members or participants (and to Standard & Poor’s) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;

•                              makes reliable trading volume information available to Standard & Poor’s with at least the frequency required by Standard & Poor’s to make the monthly determinations;

•                              accepts bids and offers from multiple participants or price providers; and

•                              is accessible by a sufficiently broad range of participants.

The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the “daily contract reference price”) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI® Index. In appropriate circumstances, however, Standard & Poor’s, in consultation with the S&P GSCI® Index committee, may determine that a shorter time period is sufficient or that historical daily contract reference prices for such contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

At and after the time a contract is included in the S&P GSCI® Index, the daily contract reference price for such contract must be published between 10:00 A.M. and 4:00 P.M., New York City time, on each S&P GSCI® Index business day relating to such contract by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, such facility (and, if Standard & Poor’s is not such a member or participant, to Standard & Poor’s) on the same day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during such five-month period.

For a contract to be eligible for inclusion in the S&P GSCI® Index, volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made.

A contract that is:

•                              not included in the S&P GSCI® Index at the time of determination and that is based on a commodity that is not represented in the S&P GSCI® Index at such time must, in order to be added to the S&P GSCI® Index at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $15 billion. The total dollar value traded is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.

•                              already included in the S&P GSCI® Index at the time of determination and that is the only contract on the relevant commodity included in the S&P GSCI® Index must, in order to continue to be included in the S&P GSCI® Index after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $5 billion and at least U.S. $10 billion during at least one of the three most recent annual periods used in making the determination.

•                              not included in the S&P GSCI® Index at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI® Index at such time must, in order to be added to the S&P GSCI® Index at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $30 billion.

•                              already included in the S&P GSCI® Index at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI® Index at such time must, in order to continue to be included in the S&P GSCI® Index after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $10 billion and at least U.S. $20 billion during at least one of the three most recent annual periods used in making the determination.

•                              already included in the S&P GSCI® Index at the time of determination must, in order to continue to be included after such time, have a reference percentage dollar weight of at least 0.10%. The reference percentage dollar weight of a contract is determined by multiplying the CPW (defined below) of a contract by the average of its daily contract reference prices on the last day of each month during the relevant period. These amounts are summed for all contracts included in the

S&P GSCI® Index and each contract’s percentage of the total is then determined.

•                              not included in the S&P GSCI® Index at the time of determination must, in order to be added to the S&P GSCI® Index at such time, have a reference percentage dollar weight of at least 1.00%.

In the event that two or more contracts on the same commodity satisfy the eligibility criteria:

•                              such contracts will be included in the S&P GSCI® Index in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first, provided that no further contracts will be included if such inclusion would result in the portion of the S&P GSCI® Index attributable to such commodity exceeding a particular level.

•                              If additional contracts could be included with respect to several commodities at the same time, that procedure is first applied with respect to the commodity that has the smallest portion of the S&P GSCI® Index attributable to it at the time of determination. Subject to the other eligibility criteria set forth above, the contract with the highest total quantity traded on such commodity will be included. Before any additional contracts on the same commodity or on any other commodity are included, the portion of the S&P GSCI® Index attributable to all commodities is recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the S&P GSCI® Index attributable to it.

The 24 contracts currently included in the S&P GSCI® Index are each futures contracts traded on the New York Mercantile Exchange, Inc. (“NYM”), the InterContinental Exchange (“ICE”), the Chicago Mercantile Exchange (“CME”), the Chicago Board of Trade (“CBT”), the Kansas City Board of Trade (“KBT”), the Commodities Exchange Inc. (“CMX”) and the London Metal Exchange (“LME”). The commodity contracts currently included in the S&P GSCI® Index, the exchanges on which they are traded and their contract production weights as of April 20, 2012 are:

Trading Facility	Commodity (Contract)	2012 Contract Production Weight (CPW)
CBT	Chicago Wheat	18,217.58
KBT	Kansas City Wheat	5,004.071
CBT	Corn	29,648.15
CBT	Soybeans	8,037.317
ICE — US	Coffee	17,406.22
ICE — US	Sugar #11	344,724.8
ICE — US	Cocoa	4.116321
ICE — US	Cotton #2	53,411.21
CME	Lean Hogs	72,823.44
CME	Cattle (Live)	92,591.82
CME	Cattle (Feeder)	13,596.46
NYM/ICE	Crude Oil	13,557.23
NYM	Heating Oil	71,569.8
NYM	RBOB Gasoline	73,694.1
ICE — UK	Brent Crude Oil	6,959.701
ICE — UK	Gasoil	359.2745
NYM/ICE	Natural Gas	28,984.31
LME	Aluminum	42.53
LME	Copper	17.14
LME	Lead	7.872
LME	Nickel	1.352
LME	Zinc	11.04
CMX	Gold	76.58309
CMX	Silver	665.5205

The quantity of each of the contracts included in the S&P GSCI® Index is determined on the basis of a five-year average (referred to as the “world production average”) of the production quantity of the underlying commodity as published by the United Nations Statistical Yearbook, the Industrial Commodity Statistics Yearbook and other official sources. However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation or other factors, Standard & Poor’s, in consultation with the S&P GSCI® Index Committee, may calculate the weight of such commodity based on regional, rather than world, production data. At present, natural gas is the only commodity the weight of which is calculated on the basis of regional production data, with the relevant region being North America.

The five-year moving average is updated annually for each commodity included in the S&P

GSCI® Index, based on the most recent five-year period (ending approximately two years prior to the date of calculation and moving backwards) for which complete data for all commodities is available.  The contract production weights, or CPWs, used in calculating the S&P GSCI® Index are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity.

However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied.  This is designed to ensure that trading in each such contract is sufficiently liquid relative to the production of the commodity.

In addition, Standard & Poor’s performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the S&P GSCI® Index is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the S&P GSCI® Index to shift from contracts that have lost substantial liquidity into more liquid contracts, during the course of a given year. As a result, it is possible that the composition or weighting of the S&P GSCI® Index will change on one or more of these monthly evaluation dates. In addition, regardless of whether any changes have occurred during the year, Standard & Poor’s reevaluates the composition of the S&P GSCI® Index, in consultation with the S&P GSCI® Index committee, at the conclusion of each year, based on the above criteria. Other commodities that satisfy such criteria, if any, will be added to the S&P GSCI® Index. Commodities included in the S&P GSCI® Index and its sub-indices which no longer satisfy such criteria, if any, will be deleted.

Standard & Poor’s, in consultation with the S&P GSCI® Index Committee, also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the S&P GSCI® Index are necessary or appropriate in order to assure that the S&P GSCI® Index represents a measure of commodity market performance. Standard & Poor’s has the discretion to make any such modifications, in consultation with the S&P GSCI® Index Committee.

Contract Expirations

Because the S&P GSCI® Index is comprised of actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations”.  The contract expirations included in the S&P GSCI® Index and, as a result thereof, in a sub-index for each commodity during a given year are designated by Standard & Poor’s, in consultation with the S&P GSCI® Index Committee, provided that each such contract must be an “active contract”.  An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry. The relative liquidity of the various active contracts is one of the factors that may be taken into consideration in determining which of them Standard & Poor’s includes in the S&P GSCI® Index.

If a trading facility deletes one or more contract expirations, the S&P GSCI® Index will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by Standard & Poor’s. If a trading facility ceases trading in all contract expirations relating to a particular contract, Standard & Poor’s may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the S&P GSCI® Index. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the S&P GSCI® Index. If that timing is not practicable, Standard & Poor’s will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications and contract expirations.

Historical Information about the S&P GSCI® Excess Return Index

You should not take the historical levels of the S&P GSCI® Excess Return Index as an indication of the future performance of the index. We cannot give you any assurance that the future performance of the S&P GSCI® Excess Return Index or its underlying commodities will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.  In light of the increased volatility currently being experienced by the financial services sector and U.S. and global securities markets and recent market declines, it may be substantially more likely that you could lose all or a substantial portion of your investment in the notes.

Neither we nor any of our affiliates make any representation to you as to the performance of the S&P GSCI® Excess Return Index.  The actual performance of the S&P GSCI® Excess Return Index over the life of the offered notes, as well as the amount payable at maturity, may bear little relation to the historical levels shown below.

The table below shows the high, low and final closing levels of the S&P GSCI® Excess Return Index for each of the four calendar quarters in 2009, 2010 and 2011 and the first two calendar quarters in 2012 (through May 29, 2012).  We obtained the closing levels listed in the tables below from Bloomberg Financial Services, without independent verification.

The value of the S&P GSCI® Excess Return Index has been normalized such that its hypothetical level on January 2, 1970 was 100.

The historical performance reflected in the table set forth below is based on the methodology of the S&P GSCI® Excess Return Index identified above and on actual price movements in the relevant markets on the relevant date.  We cannot assure you, however, that this performance will be replicated in the future or that the closing levels of the S&P GSCI® Excess Return Index will serve as a reliable indicator of its future performance.

Historical High, Low and Final Closing Levels of the S&P GSCI® Excess Return Index

	High	Low	Last

2009
Quarter ended March 31	420.3954	303.4977	347.5601
Quarter ended June 30	434.4811	336.4915	414.2572
Quarter ended September 30	433.5231	369.1424	406.7835
Quarter ended December 31	455.1295	399.3358	441.2973
2010
Quarter ended March 31	460.4874	396.6954	436.8897
Quarter ended June 30	451.7025	371.5438	391.2750
Quarter ended September 30	428.4620	428.4620	423.4489
Quarter ended December 31	478.9363	424.8357	472.4918
2011
Quarter ended March 31	535.4182	468.7079	535.4182
Quarter ended June 30	560.6729	473.6758	492.8529
Quarter ended September 30	516.2448	435.2024	435.2024
Quarter ended December 31	495.3141	424.1639	474.1571
2012
Quarter ended March 31	522.8780	478.0243	501.9681
Quarter ending June 30 (through May 29, 2012)	510.4873	449.1574	450.1585

License

We or our affiliates and S&P have entered into a non-transferable, nonexclusive license agreement granting Goldman, Sachs & Co. and its affiliates, in exchange for a fee, the right to use the S&P GSCI® Index in connection with the notes.

THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STANDARD & POOR’S AND ITS AFFILIATES (“S&P”). S&P MAKES NO REPRESENTATION, CONDITION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE NOTES PARTICULARLY OR THE ABILITY OF THE S&P GSCI® EXCESS RETURN INDEX TO TRACK GENERAL MARKET PERFORMANCE.  S&P’S ONLY RELATIONSHIP TO THE ISSUER IS THE LICENSING OF CERTAIN TRADEMARKS AND TRADE NAMES AND OF THE S&P GSCI® EXCESS RETURN INDEX WHICH IS DETERMINED, COMPOSED AND CALCULATED BY S&P WITHOUT REGARD TO THE ISSUER OR THE NOTES.  S&P HAS NO OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR THE OWNERS OF THE NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE S&P GSCI® EXCESS RETURN INDEX.  S&P IS NOT RESPONSIBLE FOR AND HAS NOT PARTICIPATED IN THE DETERMINATION OF THE PRICES AND AMOUNT OF THE NOTES OR THE TIMING OF THE ISSUANCE OR SALE OF THE NOTES OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE NOTES ARE TO BE REDEEMED.  S&P HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING, OR TRADING OF THE NOTES.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P GSCI® EXCESS RETURN INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  S&P MAKES NO WARRANTY, CONDITION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDICES OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, REPRESENTATIONS OR CONDITIONS, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ANY OTHER EXPRESS OR IMPLIED WARRANTY OR CONDITION WITH RESPECT TO THE S&P GSCI® EXCESS RETURN INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) RESULTING FROM THE USE OF THE S&P GSCI® EXCESS RETURN INDEX OR ANY DATA INCLUDED THEREIN, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE S&P 500® INDEX

The S&P 500® Index, which we refer to as the S&P 500® Index, includes a representative sample of 500 leading companies in leading industries of the U.S. economy.  The S&P 500® Index is calculated, maintained and published by Standard & Poor’s Financial Services LLC (“S&P”). Additional information is available on the following website: http://www.standardandpoors.com/indices/sp-500/en/us/?indexId=spusa-500-usduf—p-us-l—.  We are not incorporating by reference the website or any material it includes in this prospectus supplement.

S&P intends for the S&P 500® Index to provide a performance benchmark for the U.S. equity markets.  S&P calculates the value of the S&P 500 Index (discussed below in further detail) based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.  The “Market Value” of any index stock is the product of the market price per share times the number of the then outstanding shares of such index stock.  The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange.  S&P chooses companies for inclusion in the S&P 500® Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.  As of May 29, 2012, the 500 companies included in the S&P 500® Index were divided into ten Global Industry Classification Sectors.  The Global Industry Classification Sectors include (with the percentage currently included in such sectors indicated in parentheses): Consumer Discretionary (11.27%), Consumer Staples (11.40%), Energy (10.85%), Financials (14.19%), Health Care (11.84%), Industrials (10.52%), Information Technology (19.72%), Materials (3.38%), Telecommunication Services (3.14%) and Utilities (3.70%).  (Sector designations are determined by the index sponsor using criteria it has selected or developed.  Index sponsors may use very different standards for determining sector designations.  In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ.  As a result, sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.)

Calculation of the S&P 500® Index

The S&P 500® Index is calculated using a base-weighted aggregate methodology.  The value of the S&P 500® Index on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the S&P 500® Index times the number of shares of such stock included in the S&P 500® Index, and the denominator of which is the divisor, which is described more fully below.

The S&P 500® Index is also sometimes called a “base-weighted index” because of its use of a divisor.  The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the index stocks’ share capital after the “base date.”  The level of the S&P 500® Index reflects the total market value of all index stocks relative to the index’s base date of 1941-43.  S&P set the base value of the S&P 500® Index on the base date at 10.

Maintenance of the S&P 500® Index

In order to keep the S&P 500® Index comparable over time S&P engages in an index maintenance process.  The S&P 500® Index maintenance process involves changing the constituents, adjusting the number of shares used to calculate the S&P 500® Index, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions.

Divisor Adjustments

The two types of adjustments primarily used by S&P are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the S&P 500® Index.  Set forth below is a table of certain corporate events and their resulting effect on the divisor and the share count.  If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected index stock and consequently of altering the aggregate market value of the index stocks following the event.  In order that the level of the S&P 500® Index not be affected by the altered market value (which could be an increase or decrease) of the affected index stock, S&P derives a new divisor by dividing the post-event market value of the index stocks by the pre-event index value, which has the effect of reducing the S&P 500® Index’s post-event value to the pre-event level.

Constituent Changes

Constituent changes are made on an as-needed basis and there is no schedule for constituent reviews.  Constituent changes are generally announced one to five business days prior to the change.  Relevant criteria for additions to the S&P 500® Index that are employed by S&P include an unadjusted market capitalization of $4.0 billion or more, adequate liquidity, reasonable price, U.S. domicile, public float of 50% or more, industry sector, financial viability and, for IPOs, a seasoning period of six to twelve months.  Stocks are deleted from the S&P 500® Index when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, and when they violate one or more of the inclusion criteria.  Companies that experience a trading halt may be retained or deleted in S&P’s discretion.  S&P evaluates additions and deletions with a view to maintaining S&P 500® Index continuity.

Changes to the Number of Shares of a Constituent

The index maintenance process also involves tracking the changes in the number of shares included for each of the index companies. The timing of adjustments to the number of shares depends on the type of event causing the change, public availability of data, local market practice, and whether the change represents more than 5% of the float-adjusted share count.  Changes as a result of mergers or acquisitions are implemented when the transaction occurs, regardless of the size of the change to the number of shares.  At S&P’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made at the quarterly share updates as described in the next sentence.  Other changes will be implemented as soon as practicable if the change to the float-adjusted share count is more than 5%.  For smaller changes, on the third Friday of the last month in each calendar quarter, S&P updates the share totals of companies in the S&P 500® Index as required by any changes in the float-adjusted number of shares outstanding.  S&P implements a share freeze the week of the effective date of the quarterly share count updates.  During this frozen period, shares are not changed except for certain corporate action events (merger activity, stock splits, rights offerings and certain share dividend payable events).  After the float-adjusted share count totals are updated, the divisor is adjusted to compensate for the net change in the total market value of the S&P 500® Index.

In addition, any changes over 5% in the current common shares outstanding for the index companies are carefully reviewed by S&P on a weekly basis, and when appropriate, an immediate adjustment is made to the divisor.  In addition, the S&P 500® Index is float-adjusted, meaning that the share counts used in calculating the S&P 500® Index reflect only those shares available to investors rather than all of a company’s outstanding shares.  To this end, S&P defines three groups of shareholders whose holdings are presumed to be for control, rather than investment purposes.  The groups are:

•            holdings by other publicly traded corporations, venture capital firms, private equity firms, or strategic partners or leveraged buyout groups;

•            holdings by government entities, including all levels of government within the United States or foreign countries; and

•            holdings by current or former officers and directors of the company, funders of the company, or family trusts of officers, directors or founders.  Second, holdings of trusts, foundations, pension funds, employee stock ownership plans or other investment vehicles associated with and controlled by the company.

Within each group, holdings are totaled, and in cases where holdings of a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted share count to be used in S&P 500® Index calculations.

For each stock an Investable Weight Factor (IWF) is calculated:

IWF = (available float shares)/(total shares outstanding)

where available float shares is defined as total shares outstanding less shares held in one or more of the three groups listed above, where the group holdings exceed 10% of the outstanding shares.

Adjustments for Corporate Actions

There are a large range of corporate actions that may affect companies included in the S&P 500® Index.  Certain corporate actions require S&P to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the value of the S&P 500® Index from changing as a result of the corporate action.  This helps ensure that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index.  Several types of corporate actions, and their related adjustments, are listed in the table below.

Corporate Action	Share Count Revision Required?	Divisor Adjustment Required?
Stock split	Yes – share count is revised to reflect new count	No – share count and price changes are off-setting
Change in shares outstanding (secondary issuance, share repurchase and/or share buy-back)	Yes – share count is revised to reflect new count	Yes – divisor adjustment reflects change in market capitalization

Spin-off if spun-off company is not being added to the S&P 500® Index	No	Yes – divisor adjustment reflects decline in index market value (i.e. value of the spun-off unit)

Spin-off if spun-off company is being added to the S&P 500® Index and no company is being removed	No	No

Spin-off if spun-off company is being added to the S&P 500® Index and another company is being removed	No	Yes – divisor adjustment reflects deletion

Special dividends	No	Yes – calculation assumes that share price drops by the amount of the dividend; divisor adjustment reflects this change in index market value
Change in IWF	No	Yes – divisor change reflects the change in market value caused by the change to an IWF

Company added to or deleted from the S&P 500® Index	No	Yes – divisor is adjusted by the net change in market value

Rights Offering	No	Yes – divisor adjustment reflects increase in market capitalization (calculation assumes that offering is fully subscribed at the set price)

Disruptions due to Exchange Closure

When an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, S&P will calculate the closing level of the S&P 500® Index based on (1) the closing prices published by the exchange, or (2) if no closing price is available, the last regular trade reported for each stock before the exchange closed.  In all cases, the prices will be from the primary exchange for each stock in the S&P 500® Index.  If an exchange fails to open due to unforeseen circumstances, the S&P 500® Index will use the prior day’s closing prices.  If all exchanges fail to open, Standard & Poor’s may determine not to publish the S&P 500® Index for that day.

Historical Quarterly High, Low and Closing Levels of the Index

The closing level of the S&P 500® Index has fluctuated in the past and may, in the future, experience significant fluctuations.  Any historical upward or downward trend in the closing level of the S&P 500® Index during any period shown below is not an indication that the S&P 500® Index is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical closing levels of the S&P 500® Index as an indication of the future performance of the S&P 500® Index.  We cannot give you any assurance that the future performance of the S&P 500® Index or the S&P 500® Index stocks will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the S&P 500® Index.  Before investing in the offered notes, you should consult publicly available information to determine the relevant S&P 500® Index levels between the date of this prospectus supplement and the date of your purchase of the offered notes.  The actual performance of the S&P 500® Index over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical levels shown below.

The table below shows the high, low and final closing levels of the S&P 500® Index for each of the four calendar quarters in 2009, 2010, 2011 and the first two calendar quarters in 2012 (through May 29, 2012).  We obtained the levels listed in the table below from Bloomberg Financial Services, without independent verification.

Quarterly High, Low and Closing Levels of the S&P 500® Index

	High	Low	Close
2009
Quarter ended March 31	934.70	676.53	797.87
Quarter ended June 30	946.21	811.08	919.32
Quarter ended September 30	1,071.66	879.13	1,057.08
Quarter ended December 31	1,127.78	1,025.21	1,115.10
2010
Quarter ended March 31	1,174.17	1,056.74	1,169.43
Quarter ended June 30	1,217.28	1,030.71	1,030.71
Quarter ended September 30	1,148.67	1,022.58	1,141.20
Quarter ended December 31	1,259.78	1,137.03	1,257.64
2011
Quarter ended March 31	1,343.01	1,256.88	1,325.83
Quarter ended June 30	1,363.61	1,265.42	1,320.64
Quarter ended September 30	1,353.22	1,119.46	1,131.42
Quarter ended December 31	1,285.09	1,099.23	1,257.60
2012
Quarter ended March 31	1,416.51	1,277.06	1,408.47
Quarter ending June 30 (through May 29, 2012)	1,419.04	1,295.22	1,332.42

License Agreement

S&P and The Goldman Sachs Group, Inc. (“GS Group”) have entered into a non-transferable, nonexclusive license agreement granting GS Group and its affiliates, in exchange for a fee, the right to use the S&P 500® Index (a trademark of S&P) in connection with the issuance of certain securities, including the offered notes.

The offered notes are not sponsored, endorsed, sold or promoted by S&P and S&P does not make any representation regarding the advisability of investing in the offered notes.  S&P makes no representation or warranty, express or implied, to the owners of the offered notes or any member of the public regarding the advisability of investing in securities generally or in the offered notes particularly or the ability of the S&P 500® Index to track general stock market performance. S&P’s only relationship to GS Group is the licensing of certain trademarks and trade names of S&P and of the use of the S&P 500® Index, which is determined, composed and calculated by S&P without regard to GS Group or the offered notes. S&P has no obligation to take the needs of GS Group or the owners of the offered notes into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the offered notes to be issued or in the determination or calculation of the equation by which the offered notes are to be exchanged into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the offered notes.

S&P DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO

EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

THE EURO STOXX 50® INDEX

The EURO STOXX 50® Index is a capitalization-weighted index of 50 European blue-chip stocks and was created by STOXX Limited.  Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 as of December 31, 1991.  The EURO STOXX 50® Index is published in The Wall Street Journal.  The level of the EURO STOXX 50® Index is disseminated on, and additional information about the index is published on, the STOXX Limited website: http://www.stoxx.com.

The top ten constituent stocks of the EURO STOXX 50® Index as of April 30, 2012, by weight, are: Total (5.97%), Sanofi-Aventis (5.28%), Siemens (4.50%), BASF (4.26%), SAP AG (3.45%), ENI (3.31%), Bayer (3.28%), Telefonica (3.26%), BCO Santander (3.19%), and Anheuser-Busch InBev (3.02%); constituent weights may be found at http://www.stoxx.com/download/indices/factsheets/sx5e_fs.pdf under “Factsheets and Methodologies” and are updated periodically.

As of April 30, 2012, the 18 industry sectors which comprise the EURO STOXX 50® Index represent the following weights in the index: banks (12.90%); oil and gas (10.10%); chemicals (9.60%); food and beverage (8.40%); insurance (8.20%); utilities (7.60%); telecommunications (7.30%); industrial goods and services (6.40%); automobiles and parts (6.00%); healthcare (5.30%); personal and household goods (5.10%); technology (4.20%); construction and materials (3.20%); retail (1.70%); media (1.30%); real estate (1.00%); basic resources (0.90%); and financial services (0.70%); industry weightings may be found at http://www.stoxx.com/download/indices/factsheets/sx5e_fs.pdf under “Factsheets and Methodologies” and are updated periodically.

Percentages may not sum to 100% due to rounding. Sector designations are determined by the index sponsor using criteria it has selected or developed. Index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.

As of April 30, 2012, the 9 countries which comprise the EURO STOXX 50® Index represent the following weights in the index: France (35.00%); Germany (34.30%); Spain (11.20%); Italy (8.50%); Netherlands (5.60%); Belgium (3.00%); Luxembourg (0.90%); Ireland (0.80%); and Finland (0.80%); country weightings may be found at http://www.stoxx.com/download/indices/factsheets/sx5e_fs.pdf under “Factsheets and Methodologies” and are updated periodically.

EURO STOXX 50® Index Composition.

The EURO STOXX 50® Index is composed of 50 underlier stocks of market sector leaders from within the 19 EURO STOXX Supersector Indices, which represents the Eurozone portion of STOXX 600 Supersector indices.  The underlier stocks have a high degree of liquidity and represent the largest companies across all market sectors.  The 19 Supersectors included in the EURO STOXX 50® Index are Automobile & Parts, Banks, Basic Resources, Chemicals, Construction & Materials, Financial Services, Food & Beverage, Health Care, Industrial Goods and Services, Insurance,  Media, Oil & Gas, Personal & Household Goods, Real Estate, Retail, Technology, Telecommunications and Utilities.

Maintenance of the EURO STOXX 50® Index

The composition of the EURO STOXX 50® Index is reviewed by STOXX Limited annually in September. Within each of the 19 EURO STOXX Supersector indices, the respective index component stocks are ranked by free–float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free–float market capitalization of the corresponding EURO STOXX Total Market Index Supersector index. If the next–ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. Any remaining stocks that are current EURO

STOXX 50® components are added to the selection list. The stocks on the selection list are then ranked by free–float market capitalization. In exceptional cases, the STOXX Limited Supervisory Board may make additions and deletions to the selection list. The 40 largest stocks on the selection list are chosen as index components. Any remaining current components of the EURO STOXX 50® ranked between 41 and 60 are added as index components. If the number of index components is still below 50, then the largest stocks on the selection list are added until the index contains 50 stocks.

The component stocks of the EURO STOXX 50® Index are monitored on an ongoing monthly basis.  Corporate actions (including initial public offerings, mergers and takeovers, spin–offs, delistings and bankruptcy) that affect the EURO STOXX 50® Index composition are immediately reviewed. Any changes are announced, implemented and made effective in line with the type of corporate action and the magnitude of the effect.

Deletion and Replacement of Component Stocks

The components stocks of the EURO STOXX 50® Index are subject to a “fast exit” rule.  A component stock is deleted if it ranks 75 or below on the monthly selection list and it has been ranked 75 or below for a consecutive period of two months in the monthly selection list.  The highest-ranked non-component stock will replace the existing component stock.  The EURO STOXX 50® Index is also subject to a “fast entry” rule. An initial public offering stock is reviewed for fast-track addition during the next quarterly review. The IPO stock is added if it qualified for the latest selection list in February, May, August or November, if it ranked within the top 60 stocks on the selection list and it was the largest non-component on the selection list. If added, the IPO component stock replaces the smallest component stock.

A deleted stock is replaced immediately to maintain the fixed number of stocks. Usually, the replacement is based on the latest monthly selection list. In the case of a merger and acquisition where a component stock is involved, the original component stock is replaced by the new component stock. In the case of a spin-off, if the original stock was a component stock, then each spin-off stock qualifies for addition, when ranked within the top 40 stocks on the selection list. The largest qualifying spin-off stock replaces the original component stock, while the next qualifying spin-off stock replaces the smallest current component stock, provided such next qualifying spin-off stock is larger.

The free float factors for each underlier stock that STOXX Limited uses to calculate the EURO STOXX 50® Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review (subject to certain exceptions for extraordinary adjustments, which may be implemented and made effective more quickly). Each component’s weight is capped at 10% of the EURO STOXX 50® Index’s total free float market capitalization.  The free float factor reduces the underlier stock’s number of shares to the actual amount available on the market.  All holdings that are larger than five percent of the total outstanding number of shares and shares held on a long-term basis are excluded from the index calculation (including, but not limited to, stock owned by the company itself, stock owned by government, stock owned by certain individuals or families, and restricted shares).

Index Calculation

STOXX Limited calculates the EURO STOXX 50® Index using the “Laspeyres formula,” which measures the aggregate price changes in the underlier stocks against a fixed base quantity weight. The discussion below describes the “price return” calculation of the EURO STOXX 50® Index.  The applicable pricing supplement will describe the calculation of the EURO STOXX 50® Index if the underlier for your notes is not the price return calculation.  The formula for calculating the EURO STOXX 50® Index value can be expressed as follows:

Free float market
capitalization of the	=	EURO STOXX 50® Index
Index		divisor

The “free float market capitalization of the EURO STOXX 50® Index” is equal to the sum of the product of the price, number of shares, free float factor and weighting cap factor for each underlier stock as of the time the EURO STOXX 50® Index is being calculated. Where any index component stock price is unavailable on any trading day, the underlier sponsor will generally use the last reported price for such component stock.

EURO STOXX 50® Divisor

The EURO STOXX 50® Index is calculated using a divisor that helps to maintain the continuity of the index’s value so that corporate actions do not artificially increase or decrease the underlier level or the level of the EURO STOXX 50® Index.

The divisor is calculated by starting with the previous divisor in effect (which we call the “original divisor value”) for the index and multiplying it by a fraction, the numerator of which is the sum for all underlier stocks (calculated on an individual stock basis) of the original divisor value for that underlier stock (as described below), plus or minus the difference between the adjusted free float market capitalization of that stock and the original free float market capitalization of that stock, calculated using the values used to calculate the original divisor value, and the denominator of which is that stock’s original divisor value.  The adjusted free float market capitalization is calculated for underlier stocks that have experienced a corporate action of the type described below as of the time the new divisor value is being calculated using the free float market capitalization calculated with adjusted closing prices, the new number of shares, and the free float factor minus the free float market capitalization calculated with that stock’s original closing price, number of shares, and free float factor, in each case as used in calculating the original divisor value.  The original divisor value is the sum for all underlier stocks (calculated on an individual stock basis using the values at the time the previous calculation of the divisor was made) of the product of (i) the stock price of that underlier stock, times (ii) the number of shares of such underlier stock, times (iii) the free float factor, times (iv) the weighting cap factor.  Errors in divisor calculation are corrected on an intraday basis if discovered on the same day the new divisor is published.  If the error is discovered later, the error is corrected on an intraday basis if feasible and only if the error is considered significant by the STOXX Management Board.

Divisor Adjustments

STOXX Limited adjusts the divisor for the EURO STOXX 50® Index to maintain the continuity of the EURO STOXX 50® Index values across changes due to corporate actions. The following is a summary of the adjustments to any underlier stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the underlier stock will receive “B” number of shares for every “A” share held (where applicable).

(1) Split and reverse split:

Adjusted price = closing price * A / B

New number of shares = old number of shares * B / A

Divisor: no change

(2) Rights offering:

If the subscription price is not available or if the subscription price is equal to or greater than the closing price on the day before the effective date, then no adjustment is made.

Adjusted price = (closing price * A + subscription price * B) / (A + B)

New number of shares = old number of shares * (A + B) / A

Divisor: increases

(3) Stock dividend:

Adjusted price = closing price * A / (A + B)

New number of shares = old number of shares * (A + B) / A

Divisor: no change

(4) Stock dividend of another company:

Stock dividends from treasury stock will be adjusted as cash dividends.

Adjusted price = (closing price * A – price of other company * B) / A

Divisor: decreases

(5) Return of capital and share consideration:

Adjusted price = (closing price – capital return announced by company * (1– withholding tax)) * A / B

New number of shares = old number of shares * B / A

Divisor: decreases

(6) Repurchase shares / self tender:

Adjusted price = ((price before tender * old number of shares) – (tender price * number of tendered shares)) / (old number of shares – number of tendered shares)

New number of shares = old number of shares – number of tendered shares

Divisor: decreases

(7) Spin–off:

Adjusted price = (closing price * A – price of spun–off shares * B) / A

Divisor: decreases

(8) Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

•                  Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held

•                  If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

-                    If rights are applicable after stock distribution (one action applicable to other):

•                        Adjusted price = (closing price * A + subscription price * C * (1 + B / A)) / ((A + B) * (1 + C / A))

•                        New number of shares = old number of shares * ((A + B) * (1 + C / A)) / A

•                        Divisor: increases

-                    if stock distribution is applicable after rights (one action applicable to other):

•                        Adjusted price = (closing price * A + subscription price * C) / ((A + C) * (1 + B / A))

•                        New number of shares = old number of shares * ((A + C) * (1 + B / A))

•                        Divisor: increases

-                    Stock distribution and rights (neither action is applicable to the other):

•                        Adjusted price = (closing price * A + subscription price * C) / (A + B + C)

•                        New number of shares = old number of shares * (A + B + C) / A

•                        Divisor: increases

Historical High, Low and Closing Levels of the EURO STOXX 50® Index

The closing level of the EURO STOXX 50® Index has fluctuated in the past and may, in the future, experience significant fluctuations.  Any historical upward or downward trend in the closing level of the EURO STOXX 50® Index during any period shown below is not an indication that the EURO STOXX 50® Index is more or less likely to increase or decrease at any time during the life of your notes. You should not take the historical levels of the EURO STOXX 50® Index as an indication of the future performance of the EURO STOXX 50® Index.  We cannot give you any assurance that the future performance of the EURO STOXX 50® Index or the EURO STOXX 50® Index stocks will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the EURO STOXX 50® Index.  The actual performance of the EURO STOXX 50® Index over the life of the offered notes, as well as the amount payable at maturity, may bear little relation to the historical levels shown below.

The table below shows the high, low and final closing levels of the EURO STOXX 50® Index for each of the four calendar quarters in 2009, 2010 and 2011 and the first two calendar quarters in 2012 (through May 29, 2012).  We obtained the closing levels listed in the table below from Bloomberg Financial Services, without independent verification.

Quarterly High, Low and Closing Levels of the EURO STOXX 50® Index

	High	Low	Close
2009
Quarter ended March 31	2,578.43	1,809.98	2,071.13
Quarter ended June 30	2,537.35	2,097.57	2,401.69
Quarter ended September 30	2,899.12	2,281.47	2,872.63
Quarter ended December 31	2,992.08	2,712.30	2,964.96
2010
Quarter ended March 31	3,017.85	2,631.64	2,931.16
Quarter ended June 30	3,012.65	2,488.50	2,573.32
Quarter ended September 30	2,827.27	2,507.83	2,747.90
Quarter ended December 31	2,890.64	2,650.99	2,792.82
2011
Quarter ended March 31	3,068.00	2,721.24	2,910.91
Quarter ended June 30	3,011.25	2,715.88	2,848.53
Quarter ended September 30	2,875.67	1,995.01	2,179.66
Quarter ended December 31	2,476.92	2,090.25	2,316.55
2012
Quarter ended March 31	2,608.42	2,286.45	2,477.28
Quarter ending June 30 (through May 29, 2012)	2,501.18	2,134.05	2,160.31

License Agreement between STOXX Limited and The Goldman Sachs Group, Inc.

The EURO STOXX 50® Index is the intellectual property of (including registered trademarks) STOXX Limited and/or its licensors (collectively, the “Licensors”).  The license agreement between the Licensors and Goldman Sachs International provides that the following language must be set forth in this general terms supplement:

The Licensors have no relationship to The Goldman Sachs Group, Inc. (“GS Group”), other than the licensing of GS Group to use The EURO STOXX 50® Index and the related trademarks for use in connection with the notes.

The Licensors do not:

•                  Sponsor, endorse, sell or promote the notes.

•                  Recommend that any person invest in the notes or any other securities.

•                  Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the notes.

•                  Have any responsibility or liability for the administration, management or marketing of the notes.

•                  Consider the needs of the notes or the owners of the notes in determining, composing or calculating The EURO STOXX 50® Index or have any obligation to do so.

The Licensors will not have any liability in connection with the notes. Specifically,

•                  The Licensors do not make any warranty, express or implied and disclaim any and all warranty about:

o                 The results to be obtained by the notes, the owner of the notes or any other person in connection with the use of The EURO STOXX 50® Index and the data included in The EURO STOXX 50® Index;

o                 The accuracy or completeness of The EURO STOXX 50® Index and its data;

o                 The merchantability and the fitness for a particular purpose or use of The EURO STOXX 50® Index and its data;

•                  The Licensors will have no liability for any errors, omissions or interruptions in The EURO STOXX 50® Index or its data; and

•                  Under no circumstances will the Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if the Licensors know that they might occur.

The licensing agreement between GS Group and the Licensors is solely for their benefit and not for the benefit of the owners of the notes or any other third parties.

THE TOPIX

The TOPIX, also known as the Tokyo Stock Price Index, is a capitalization weighted index of all the domestic common stocks listed on the First Section of the Tokyo Stock Exchange, Inc., which we refer to as the TSE.  Domestic stocks admitted to the TSE are assigned either to the TSE First Section Index, the TSE Second Section Index or the TSE Mothers Index.  Stocks listed in the First Section, which number approximately 1,700, are among the most actively traded stocks on the TSE.  The TOPIX is calculated and published by TSE. Additional information about the TOPIX is available on the following website: http://www.tse.or.jp/english/market/topix/index.html.   We are not incorporating by reference the website or any material it includes in this prospectus supplement.

As of April 30, 2012, the 33 industry sectors which comprise the TOPIX Index represent the following weights in the index:

Sector:*	Percentage (%)**
Fishery, Agriculture & Forestry	0.10%
Mining	0.74%
Construction	2.36%
Foods	3.74%
Textiles & Apparels	0.94%
Pulp & Paper	0.37%
Chemicals	5.95%
Pharmaceuticals	4.78%
Oil & Coal Products	0.80%
Rubber Products	0.80%
Glass & Ceramics Products	1.09%
Iron & Steel	1.78%

Nonferrous Metals	1.19%
Metal Products	0.69%
Machinery	5.17%
Electric Appliances	13.57%
Transportation Equipments	10.71%
Precision Instruments	1.46%
Other Products	1.53%
Electric Power & Gas	2.94%
Land Transportation	3.90%
Marine Transportation	0.41%
Air Transportation	0.29%
Warehousing & Harbor Transportation Services	0.23%
Information & Communication	6.27%
Wholesale Trade	5.59%
Retail Trade	4.32%
Banks	9.50%
Securities & Commodity Futures	1.15%
Insurance	2.30%
Other Financing Business	0.85%
Real Estate	2.53%
Services	1.95%

*              Sector designations are determined by the index sponsor using criteria it has selected or developed. Index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.

**         Information provided by TSE. Percentages may not sum to 100% due to rounding.

TOPIX Index Composition and Maintenance.  The TOPIX is comprised of all domestic common stocks listed on the TSE First Section, excluding certain types of securities such as subscription warrant securities and preferred equity contribution securities.  Companies scheduled to be delisted or newly listed companies that are still in the waiting period are excluded from the indices.  The TOPIX has no constituent review.  The number of constituents will change according to new listings and delistings.

TOPIX Index Calculation.  The TOPIX is a free-float-adjusted market-capitalization-weighted index, which reflects movements in the market capitalization as measured from a base index value of 100 set on the base date of January 4, 1968. The discussion below describes the “price return” calculation of the TOPIX.  The applicable pricing supplement will describe the calculation of the TOPIX if the underlier for your notes is not the price return calculation.

TSE calculates the TOPIX by multiplying the base index value of 100 by the quotient of the current free-float-adjusted market value divided by the base market value.  The resulting value is not expressed in Japanese yen but presented as a number of points, rounded to the nearest one hundredth.  The formula for calculating the TOPIX value can be expressed as follows:

Index value = Base point of 100	x	Current free-float-adjusted market value
Base market value

The current free-float-adjusted market value is the sum of the products of the price times the number of free-float-adjusted shares for each constituent stock.

The number of free-float-adjusted shares for this calculation is the number of listed shares multiplied by free-float weight.  The number of listed shares used for this purpose is usually the same as the number of actual listed shares. However, in some cases these numbers will differ as a consequence of the index methodology.  For instance, in the case of a stock split, the number of listed shares will increase on the additional listing date after the stock split becomes effective; on the other hand, the number of listed shares for index calculation purposes will increase on the ex-rights date.

Free-float weight is the weight of listed shares deemed to be available for trading in the market, and is determined and calculated by the TSE for each constituent stock.  It is calculated by subtracting the quotient of non-free-float shares divided by listed shares from one.  Free-float weight is reviewed once a year in order to reflect the latest distribution of share ownership.  The TSE estimates non-free-float shares using publicly available documents, and generally deems shares held by the top ten major shareholders (with certain exceptions), treasury stocks and shares held by members of the issuer’s board of directors to be unavailable for trading in the market.  The TSE may deem other shares to be unavailable for trading in the market.  The timing of the yearly free- float-weight review is different according to the settlement terms of listed companies.  In addition to the yearly review, extraordinary reviews may be conducted for events TSE expects will significantly affect the free-float weight.  These include when new shares are allocated to a third party, preferred shares are converted or subscription warrants are exercised, as well as in the event of a company spin-off, merger, stock-swap, take-over bid and other events TSE judges deem will significantly affect free-float weight.

In the event of any increase or decrease in the current free-float-adjusted market value due to causes other than fluctuations in the stock market, such as public offerings or changes in the number of listed companies in the TSE First Section, adjustments are made by TSE to the base market value in order to maintain the continuity of the TOPIX.  The base market value will be adjusted after the end of the trading session on the adjustment date.

Additions and Deletions to the TOPIX.

TSE adds or removes constituent for various listing and delisting events as shown in the table below.

Additions and Deletions of Constituents

	Event	Adjustment date	Price used for adjustment
Addition	A company is to be newly listed on the TSE First Section (directly listed or via another stock exchange)	One business day before the last business day of the month after that of the initial listing date	Price on the adjustment date
Addition

A new company established through a stock-swap or a similar transaction (including a merger or spin-off) is to be promptly listed on the TSE First Section after the de-listing of the old company from the TOPIX

		One business day before the listing date. If the initial listing date falls on a holiday, it will be the following business day	Base price (used to determine the daily price limit)
Addition	Assignment to the TSE First Section from the TSE Second Section

One business day before the last business day of the month after such assignment (a free float weight of 0.00 is used from the assignment date to the month after the assignment date and thus the number of shares to be used for calculation will be 0.00 during such period)

Price on the adjustment date
Addition	Alteration of listing market to the TSE First Section from the Tokyo Stock Exchange Mothers Index

One business day before the last business day of the month after such alteration of listing market (a free float weight of 0.00 is used from the date of the alteration of such listing market to the month after the alteration date and thus the number of shares to be used for calculation will be 0.00 during such period)

Price on the adjustment date
Deletion	A constituent is to be de-listed due to a merger, stock-swap or similar transaction and a newly established company promptly lists its shares on the TSE First Section	Initial listing date of the newly established company (normally two business days after the de-listing of the old company)	Price one business day before the de-listing date (the price is frozen from the de-listing date to the business day before the date of removal from the index for index calculation purpose)
Deletion	A constituent is to be de-listed due to a reason other than as described in the preceding scenario	One business day before the de-listing date	Price on the business day before the adjustment date

Deletion	A constituent’s securities are designated to be de-listed	Three business days after the designation of the securities to be de-listed. If the designation date falls on a holiday, it will be the following business day	Price on the business day before the adjustment date
Deletion	Assignment to the TSE Second Section from the TSE First Section	One business day before such assignment	Price on the business day before the adjustment date

The adjusted base market value will equal the old base market value multiplied by the quotient of the free-float-adjusted market value on the business day before the adjustment date plus or minus, as applicable, the adjustment amount divided by the free-float-adjusted market value on the business day before the adjustment date.

The adjustment amount for the foregoing calculation will be an amount equal to the product of the change (the absolute value of the increase or decrease) in the number of shares times the price of the shares.

Changes in the number of shares and the price of the shares for adjustments to the base market value will be made as described in the table below.

Change in the Number of Constituent Shares

Event	Adjustment date	Price used for adjustment
Change of free float weight	One business day before the effective date of such change	Price on the adjustment date
Public offering	One business day before the additional listing date. If the listing date is a non-business day, one business day after additional listing	Price on the adjustment date
Allocation of new shares to a third party	Four business days after the additional listing date	Price on the adjustment date
Issues to shareholders with payment	One business day before the ex-rights date	Price on the adjustment date
Exercise of subscription warrants	One business day before the last business day of the month after the month of exercise	Price on the adjustment date
Conversion of preferred shares	One business day before the last business day of the month after the month of conversion	Price on the adjustment date
Cancellation of treasury stock	One business day before the last business day of the month after the month of cancellation of the treasury stocks	Price on the adjustment date
Merger or stock swap between a non-surviving constituent and another constituent	Delisting date of the non-surviving constituent	Price on the adjustment date
Merger or stock-swap other than that described above	One business day before the additional listing date or effective date	Price on the adjustment date
Offering for sale of shares held by the Japanese government	One business day before the additional listing date	Price on the adjustment date
Company spin-off in which the number of shares of the succeeding company increases	One business day before the additional listing date	Price on the adjustment date
Other adjustments	One business day before the last business day of the first or second month after the information is published by the TSE	Price on the adjustment date

No adjustments will be made to the base market value in the case of a stock split or reverse stock split.

Retroactive adjustments will not be made to revise the figures of the index that have already been calculated and disseminated even if issuing companies file amendments on previously released information.

Market Disruption. If trading in a certain constituent is halted, the TSE regards the constituent’s share price for purposes of calculating the TOPIX to be unchanged. Where an event that is not specified in the rules of the TOPIX occurs, or if the TSE decides that it is impossible to use its existing methods to calculate the TOPIX, the TSE may use an alternate method of index calculation as it deems valid.

Historical Quarterly High, Low and Closing Levels of the TOPIX

The closing level of the TOPIX fluctuated in the past and may, in the future, experience significant fluctuations.  Any historical upward or downward trend in the closing level of the TOPIX during any period shown below is not an indication that the TOPIX is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical closing levels of the TOPIX as an indication of the future performance of the TOPIX.  We cannot give you any assurance that the future performance of the TOPIX or the index stocks will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.  In light of the increased volatility currently being experienced by U.S. and global securities markets and recent market declines, it may be substantially more likely that you could lose all or a substantial part of your investment in the notes.

Neither we nor any of our affiliates make any representation to you as to the performance of the TOPIX.  Before investing in the offered notes, you should consult publicly available information to determine the relevant index levels between the date of this prospectus supplement and the date of your purchase of the offered notes.  The actual performance of the index over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical levels shown below.

The table below shows the high, low and final closing levels of the index for each of the four calendar quarters in 2009, 2010, 2011 and the first two calendar quarters in 2012 (through May 29, 2012).  We obtained the levels listed in the table below from Bloomberg Financial Services, without independent verification.

Quarterly High, Low and Closing Levels of the TOPIX

	High	Low	Close
2009
Quarter ended March 31	888.25	700.93	773.66
Quarter ended June 30	950.54	793.82	929.76
Quarter ended September 30	975.59	852.42	909.84
Quarter ended December 31	915.87	811.01	907.59
2010
Quarter ended March 31	979.58	881.57	978.81
Quarter ended June 30	998.90	841.42	841.42
Quarter ended September 30	870.73	804.67	829.51
Quarter ended December 31	908.01	803.12	898.80
2011
Quarter ended March 31	974.63	766.73	869.38
Quarter ended June 30	865.55	805.34	849.22
Quarter ended September 30	874.34	728.85	761.17
Quarter ended December 31	771.43	706.08	728.61
2012
Quarter ended March 31	872.42	725.24	854.35
Quarter ending June 30 (through May 29, 2012)	856.05	721.57	727.03

License Agreement

The Goldman Sachs Group, Inc. (“GS Group”) expects to enter into a license agreement with TSE, in exchange for a fee, whereby GS Group will be permitted to use the TOPIX in connection with the offer and sale of the notes. We are not affiliated with TSE; the only relationship between TSE and GS Group is the licensing of the use of the TOPIX and trademarks relating to the TOPIX.

The notes are not sponsored, endorsed or promoted by TSE.  No inference should be drawn from the information contained in this prospectus supplement that TSE makes any representation or warranty, implied or express, to GS Group, any holder of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the TOPIX to track general stock market performance.

TSE determines, composes and calculates the TOPIX without regard to the notes.  TSE has no obligation to take into account your interest, or that of anyone else having an interest, in the notes in determining, composing or calculating the TOPIX.  TSE is not responsible for and has not participated in the determination of the terms, prices or amount of the notes and will not be responsible for or participate in any determination or calculation regarding the principal amount of the notes payable at the stated maturity date or upon redemption. TSE has no obligation or liability in connection with the administration, marketing or trading of the notes.

Neither GS Group nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the TOPIX or any successor index.  TSE disclaims all responsibility for any errors or omissions in the calculation and dissemination of the TOPIX or the manner in which the TOPIX is applied in determining any initial index level or final index level or any amount payable upon maturity or redemption of the notes.

THE TOPIX INDEX VALUE AND THE TOPIX MARKS ARE SUBJECT TO THE PROPRIETARY RIGHTS OWNED BY THE TOKYO STOCK EXCHANGE, INC. AND THE TOKYO STOCK EXCHANGE, INC. OWNS ALL RIGHTS AND KNOW-HOW RELATING TO THE TOPIX SUCH AS CALCULATION,

PUBLICATION AND USE OF THE TOPIX INDEX VALUE AND RELATING TO THE TOPIX MARKS.  THE TOKYO STOCK EXCHANGE, INC. SHALL RESERVE THE RIGHTS TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, TO CEASE THE CALCULATION OR PUBLICATION OF THE TOPIX INDEX VALUE OR TO CHANGE THE TOPIX MARKS OR CEASE THE USE THEREOF.  THE TOKYO STOCK EXCHANGE, INC. MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EITHER AS TO THE RESULTS STEMMED FROM THE USE OF THE TOPIX INDEX VALUE AND THE TOPIX MARKS OR AS TO THE FIGURE AT WHICH THE TOPIX INDEX VALUE STANDS ON ANY PARTICULAR DAY.  THE TOKYO STOCK EXCHANGE, INC. GIVES NO ASSURANCE REGARDING ACCURACY OR COMPLETENESS OF THE TOPIX INDEX VALUE AND DATA CONTAINED THEREIN.  FURTHER, THE TOKYO STOCK EXCHANGE, INC. SHALL NOT BE LIABLE FOR THE MISCALCULATION, INCORRECT PUBLICATION, DELAYED OR INTERRUPTED PUBLICATION OF THE TOPIX INDEX VALUE.  NO NOTES ARE IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY THE TOKYO STOCK EXCHANGE, INC.  THE TOKYO STOCK EXCHANGE, INC. SHALL NOT BEAR ANY OBLIGATION TO GIVE AN EXPLANATION OF THE NOTES OR AN ADVICE ON INVESTMENTS TO ANY PURCHASER OF THE NOTES OR TO THE PUBLIC.  THE TOKYO STOCK EXCHANGE, INC. NEITHER SELECTS SPECIFIC STOCKS OR GROUPS THEREOF NOR TAKES INTO ACCOUNT ANY NEEDS OF THE ISSUING COMPANY OR ANY PURCHASER OF THE NOTES, FOR CALCULATION OF THE TOPIX INDEX VALUE.  INCLUDING BUT NOT LIMITED TO THE FOREGOING, THE TOKYO STOCK EXCHANGE, INC. SHALL NOT BE RESPONSIBLE FOR ANY DAMAGE RESULTING FROM THE ISSUE AND SALE OF THE NOTES.

THE iSHARES® MSCI EMERGING MARKETS INDEX FUND

The shares of the iShares® MSCI Emerging Markets Index Fund are issued by iShares, Inc., a registered investment company. The iShares® MSCI Emerging Markets Index Fund, which we refer to as the index fund, seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index.  The iShares MSCI Emerging Markets Index Fund trades on the NYSE Arca under the ticker symbol “EEM”.  BlackRock Fund Advisors (“BFA”) serves as the investment advisor to the iShares MSCI Emerging Markets Index Fund.

The following tables display the top holdings and weighting by sector and country of the underlier.  This information has been obtained from the iShares website without independent verification.

iShares® MSCI Emerging Markets Index Fund Stock Weighting by Country as of May 25, 2012**

Country:	Percentage (%)*
Brazil	15.31%
Chile	1.55%
China	17.72%
Colombia	0.53%
Czech Republic	0.45%
Egypt	0.35%
Hungary	0.61%
India	6.13%
Indonesia	2.57%
Korea, Republic Of	14.60%
Malaysia	3.30%
Mexico	4.40%
Peru	0.59%
Philippines	0.95%
Poland	1.66%
Russian Federation	6.53%
South Africa	7.33%
Taiwan, Province Of China	11.65%
Thailand	1.73%
Turkey	1.45%

iShares® MSCI Emerging Markets Index Fund Stock Weighting by Sector as of May 25, 2012*

Percentage (%)*
Consumer Discretionary	8.12%
Consumer Staples	6.48%
Energy	14.41%
Financials	23.01%
Health Care	1.02%
Industrials	6.90%
Information Technology	12.85%
Materials	14.19%
Telecommunication Services	7.02%
Utilities	3.42%

*Percentages may not sum to 100% due to rounding.

**A list of constituent stocks can be found at http://us.iShares.com/product_info/fund/overview/EEM.htm

BFA, as the investment advisor to the index fund, employs a technique known as representative sampling to track the MSCI Emerging Markets Index, which is described above under “MSCI Indices.” The index fund generally invests at least 90% of its assets in the securities of the MSCI Emerging Markets Index and in American Depositary Receipts or Global Depositary Receipts based on the securities of the MSCI Emerging Markets Index.  The index fund may invest the remainder of its assets in securities not included in the MSCI Emerging Markets Index, but which BFA believes will help the index fund track the MSCI Emerging Markets Index, or in futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Emerging Markets Index, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. BFA will waive portfolio management fees in an amount equal to the portfolio management fees of such other iShares funds for any portion of the index fund’s assets invested in shares of such other funds.

We obtained the following fee information from the index fund website, without independent verification. The investment advisor is entitled to receive a management fee from the index fund corresponding to the index fund’s allocable portion of an aggregate management fee based on the aggregate of the average daily net assets of the index fund as follows: 0.75% per annum of the aggregate net assets of the index fund less than or equal to $14.0 billion, plus 0.68% per annum of the aggregate net assets of the index fund on amounts over $14.0 billion and up to and including $28.0 billion, plus 0.61% per annum of the aggregate net assets of the index fund on amounts over $28.0 billion, up to and including $42.0 billion, plus 0.56% per annum of the aggregate net assets of the index fund on amounts over $42.0 billion, up to and including $56.0 billion, plus 0.50% per annum of the aggregate net assets of the index fund on amounts over $56.0 billion, up to and including $70.0 billion, plus 0.45% per annum of the aggregate net assets of the index fund on amounts over $70.0 billion, up to and including $84.0 billion and 0.40% per annum of the aggregate net assets of the index fund on amounts in excess of $84.0 billion. As of August 16, 2011, the expense ratio of the index fund was 0.69% per annum.

For additional information regarding iShares Inc., BFA, the index fund and the risk factors attributable to the index fund, please see the Prospectus, dated January 1, 2011 (as revised June 15, 2011), filed as part of the Registration Statement on Form N-1A with the SEC on December 17, 2010  under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended (File Nos. 033-97598 and 811-09102, respectively). Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information regarding the index fund, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at www.ishares.com.

If a market disruption event occurs with respect to the index fund, the calculation agent will have discretion to adjust the closing price of the index fund on such date or to determine it in a different manner as described here, the applicable product supplement, if any, or in the applicable pricing supplement.

Investment Objective and Strategy

The index fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as represented by the index. The index fund’s investment objective and the index may be changed without shareholder approval.

If specified in the applicable pricing supplement, the return on your notes is linked to the performance of the iShares® MSCI Emerging Markets Index Fund, and not to the performance of the MSCI Emerging Markets Index on which the index fund is based.  Although the index fund seeks results that correspond generally to the performance of the index, the index fund follows a strategy of “representative sampling,” which means the index fund’s holdings do not identically correspond to the holdings and weightings of the index, and may significantly diverge from the index.  Although the index fund generally invests at least 90% of its assets in some of the same securities as those contained in the index and in depositary receipts representing the same securities as those contained in the index, it does not hold all of the securities underlying the index and may invest the remainder in securities that are not contained in the index, or in other types of investments.  Additionally, when the index fund purchases securities not held by the index, the index fund may be exposed to additional risks, such as counterparty credit risk or liquidity risk, to which the index components are not exposed. Therefore, your investment in the index fund will not directly track the performance of the underlying index and there may be significant variation between the performance of the index fund and the index on which it is based.

Representative Sampling

BFA uses a representative sampling strategy to track the MSCI Emerging Markets Index. Representative sampling is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to the underlying index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the underlying index. The index fund may or may not hold all of the securities that are included in the underlying index.

Correlation

The index is a theoretical financial calculation while the index fund is an actual investment portfolio. The performance of the index fund and the index may vary due to transaction costs, foreign currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the index fund’s portfolio and the index resulting from legal restrictions (such as diversification requirements that apply to the index fund but not to the index) or the use of representative sampling. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” The index fund, using representative sampling, can be expected to have a greater tracking error than an index fund using a replication indexing strategy. “Replication” is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The index fund will not concentrate its investments (i.e., hold 25% or more of its total assets in the stocks of a particular industry or group of industries), except that, to the extent practicable, the index fund will concentrate its investments to approximately the same extent that the MSCI Emerging Markets Index concentrates in the stocks of such particular industry or group of industries.

Creation Units

The iShares MSCI Emerging Markets Index Fund issues and redeems shares at its net asset value per share only in blocks of 450,000 shares or multiples thereof (“Creation Units”). As a practical matter, only institutions, market makers or large investors purchase or redeem Creation Units. These transactions are usually effected in exchange for a basket of securities that generally corresponds pro rata to the iShares MSCI Emerging Markets Index Fund’s portfolio and an amount of cash. Except when aggregated in Creation Units, shares of the iShares MSCI Emerging Markets Index Fund are not redeemable securities. Redemptions of Creation Units may cause temporary dislocations in tracking errors.

Share Prices

The approximate value of one share of the iShares MSCI Emerging Markets Index Fund is disseminated every fifteen seconds throughout the trading day by the national securities exchange on which the iShares MSCI Emerging Markets Index Fund is listed or by other information providers or market data vendors. This approximate value should not be viewed as a “real-time” update of the net asset value, because the approximate value may not be calculated in the same manner as the net asset value, which is computed once a day. The approximate value generally is determined by using current market quotations and/or price quotations obtained from broker-dealers that may trade in the portfolio securities held by the iShares MSCI Emerging Markets Index Fund. The iShares MSCI Emerging Markets Index Fund is not involved in, or responsible for, the calculation or dissemination of the approximate value and makes no representation or warranty as to its accuracy.

Historical High, Low and Closing Levels of the Index Fund

The closing level of the index fund has fluctuated in the past and may, in the future, experience significant fluctuations.  Any historical upward or downward trend in the closing level of the index fund during any period shown below is not an indication that the index fund is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical levels of the index fund as an indication of the future performance of the index fund.  We cannot give you any assurance that the future performance of the index fund or the index fund stocks will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the index fund.  The actual performance of the index fund over the life of the offered notes, as well as the amount payable at maturity, may bear little relation to the historical levels shown below.

The table below shows the high, low and final closing levels of the index fund for each of the four calendar quarters in 2009, 2010, 2011 and the first two calendar quarters of 2012 (through May 29, 2012). We obtained the closing levels listed in the table below from Bloomberg Financial Services, without independent verification.

Quarterly High, Low and Closing Levels of the Index Fund

	High	Low	Close
2009
Quarter ended March 31	27.07	19.92	24.79
Quarter ended June 30	34.61	25.63	32.20
Quarter ended September 30	39.26	30.72	38.88
Quarter ended December 31	42.04	37.53	41.48
2010
Quarter ended March 31	43.20	36.81	42.10
Quarter ended June 30	43.96	36.14	37.30
Quarter ended September 30	44.75	37.57	44.75
Quarter ended December 31	48.55	44.75	47.62
2011
Quarter ended March 31	48.69	44.63	48.69
Quarter ended June 30	50.21	45.50	47.60
Quarter ended September 30	48.46	34.95	35.07
Quarter ended December 31	42.80	34.36	37.94
2012
Quarter ended March 31	44.76	38.23	42.94
Quarter ending June 30 (through May 29, 2012)	43.54	37.15	38.20

iShares® is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”).  The notes are not sponsored, endorsed, sold, or promoted by BITC.  BITC makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

The MSCI indexes are the exclusive property of MSCI Inc. (“MSCI”).  MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates.  The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities.

THE iSHARES® BARCLAYS 7-10 YEAR TREASURY BOND FUND

The shares of the iShares® Barclays 7-10 Year Treasury Bond Fund are issued by iShares® Trust, a registered investment company. The fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Barclays Capital U.S. 7-10 Year Treasury Bond Index. The fund trades on the NYSE Arca under the ticker symbol “IEF”. BlackRock Fund Advisors (“BFA”) currently serves as the investment advisor to the fund.

BFA employs a technique known as representative sampling to track the index as described below.

We obtained the following fee information from the iShares® website, without independent verification. The investment advisor is entitled to receive a management fee from the fund based on a percentage of the fund’s average daily net assets, at an annual rate of 0.15%. BFA is responsible for substantially all expenses of the fund, except interest expenses, taxes, brokerage expenses, future distribution fees or expenses and extraordinary expenses. As of May 29, 2012, the expense ratio of the fund was 0.15% per annum.

For additional information regarding iShares® Trust or BFA, please consult the reports (including the Annual Report to Shareholders on Form N-CSR for the fiscal year ended February 28, 2011) and other information iShares® Trust files with the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information regarding the fund, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at www.ishares.com.  We are not incorporating by reference the website, the sources listed above or any material they include in this prospectus supplement.

Investment Objective and Strategy

The fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of public obligations of the U.S. Treasury that have a remaining maturity of greater than or equal to seven years and less than ten years, as measured by the index.

The Barclays Capital U.S. 7-10 Year Treasury Bond Index is sponsored by Barclays Capital Inc., which determines the composition and relative weightings of the securities in the index and publishes information regarding its market value. The index includes all publicly-issued U.S. Treasury securities that have a remaining maturity greater than or equal to 7 years and less than10 years and have more than $250 million in principal outstanding.  In addition, the securities must be denominated in U.S. dollars, bear a fixed rate of interest and not be convertible.  The index does not include state and local government series bonds or coupon issues that have been stripped from bonds.  The index is market capitalization weighted and includes all of the securities that meet the index criteria.  The securities in the index are updated on the last calendar day of each month.

BFA uses a passive or indexing approach to try to achieve the fund’s investment objective. Unlike many investment companies, the fund does not try to beat the index it tracks and does not seek temporary defensive positions when markets decline or appear overvalued.

The fund’s investment objective and the index that the fund tracks may be changed without shareholder approval.

The following table displays the top holdings of the fund.  We obtained the information in the tables below from the iShares® website, without independent verification.

iShares® Barclays 7-10 Year Treasury Bond Fund Top Ten Holdings As of May 25, 2012

U.S. Treasury Bond:	Percentage (%)
2.12% due 08/15/2021	14.97%
2.62% due 08/15/2020	14.45%
2.00% due 11/15/2021	11.65%
3.62% due 02/15/2021	10.89%
3.12% due 05/15/2021	9.69%
3.62% due 02/15/2020	8.93%
3.50% due 05/15/2020	7.86%
3.12% due 05/15/2019	5.42%
3.62% due 08/15/2019	4.65%
2.62% due 11/15/2020	2.15%
Total	90.68%

The following table displays additional information about the bonds held by the fund and the tracking error, in each case as of May 25, 2012.  We obtained the information in the tables below from the iShares® website, without independent verification.

Weighted average maturity	8.42 years
Weighted Average Coupon	3.06%
Annualized performance difference (since inception)	0.04%

Weighted average maturity is the mean of the remaining term to maturity of the bonds held by the fund.  Weighted average coupon is the mean of the interest rates, or coupons, payable on the bonds.  Annualized performance difference is the difference between the performance of the fund and the performance of the index, on an annualized basis, since July 22, 2002.

Representative Sampling

The fund uses a representative sampling strategy to attempt to track the performance of the Barclays Capital U.S. 7-10 Year Treasury Bond Index.  For the fund, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the Barclays Capital U.S. 7-10 Year Treasury Bond Index.  The securities selected are expected to have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the Barclays Capital U.S. 7-10 Year Treasury Bond Index.  The fund generally invests at least 90% of its assets in the bonds of the Barclays Capital U.S. 7-10 Year Treasury Bond Index and at least 95% of its assets in U.S. government bonds.  The fund may invest up to 10% of its assets in U.S. government bonds not included in the Barclays Capital U.S. 7-10 Year Treasury Bond Index, but which BFA believes will help the fund track the Barclays Capital U.S. 7-10 Year Treasury Bond Index.  The fund may also invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.  The fund may lend securities representing up to one-third of the value of the fund’s total assets (including the value of the collateral received).

Correlation

Barclays Capital U.S. 7-10 Year Treasury Bond Index is a theoretical financial calculation, but the iShares® Barclays 7-10 Year Treasury Bond Fund is an actual investment portfolio.  The performance of the fund and of the index may vary due to a variety of factors, including transaction costs, non-U.S. currency valuations, asset valuations, market impact, corporate actions (such as mergers and spin-offs), timing variances and differences between the fund’s portfolio and the index resulting from legal restrictions (such as diversification requirements) that apply to the iShares® Barclays 7-10 Year Treasury Bond Fund but not to the Barclays Capital U.S. 7-10 Year Treasury Bond Index or to investors using a representative sampling strategy, in general.

The difference between the performance of the fund over a period of time and the performance of the index over such period of time is called the “tracking error” over such period of time. BFA expects that, over time, the fund’s tracking error will not exceed 5%.  The fund’s use of a representative sampling strategy can be expected to produce a greater tracking error over a period of time than would result if the fund used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.  As of May 25, 2012, the fund’s tracking error was 0.15% over the last year and 0.12% on an annualized basis over the last five years.

Creation Units

Prior to trading in the secondary market, shares of the iShares® Barclays 7-10 Year Treasury Bond Fund are issued at net asset value by market makers, large investors and institutions only in block-size units, known as creation units, of 100,000 shares or multiples thereof.  As a practical matter, only institutions, market makers or large investors purchase or redeem creation units.  These transactions are usually effected through the exchange of a basket of securities that generally corresponds pro rata to the iShares® Barclays 7-10 Year Treasury Bond Fund’s portfolio and an amount of cash for a specified number of creation units. Redemptions of creation units may cause temporary dislocations in tracking errors.

Share Prices and the Secondary Market

The trading prices of shares of the iShares® Barclays 7-10 Year Treasury Bond Fund in the secondary market generally differ from the fund’s daily net asset value and are affected by market forces such as supply and demand, economic conditions and other factors.  The approximate value of the shares of the fund is disseminated every fifteen seconds throughout the trading day by the New York Stock Exchange or by other information providers or market data vendors. This approximate value should not be viewed as a “real-time” update of the net asset value of the fund, because the approximate value may not be calculated in the same manner as the net asset value, which is computed once a day. The approximate value generally is determined by using current market quotations and/or price quotations obtained from broker-dealers that may trade in the portfolio securities held by the fund. The fund is not involved in, or responsible for, the calculation or dissemination of the approximate value and makes no warranty as to its accuracy.

Historical High, Low and Closing Prices of the Fund

The closing price of the fund has fluctuated in the past and may, in the future, experience significant fluctuations.  Any historical upward or downward trend in the closing price of the fund during any period shown below is not an indication that the fund is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical closing prices of the fund as an indication of the future performance of the fund.

We cannot give you any assurance that the future performance of the fund or the fund bonds will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.  In light of the increased volatility currently being experienced by U.S. and global securities markets and recent market declines, it may be substantially more likely that you could lose all or a substantial part of your investment in the notes.

Neither we nor any of our affiliates make any representation to you as to the performance of the fund.  Before investing in the offered notes, you should consult publicly available information to determine the relevant fund prices between the date of this prospectus supplement and the date of your purchase of the offered notes.  The actual performance of the fund over the life of the offered notes, as well as the payment amount at maturity may bear little relation to the historical prices shown below.

The table below shows the high and low prices of the fund as well as the closing prices of the fund for each of the four calendar quarters in 2009, 2010, 2011, and the first two calendar quarters in 2012 (through May 29, 2012).  We obtained the prices listed in the table below from Bloomberg Financial Services, without independent verification.

Quarterly High, Low and Closing Prices of the Bond Fund

	High	Low	Close
2009
Quarter ended March 31	98.85	93.36	96.59
Quarter ended June 30	96.55	88.00	90.67
Quarter ended September 30	92.37	88.58	92.37
Quarter ended December 31	93.06	88.60	88.60
2010
Quarter ended March 31	90.84	88.82	89.50
Quarter ended June 30	95.67	88.24	95.67
Quarter ended September 30	99.38	94.37	99.01
Quarter ended December 31	100.08	92.41	93.82
2011
Quarter ended March 31	94.81	91.13	93.01
Quarter ended June 30	98.05	92.04	95.86
Quarter ended September 30	106.41	95.39	105.07
Quarter ended December 31	106.16	101.53	105.57
2012
Quarter ended March 31	106.48	102.01	103.28
Quarter ending June 30 (through May 29, 2012)	107.42	102.59	107.11

THE CURRENCY UNDERLIERS

The currency underliers consist of the Brazilian real/U.S. dollar exchange rate (BRL/USD), the British pound/U.S. dollar exchange rate (GBP/USD), the European Union euro/U.S. dollar exchange rate (EUR/USD) and the Japanese yen/U.S. dollar exchange rate (JPY/USD) (together, the “currency underliers”).  The exchange rate for each currency underlier will be expressed as such currency underlier value of one U.S. dollar.

Historical Exchange Rates

The respective exchange rates have fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in any of the exchange rates during any period shown below is not an indication that such exchange rates are more or less likely to increase or decrease at any time during the life of your notes. You should not take the historical exchange rates as an indication of future performance. We cannot give you any assurance that the future performance of the exchange rates will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates makes any representation to you as to the performance of the exchange rates. The actual performance of the exchange rates over the life of the offered notes, as well as the amount payable at maturity may bear little relation to the historical exchange rates shown below.

The following tables set forth the published high, low and end of quarter daily exchange rates for each of the basket currencies for each of the four calendar quarters for 2009, 2010, 2011 and the first two calendar quarters in 2012 (through May 29, 2012), as published by the Banco Central do Brasil or WM Company, as applicable, and displayed on SISBACEN Data System or the relevant Reuters pages, as applicable, for such periods. As set forth in the following tables, a decrease in an exchange rate for a given day indicates a weakening of the USD against the relevant basket currency, while an increase in an exchange rate indicates a strengthening of the USD against that basket currency. We obtained the information in the tables below from the Banco Central do Brasil and WM Company, as applicable, without independent verification. The historical exchange rates and historical exchange rate performance set forth below should not be taken as an indication of future performance. We cannot give you any assurance that the payment amount at maturity will be greater than the face amount of your notes.

Quarterly High, Low and Period End Exchange Rates of BRL versus USD

	High	Low	Period End
2009
Quarter ended March 31	2.4218	2.1889	2.3152
Quarter ended June 30	2.2899	1.9301	1.9516
Quarter ended September 30	2.0147	1.7781	1.7781
Quarter ended December 31	1.7879	1.7024	1.7412
2010
Quarter ended March 31	1.8773	1.7227	1.7810
Quarter ended June 30	1.8811	1.7306	1.8015
Quarter ended September 30	1.8006	1.8006	1.6942
Quarter ended December 31	1.7298	1.6554	1.6662
2011
Quarter ended March 31	1.6887	1.6287	1.6287
Quarter ended June 30	1.6339	1.5611	1.5611
Quarter ended September 30	1.9016	1.5345	1.8544
Quarter ended December 31	1.8937	1.6885	1.8758
2012
Quarter ended March 31	1.8449	1.7024	1.8221
Quarter ending June 30 (through May 29, 2012)	2.0816	1.8256	1.9944

Quarterly High, Low and Period End Exchange Rates of GBP versus USD

	High	Low	Period End
2009
Quarter ended March 31	1.5228	1.3669	1.4663
Quarter ended June 30	1.6562	1.4382	1.6414
Quarter ended September 30	1.6965	1.5881	1.6340
Quarter ended December 31	1.6796	1.5849	1.6191
2010
Quarter ended March 31	1.6372	1.4884	1.5342
Quarter ended June 30	1.5498	1.4304	1.5474
Quarter ended September 30	1.5974	1.5974	1.5867
Quarter ended December 31	1.6282	1.5378	1.5940
2011
Quarter ended March 31	1.6386	1.5463	1.6521
Quarter ended June 30	1.6704	1.5967	1.6388
Quarter ended September 30	1.6571	1.5341	1.5913
Quarter ended December 31	1.6144	1.5382	1.5667
2012
Quarter ended March 31	1.5978	1.5285	1.6031
Quarter ending June 30 (through May 29, 2012)	1.6238	1.5636	1.5680

Quarterly High, Low and Period End Exchange Rates of EUR versus USD

	High	Low	Period End
2009
Quarter ended March 31	1.3729	1.2531	1.3277
Quarter ended June 30	1.4299	1.2920	1.4027
Quarter ended September 30	1.4745	1.3899	1.4617
Quarter ended December 31	1.5094	1.4232	1.4301
2010
Quarter ended March 31	1.4540	1.3343	1.3531
Quarter ended June 30	1.3626	1.1930	1.2249
Quarter ended September 30	1.3652	1.3652	1.3652
Quarter ended December 31	1.4225	1.3018	1.3282
2011
Quarter ended March 31	1.4211	1.2933	1.4191
Quarter ended June 30	1.4892	1.4022	1.4499
Quarter ended September 30	1.4535	1.3417	1.3417
Quarter ended December 31	1.4176	1.2915	1.2981
2012
Quarter ended March 31	1.3463	1.2667	1.3317
Quarter ending June 30 (through May 29, 2012)	1.3339	1.2512	1.2536

Quarterly High, Low and Period End Exchange Rates of JPY versus USD

	High	Low	Period End
2009
Quarter ended March 31	99.3950	87.6300	98.7700
Quarter ended June 30	100.8050	94.5750	96.4850
Quarter ended September 30	97.4350	89.4700	89.5350
Quarter ended December 31	92.6800	86.1450	92.6800
2010
Quarter ended March 31	93.4400	88.5300	93.4400
Quarter ended June 30	94.2600	88.4450	88.4900
Quarter ended September 30	88.5600	88.5600	83.5400
Quarter ended December 31	84.3800	80.5500	81.7450
2011
Quarter ended March 31	83.8600	78.7500	82.8800
Quarter ended June 30	85.4300	79.8900	80.7600
Quarter ended September 30	81.2500	76.2450	77.0800
Quarter ended December 31	78.2800	75.7600	76.9400
2012
Quarter ended March 31	83.7850	76.1300	82.2950
Quarter ending June 30 (through May 29, 2012)	82.4600	79.2300	79.4900

SUPPLEMENTAL DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

The following section supplements the discussion of U.S. Federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin LLP, counsel to The Goldman Sachs Group, Inc.  It applies to you only if you hold your notes as a capital asset for tax purposes.  This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•                  a dealer in securities or currencies;

•                  a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•                  a bank;

•                  a regulated investment company;

•                  a life insurance company;

•                  a tax-exempt organization;

•                  a person that owns the notes as a hedge or that is hedged against interest rate risks;

•                  a person that owns the notes as part of a straddle or conversion transaction for tax purposes; or

•                  a United States holder whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect.  These laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This subsection describes the tax consequences to a United States holder.  You are a United States holder if you are a beneficial owner of notes and you are:

•                  a citizen or resident of the United States;

•                  a domestic corporation;

•                  an estate whose income is subject to U.S. federal income tax regardless of its source; or

•                  a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this section does not apply to you and you should refer to “— United States Alien Holders” below.

Your notes will be treated as a debt instrument subject to special rules governing contingent payment instruments for U.S. federal income tax purposes.  Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for your notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule.  This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes (the “comparable yield”) and then determining as of the issue date a payment schedule that would produce the comparable yield.  These rules will generally have the effect of requiring you to include amounts in income in respect of your notes prior to your receipt of cash attributable to such income.

We have determined that the comparable yield for the notes is equal to      % per annum, compounded semi-annually, with a projected payment at maturity of $      based on an investment of $1,000.  Based on this comparable yield, if you are an initial holder that holds a note until maturity and you pay your taxes on a calendar year basis, we have determined that you would be required to report the following amounts as ordinary income, not taking into account any positive or negative adjustments you may be required to take into account based on the actual payments on the notes, from the note each year:

Accrual Period	Interest Deemed to Accrue During Accrual Period (per $1,000 note)	Total Interest Deemed to Have Accrued from Original Issue Date (per $1,000 note) as of End of Accrual Period through December 31, 2012
January 1, 2013 through December 31, 2013
January 1, 2014 through December 31, 2014
January 1, 2015 through December 31, 2015
January 1, 2016 through December 31, 2016
January 1, 2017 through

You are required to use the comparable yield and projected payment schedule that we compute in determining your interest accruals in respect of your notes, unless you timely disclose and justify on your U.S. federal income tax return the use of a different comparable yield and projected payment schedule.

The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of your notes, and we make no representation regarding the amount of contingent payments with respect to your notes.

If you purchase your notes at a price other than their adjusted issue price determined for tax purposes, you must determine the extent to which the difference between the price you paid for your notes and their adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and reasonably allocate the difference accordingly.  The adjusted issue price of your notes will equal your notes’ original issue price plus any interest deemed to be accrued on your notes (under the rules governing contingent payment instruments) as of the time you purchase your notes.  The original issue price of your notes will be the first price at which a substantial amount of the notes is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.  Therefore, you may be required to make the adjustments described above even if you purchase your notes in the initial offering if you purchase your notes at a price other than the issue price.

If the adjusted issue price of your notes is greater than the price you paid for your notes, you must make positive adjustments increasing (i) the amount of interest that you would otherwise accrue and include in income each year, and (ii) the amount of ordinary income (or decreasing the amount of ordinary loss) recognized upon redemption or maturity by the amounts allocated to each of interest and projected payment schedule; if the adjusted issue price of your notes is less than the price you paid for your notes, you must make negative adjustments, decreasing  (i) the amount of interest that you must include in income each year, and (ii) the amount of ordinary income (or increasing the amount of ordinary loss) recognized upon maturity by the amounts allocated to each of interest and projected payment schedule.  Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

You will recognize income or loss upon the sale, exchange, or maturity of your notes in an amount equal to the difference, if any, between the cash amount you receive at such time and your adjusted basis in your notes.  In general, your adjusted basis in your notes will equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes (in accordance with the comparable yield and the projected payment schedule for your notes), increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchase your notes at a price other than the adjusted issue price determined for tax purposes.

Any income you recognize upon the sale, exchange, or maturity of your notes will be ordinary interest income.  Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and thereafter, capital loss.  If you are a noncorporate holder, you would generally be able to use such ordinary loss to offset your income only in the taxable year in which you recognize the ordinary loss and would generally not be able to carry such ordinary loss forward or back to offset income in other taxable years.

United States Alien Holders

If you are a United States alien holder, please see the discussion under “United States Taxation— Taxation of Debt Securities— United States Alien Holders” in the accompanying prospectus for a description of the tax consequences relevant to you.  You are a United States alien holder if you are the beneficial owner of the notes and are, for U.S. federal income tax purposes:

•                  a nonresident alien individual;

•                  a foreign corporation; or

•                  an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.

Backup Withholding and Information Reporting

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction.  The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests.  Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption.  In general, available exemptions are:  transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code).  The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a nonexempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA or, with respect to a governmental plan under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and no advice provided by The Goldman Sachs Group, Inc. or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a government plan, an IRA or a Keogh plan) and propose to invest in the notes, you should consult your legal counsel.

SUPPLEMENTAL PLAN OF DISTRIBUTION

The Goldman Sachs Group, Inc. expects to agree to sell to Goldman, Sachs & Co., and Goldman, Sachs & Co. expects to agree to purchase from The Goldman Sachs Group, Inc., the aggregate face amount of the notes specified on the front cover of this prospectus supplement. Goldman, Sachs & Co. proposes initially to offer the notes to the public at the original issue price set forth on the front cover page of this prospectus supplement.

In the future, Goldman, Sachs & Co. or other affiliates of The Goldman Sachs Group, Inc. may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. The Goldman Sachs Group, Inc. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $            . For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

We have been advised by Goldman, Sachs & Co. that it intends to make a market in the notes. However, neither Goldman, Sachs & Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus supplement or the accompanying prospectus.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  This prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

Prospectus Supplement

$

The Goldman Sachs Group, Inc.

Basket-Linked Notes due

(Linked to the Best Performing of Three Baskets, Each Reflecting Differently Weighted Currency, Commodity, Equity and Treasury Bond Exposures)

Medium-Term Notes, Series D

_________________________

_________________________

Goldman, Sachs & Co.

Page
Summary Information	S-1
Hypothetical Examples	S-7
Additional Risk Factors Specific to Your Notes	S-10
Specific Terms of Your Notes	S-30
Use of Proceeds and Hedging	S-43
The Baskets	S-44
The Underliers	S-46
Supplemental Discussion of Federal Income Tax Consequences	S-85
Employee Retirement Income Security Act	S-88
Supplemental Plan of Distribution	S-89

Prospectus Supplement dated September 19, 2011
Use of Proceeds	S-2
Description of Notes We May Offer	S-3
United States Taxation	S-25
Employee Retirement Income Security Act	S-26
Supplemental Plan of Distribution	S-27
Validity of the Notes	S-28

Prospectus dated September 19, 2011
Available Information	2
Prospectus Summary	4
Use of Proceeds	8
Description of Debt Securities We May Offer	9
Description of Warrants We May Offer	33
Description of Purchase Contracts We May Offer	48
Description of Units We May Offer	53
Description of Preferred Stock We May Offer	58
The Issuer Trusts	65
Description of Capital Securities and Related Instruments	67
Description of Capital Stock of The Goldman Sachs Group, Inc.	88
Legal Ownership and Book-Entry Issuance	92
Considerations Relating to Floating Rate Debt Securities	97
Considerations Relating to Securities Issued in Bearer Form	98
Considerations Relating to Indexed Securities	102
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	105
Considerations Relating to Capital Securities	108
United States Taxation	112
Plan of Distribution	135
Conflicts of Interest	137
Employee Retirement Income Security Act	138
Validity of the Securities	139
Experts	139
Review of Unaudited Condensed Consolidated Financial Statements by Independent Registered Public Accounting Firm	139
Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995	140